Exhibit 99.8

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT dated as of July 22, 2014 (this “Agreement”) is among THE BANK OF NOVA SCOTIA (“BNS”), which has an office at 40 King Street West, 55th Floor, Toronto, Ontario, Canada M5H 1H1 (as Administrative Agent, together with its successors and assigns in such capacity under the RPA referred to below, the “Administrative Agent”), LIBERTY STREET FUNDING LLC, a Delaware limited liability company (“Liberty”), THE BANK OF NEW YORK MELLON, a New York banking corporation, with an office at 101 Barclay Street, 7W, New York, New York 10286 (as Trustee under the 2001 Indenture referred to below, the “2001 Bond Trustee”), CONSUMERS FUNDING LLC, a Delaware limited liability company with an office at One Energy Plaza, Jackson, Michigan 49201 (the “2001 Bond Issuer”), THE BANK OF NEW YORK MELLON, a New York banking corporation, with an office at 101 Barclay Street, 7W, New York, New York 10286 (as Trustee under the 2014 Indenture referred to below, the “2014 Bond Trustee”), CONSUMERS 2014 SECURITIZATION FUNDING LLC, a Delaware limited liability company with an office at One Energy Plaza, Jackson, Michigan 49201 (the “2014 Bond Issuer”), CONSUMERS RECEIVABLES FUNDING II, LLC, a special purpose Delaware limited liability company and wholly-owned subsidiary of Consumers Energy Company with an office at One Energy Plaza, Jackson, Michigan 49201 (“CRF”), and CONSUMERS ENERGY COMPANY, a Michigan corporation with an office at One Energy Plaza, Jackson, Michigan 49201 (in its individual capacity, “Consumers”).

WHEREAS, pursuant to the Receivables Sale Agreement, dated as of May 22, 2003, as amended, restated, supplemented or otherwise modified from time to time, between CRF, as Buyer, and Consumers, as Originator (the “RSA”), Consumers has transferred and may hereafter transfer all of its right and title to, and interest in, its Receivables (as defined in the RSA) to CRF; and

WHEREAS, pursuant to the Amended and Restated Receivables Purchase Agreement, dated as of November 23, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”), among CRF, as Seller, Consumers, as servicer, the entities party thereto from time to time as Conduits (the “Conduits”), the entities party thereto from time to time as Financial Institutions (the “Financial Institutions” and, together with the Conduits, collectively, the “Purchasers”), the entities party thereto from time to time as Managing Agents (the “Managing Agents”) and the Administrative Agent (as assignee of JPMorgan Chase Bank, N.A.), CRF has sold and may hereafter sell interests in the Receivables (as defined in the RPA; subsequent references to “Receivables” herein are to “Receivables” as defined in the RPA unless expressly stated to the contrary) to the Administrative Agent, on behalf of the Purchasers; and

WHEREAS, pursuant to the RPA, Consumers as servicer (in such capacity, including any successors and assigns, the “Receivables Servicer”) on behalf of the Purchasers has agreed to provide servicing functions with respect to Collections of the Receivables (the “Receivables Collections”); and

WHEREAS, pursuant to the Sale Agreement, dated as of November 8, 2001, between Consumers and the 2001 Bond Issuer (the “2001 Sale Agreement”), Consumers has sold all of its 2001 Securitization Property (which includes the 2001 Securitization Charge) to the 2001 Bond

Issuer, and pursuant to the Servicing Agreement, dated as of November 8, 2001, between Consumers and the 2001 Bond Issuer attached as Exhibit B hereto (the “2001 Servicing Agreement”), Consumers has agreed to service the 2001 Securitization Property on behalf of the 2001 Bond Issuer; and

WHEREAS, pursuant to the terms of the Indenture dated as of November 8, 2001 between the 2001 Bond Issuer and the 2001 Bond Trustee, as supplemented by one or more Series Supplements (collectively, the “2001 Indenture”), the 2001 Bond Issuer, among other things, has granted to the 2001 Bond Trustee a security interest in the 2001 Securitization Property and certain of its other assets to secure, among other things, the securitization bonds issued pursuant to the 2001 Indenture (the “2001 Securitization Bonds”); and

WHEREAS, pursuant to the 2001 Servicing Agreement, Consumers’ obligations as the servicer (in such capacity, including any successors and assigns, the “2001 Bond Servicer”) under the 2001 Servicing Agreement on behalf of the 2001 Bond Issuer include the collection of the 2001 Securitization Charge; and

WHEREAS, pursuant to the Securitization Property Sale Agreement, dated as of July 22, 2014, between Consumers and the 2014 Bond Issuer (the “2014 Sale Agreement”), Consumers has sold all of its 2014 Securitization Property (which includes the 2014 Securitization Charge) to the 2014 Bond Issuer, and pursuant to the Securitization Property Servicing Agreement, dated as of July 22, 2014, between Consumers and the 2014 Bond Issuer attached as Exhibit C hereto (the “2014 Servicing Agreement”), Consumers has agreed to service the 2014 Securitization Property on behalf of the 2014 Bond Issuer; and

WHEREAS, pursuant to the terms of the Indenture dated as of July 22, 2014 between the 2014 Bond Issuer and the 2014 Bond Trustee, as supplemented by one or more Series Supplements (collectively, the “2014 Indenture”), the 2014 Bond Issuer, among other things, has granted to the 2014 Bond Trustee a security interest in the 2014 Securitization Property and certain of its other assets to secure, among other things, the securitization bonds issued pursuant to the 2014 Indenture (the “2014 Securitization Bonds”); and

WHEREAS, pursuant to the 2014 Servicing Agreement, Consumers’ obligations as the servicer (in such capacity, including any successors and assigns, the “2014 Bond Servicer”) under the 2014 Servicing Agreement on behalf of the 2014 Bond Issuer include the collection of the 2014 Securitization Charge; and

WHEREAS, Receivables Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections and related bank accounts in which the same may be deposited are the subject of the RSA, the RPA, the 2001 Sale Agreement, the 2001 Indenture, the 2001 Servicing Agreement, the 2014 Sale Agreement, the 2014 Indenture and the 2014 Servicing Agreement; and

WHEREAS, the parties hereto wish to agree upon their respective rights relating to such Receivables Collections, 2001 Securitization Charge Collections, 2014 Securitization Charge Collections and any bank accounts into which the same may be deposited, as well as other matters of common interest to them that arise under or result from the co-existence of the RSA,

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the RPA, the 2001 Sale Agreement, the 2001 Indenture, the 2001 Servicing Agreement, the 2014 Sale Agreement, the 2014 Indenture and the 2014 Servicing Agreement; and

WHEREAS, defined terms not otherwise defined herein have the respective meanings set forth in Exhibit A hereto;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.                                      General.  The Administrative Agent, CRF, the 2014 Bond Trustee and the 2014 Bond Issuer hereby acknowledge the ownership interest of the 2001 Bond Issuer in the 2001 Transferred Securitization Property, including revenues, collections, payments, money and proceeds arising therefrom (the “2001 Bond Issuer Assets”) and the security interest in favor of the 2001 Bond Trustee in such assets (the “2001 Bond Trustee Collateral”).  The Administrative Agent, CRF, the 2001 Bond Trustee and the 2001 Bond Issuer hereby acknowledge the ownership interest of the 2014 Bond Issuer in the 2014 Transferred Securitization Property, including revenues, collections, payments, money and proceeds arising therefrom (the “2014 Bond Issuer Assets”) and the security interest in favor of the 2014 Bond Trustee in such assets (the “2014 Bond Trustee Collateral”).  The 2001 Bond Trustee, the 2001 Bond Issuer, the 2014 Bond Trustee and the 2014 Bond Issuer hereby acknowledge the ownership interest of the Administrative Agent and CRF in the Receivables.  The Administrative Agent, CRF, the 2014 Bond Trustee and the 2014 Bond Issuer further acknowledge that, notwithstanding anything in the RSA, the RPA, the 2014 Indenture or the 2014 Sale Agreement to the contrary, none of them has any interest in the 2001 Bond Issuer Assets or the 2001 Bond Trustee Collateral.  The Administrative Agent, CRF, the 2001 Bond Trustee and the 2001 Bond Issuer further acknowledge that, notwithstanding anything in the RSA, the RPA, the 2001 Indenture or the 2001 Sale Agreement to the contrary, none of them has any interest in the 2014 Bond Issuer Assets or the 2014 Bond Trustee Collateral.  Each of the 2001 Bond Trustee, the 2001 Bond Issuer, the 2014 Bond Trustee and the 2014 Bond Issuer further acknowledges that, notwithstanding anything in the 2001 Sale Agreement, the 2001 Indenture, the 2014 Sale Agreement or the 2014 Indenture to the contrary, it has no interest in the Receivables.  Each of the parties hereto agrees that the determination of the assets that constitute 2001 Securitization Charge Collections in respect of the 2001 Transferred Securitization Property shall be made in accordance with the calculation methodology set forth in Annex 2 to the 2001 Servicing Agreement.  Each of the parties hereto agrees that the determination of the assets that constitute 2014 Securitization Charge Collections in respect of the 2014 Transferred Securitization Property shall be made in accordance with the calculation methodology set forth in Exhibit A to the 2014 Servicing Agreement.  It is understood and agreed that neither such Annex 2 to the 2001 Servicing Agreement nor such Exhibit A to the 2014 Servicing Agreement will be amended or modified without the prior written consent of each of the parties hereto.

2.                                      Collections.

(a)                                 Each of the parties hereto acknowledges that Receivables Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections will be deposited into any of:

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(i)                                     account no. 1242263 at JPMorgan Chase Bank, N.A.;

(ii)                                  account no. 4006909862 at PNC Bank, National Association;

(iii)                               account nos. 7164496916 and 7166887732 at Fifth Third Bank; or

(iv)                              account no. 1076119914 at Comerica Bank

(each, together with any additional or replacement account agreed to in writing by the Administrative Agent, the 2001 Bond Trustee subject to the 2001 Rating Agency Condition (as defined below) and the 2014 Bond Trustee subject to the 2014 Rating Agency Condition (as defined below), an “Account” and, collectively, the “Accounts”) held by CRF.  For the avoidance of doubt, the removal of an Account no longer used for deposits of Receivables Collections, 2001 Securitization Charge Collections or 2014 Securitization Charge Collections where one or more other Accounts continue to be used for deposits of Receivables Collections, 2001 Securitization Charge Collections or 2014 Securitization Charge Collections shall not require any such agreement by the Administrative Agent, the 2001 Bond Trustee or the 2014 Bond Trustee, but the Administrative Agent, the 2001 Bond Trustee and the 2014 Bond Trustee shall be informed in writing by Consumers or CRF of any such removal of an Account.  Consumers in its respective capacities as Receivables Servicer, as 2001 Bond Servicer and as 2014 Bond Servicer, and on behalf of its successors and assigns in such capacities, agrees that it will (A) allocate amounts in the Accounts on a daily basis among Receivables Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections in accordance with the calculation methodology set forth in Annex 2 to the 2001 Servicing Agreement and Exhibit A to the 2014 Servicing Agreement and (B) thereafter (x) apply Receivables Collections in accordance with the RPA, (y) apply 2001 Securitization Charge Collections in accordance with the 2001 Servicing Agreement and (z) apply 2014 Securitization Charge Collections in accordance with the 2014 Servicing Agreement.  Each of the parties hereto shall have the right to require an accounting from time to time of collections, allocations and remittances by Consumers in its capacity as collection agent relating to the Accounts.

(b)                                 The 2001 Bond Trustee, the 2001 Bond Issuer, the 2014 Bond Trustee and the 2014 Bond Issuer waive any interest in deposits to the Accounts to the extent that they are properly allocable to Receivables Collections, the Administrative Agent, CRF, the 2014 Bond Trustee and the 2014 Bond Issuer waive any interest in deposits to the Accounts to the extent that they are properly allocable to 2001 Securitization Charge Collections, and the Administrative Agent, CRF, the 2001 Bond Trustee and the 2001 Bond Issuer waive any interest in deposits to the Accounts to the extent that they are properly allocable to 2014 Securitization Charge Collections.  Each of the parties hereto acknowledges the respective ownership and security interests of the others in the deposits to the Accounts to the extent of their respective interests as described in this Agreement.

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3.                                      Property Rights.

(a)                                 The Administrative Agent, CRF, the 2014 Bond Issuer and the 2014 Bond Trustee hereby acknowledge that, notwithstanding anything in the RSA, the RPA, the P.O. Box Transfer Notices, the Collection Account Agreements, the 2014 Sale Agreement or the 2014 Indenture to the contrary, all 2001 Securitization Charge Collections are property of the 2001 Bond Issuer pledged to the 2001 Bond Trustee, subject to the terms of the 2001 Indenture, the 2001 Sale Agreement and the 2001 Servicing Agreement.  The Administrative Agent, CRF, the 2001 Bond Issuer and the 2001 Bond Trustee hereby acknowledge that, notwithstanding anything in the RSA, the RPA, the P.O. Box Transfer Notices, the Collection Account Agreements, the 2001 Sale Agreement or the 2001 Indenture to the contrary, all 2014 Securitization Charge Collections are property of the 2014 Bond Issuer pledged to the 2014 Bond Trustee, subject to the terms of the 2014 Indenture, the 2014 Sale Agreement and the 2014 Servicing Agreement.  Each of the 2001 Bond Issuer, the 2001 Bond Trustee, the 2014 Bond Issuer and the 2014 Bond Trustee hereby acknowledges that, notwithstanding anything in the 2001 Sale Agreement, the 2001 Indenture, the 2014 Sale Agreement or the 2014 Indenture to the contrary, all Receivables Collections are the property of the Administrative Agent and CRF, subject to the terms of the RSA and the RPA.

(b)                                 Each of the Administrative Agent, CRF, the 2014 Bond Issuer and the 2014 Bond Trustee hereby releases all liens and security interests of any kind whatsoever that the Administrative Agent, CRF, the 2014 Bond Issuer or the 2014 Bond Trustee (or any trustee or agent acting on its behalf) may hold in the 2001 Transferred Securitization Property.  Each of the Administrative Agent, CRF, the 2014 Bond Issuer and the 2014 Bond Trustee agrees, upon the reasonable request of the 2001 Bond Servicer or the 2001 Bond Trustee, to execute and deliver to the 2001 Bond Trustee such UCC partial release statements and other documents and instruments, and to do such other acts and things, as the 2001 Bond Servicer or the 2001 Bond Trustee may reasonably request in order to evidence the release provided for in this Section 3(b) and/or to execute and deliver to the 2001 Bond Trustee UCC financing statement amendments to exclude the 2001 Transferred Securitization Property from the assets covered by any existing UCC financing statements relating to the Receivables; provided, however, that failure to execute and deliver any such partial release statements, financing statement amendments, documents or instruments, or to do such acts and things, shall not affect or impair the release provided for in this Section 3(b).

(c)                                  Each of the Administrative Agent, CRF, the 2001 Bond Issuer and the 2001 Bond Trustee hereby releases all liens and security interests of any kind whatsoever that the Administrative Agent, CRF, the 2001 Bond Issuer or the 2001 Bond Trustee (or any trustee or agent acting on its behalf) may hold in the 2014 Transferred Securitization Property.  Each of the Administrative Agent, CRF, the 2001 Bond Issuer and the 2001 Bond Trustee agrees, upon the reasonable request of the 2014 Bond Servicer or the 2014 Bond Trustee, to execute and deliver to the 2014 Bond Trustee such UCC partial release statements and other documents and instruments, and to do such other acts and things, as the 2014 Bond Servicer or the 2014 Bond Trustee may reasonably request in order to evidence the release provided for in this Section 3(c) and/or to execute and deliver to the

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2014 Bond Trustee UCC financing statement amendments to exclude the 2014 Transferred Securitization Property from the assets covered by any existing UCC financing statements relating to the Receivables; provided, however, that failure to execute and deliver any such partial release statements, financing statement amendments, documents or instruments, or to do such acts and things, shall not affect or impair the release provided for in this Section 3(c).

(d)                                 Each of the 2001 Bond Issuer, the 2001 Bond Trustee, the 2014 Bond Issuer and the 2014 Bond Trustee hereby releases all liens and security interests of any kind whatsoever that any of them may hold in the Receivables.  Each of the 2001 Bond Issuer, the 2001 Bond Trustee, the 2014 Bond Issuer and the 2014 Bond Trustee agrees, upon the reasonable request of the Administrative Agent or CRF, to execute and deliver to the Administrative Agent or CRF, as applicable, such UCC partial release statements and other documents and instruments, and to do such other acts and things, as the Administrative Agent or CRF may reasonably request in order to evidence the release provided for in this Section 3(d) and/or to execute and deliver to the Administrative Agent or CRF, as applicable, UCC financing statement amendments to exclude such Receivables from the assets covered by any existing UCC financing statements relating to the 2001 Transferred Securitization Property or the 2014 Transferred Securitization Property; provided, however, that failure to execute and deliver any such partial release statements, financing statement amendments, documents or instruments, or to do such acts and things, shall not affect or impair the release provided for in this Section 3(d).

4.                                      Applicability.  The acknowledgments contained in Section 1, Section 2 and Section 3 of this Agreement are applicable irrespective of the time or order of attachment or perfection of security or ownership interests or the time or order of filing or recording of financing statements or mortgages.

5.                                      Recognition.

(a)                                 Subject to the remaining provisions of this Section 5(a), the Administrative Agent, CRF, the 2014 Bond Issuer and the 2014 Bond Trustee recognize the existence of rights in favor of the 2001 Bond Trustee under the 2001 Indenture to replace Consumers as 2001 Bond Servicer under the 2001 Servicing Agreement, the Administrative Agent, CRF, the 2001 Bond Issuer and the 2001 Bond Trustee recognize the existence of rights in favor of the 2014 Bond Trustee under the 2014 Indenture to replace Consumers as 2014 Bond Servicer under the 2014 Servicing Agreement, and the 2001 Bond Issuer, the 2001 Bond Trustee, the 2014 Bond Issuer and the 2014 Bond Trustee recognize the existence of rights in favor of the Administrative Agent under the RPA to replace Consumers as Receivables Servicer under the RPA.  If the 2001 Bond Trustee is entitled to and desires to exercise its right to replace Consumers or its successor as 2001 Bond Servicer under the 2001 Servicing Agreement, or if the 2014 Bond Trustee is entitled to and desires to exercise its right to replace Consumers or its successor as 2014 Bond Servicer under the 2014 Servicing Agreement, or if the Administrative Agent is entitled to and desires to exercise its right to replace Consumers or its successor as Receivables Servicer under the RPA, the party desiring to exercise such right shall give written notice to the other parties (the “Servicer Notice”) and shall

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consult with the other parties with respect to the person or entity that would replace Consumers or its successor in such capacities.  Any successor in such capacities shall be agreed to by each of the 2001 Bond Trustee, the 2014 Bond Trustee and the Administrative Agent within ten Business Days of the date of the Servicer Notice and shall be subject to the 2001 Rating Agency Condition and the 2014 Rating Agency Condition.  In recognition of the fact that the rights and duties of the 2001 Bond Servicer under the 2001 Servicing Agreement, the 2014 Bond Servicer under the 2014 Servicing Agreement and of the Receivables Servicer under the RPA overlap in certain circumstances, the parties agree that, except as provided in Section 5(b) of this Agreement, the 2001 Bond Servicer, the 2014 Bond Servicer and the Receivables Servicer shall be the same person or entity.  The person or entity named as replacement 2001 Bond Servicer, replacement 2014 Bond Servicer and replacement Receivables Servicer in accordance with this Section 5(a) is referred to herein as the “Replacement Servicer”.  In the event that the 2001 Bond Trustee, the 2014 Bond Trustee and the Administrative Agent cannot agree on a Replacement Servicer, any of such parties may petition a court of competent jurisdiction for appointment of a Replacement Servicer and, absent such agreement on a Replacement Servicer, the parties shall accept the Replacement Servicer appointed through such judicial action.  In furtherance of the foregoing entitlements, the parties hereto agree to cooperate with each other and make available to each other or any Replacement Servicer any and all records and other data relevant to the Receivables Collections, the 2001 Securitization Charge Collections and the 2014 Securitization Charge Collections, and to the Accounts that they may have in their possession or may from time to time receive from Consumers, the Receivables Servicer, the 2001 Bond Servicer and the 2014 Bond Servicer, including, without limitation, any and all computer programs, data files, documents, instruments, files and records and any receptacles and cabinets containing the same.  Consumers hereby consents to the release of information regarding Consumers in connection with the foregoing.

(b)                                 In the event that the 2001 Bond Trustee is entitled to and desires to exercise its rights to take control of 2001 Securitization Charge Collections, the 2014 Bond Trustee is entitled to and desires to exercise its rights to take control of 2014 Securitization Charge Collections, or the Administrative Agent is entitled to and desires to exercise its rights to take control of Receivables Collections, then the parties hereto agree that BNS, if and for so long as it is rated not less than A+ by S&P and A1 by Moody’s, or, if BNS is unable or unwilling to act in that capacity, such other financial institution as is selected by the 2001 Bond Trustee, the 2014 Bond Trustee and the Administrative Agent subject to satisfaction of the 2001 Rating Agency Condition and the 2014 Rating Agency Condition (the “Designated Account Holder”) shall (i) use commercially reasonable efforts to take control of the Accounts (by delivering to each of the banks holding one or more of the Accounts a notice in the appropriate form set forth in Exhibit VI to the RPA, a conformed copy of which is attached hereto as Exhibit A (a “Collection Notice”)), (ii) cooperate with the 2001 Bond Trustee and the 2014 Bond Trustee and provide to the 2001 Bond Trustee and the 2014 Bond Trustee any necessary information in the Designated Account Holder’s possession in connection with the delivery by the 2001 Bond Trustee and the 2014 Bond Trustee to the obligors under the Receivables, the 2001 Securitization Charges and the 2014 Securitization Charges of a

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notification to the effect that the 2001 Securitization Charge Collections are owned by the 2001 Bond Issuer and have been pledged to the 2001 Bond Trustee and that the 2014 Securitization Charge Collections are owned by the 2014 Bond Issuer and have been pledged to the 2014 Bond Trustee, (iii) allocate Receivables Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections in accordance with Section 2(a) of this Agreement in accordance with the calculation methodology set forth in Annex 2 to the 2001 Servicing Agreement and Exhibit A to the 2014 Servicing Agreement on the basis of billing information provided to the Designated Account Holder by Consumers or the Replacement Servicer, as applicable; provided, that if Consumers or the Replacement Servicer, as applicable, fails to provide such billing information for any billing month, the Designated Account Holder shall make such allocation on the basis of the billing information for the last month for which such information was provided, (iv) remit Receivables Collections in accordance with the instructions of the Receivables Servicer, remit 2001 Securitization Charge Collections in accordance with the instructions of the 2001 Bond Servicer and remit 2014 Securitization Charge Collections in accordance with the instructions of the 2014 Bond Servicer, and (v) maintain records as to the amounts deposited into the Accounts, the amounts remitted therefrom and the application and allocation of such amounts as provided in Section 5(b)(iii) and Section 5(b)(iv) of this Agreement; provided, that the Designated Account Holder shall not be required to take any action at the request of the Administrative Agent, the 2001 Bond Trustee or the 2014 Bond Trustee unless the Designated Account Holder has been assured to its satisfaction that it will be indemnified by Consumers against any and all liability and expense that it may incur in taking or continuing to take such action.  The fees and expenses of the Designated Account Holder shall be payable from amounts deposited into the Accounts on a pro rata basis as among Receivables Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections; provided, that the portion of those fees and expenses allocable to 2001 Securitization Charge Collections shall be payable by the 2001 Bond Servicer from the servicer fees provided for in the 2001 Servicing Agreement and the portion of those fees and expenses allocable to 2014 Securitization Charge Collections shall be payable by the 2014 Bond Servicer from the servicer fees provided for in the 2014 Servicing Agreement.  The 2001 Bond Trustee, the 2001 Bond Issuer, the 2014 Bond Trustee, the 2014 Bond Issuer, the Administrative Agent and CRF shall each have the right to require an accounting from time to time (but not more frequently than monthly) of collections, allocations and remittances by the Designated Account Holder.

(c)                                  Subject to the provisions of this Section 5, the parties hereto recognize the existence of rights in favor of the 2001 Bond Trustee under the 2001 Indenture to assume control of 2001 Securitization Charge Collections as provided in the 2001 Indenture, the 2001 Servicing Agreement, the Michigan Customer Choice and Electricity Reliability Act, 2000 PA 141 and 2000 PA 142, and the financing order issued to Consumers Energy Company by the Michigan Public Service Commission on October 24, 2000, as amended (whether by means of court ordered sequestration or otherwise), of the 2014 Bond Trustee under the 2014 Indenture to assume control of 2014 Securitization Charge Collections as provided in the 2014 Indenture, the 2014 Servicing Agreement, the Michigan Customer Choice and Electricity Reliability Act, 2000 PA 141 and 2000 PA 142, and the financing order issued to Consumers Energy Company by the Michigan

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Public Service Commission on December 6, 2013, as amended (whether by means of court ordered sequestration or otherwise), and of the Administrative Agent under the RPA to assume control of Receivables Collections as provided in the RPA.  Notwithstanding the foregoing, in no event may the 2001 Bond Trustee take any action with respect to the 2001 Securitization Charge Collections in a manner that would result in the 2001 Bond Trustee obtaining possession of, or any control over, 2014 Securitization Charge Collections or Receivables Collections.  In the event that the 2001 Bond Trustee obtains possession of any Receivables Collections, the 2001 Bond Trustee shall notify the Administrative Agent of such fact, shall hold them in trust and shall promptly deliver them to the Administrative Agent upon request.  In the event that the 2001 Bond Trustee obtains possession of any 2014 Securitization Charge Collections, the 2001 Bond Trustee shall notify the 2014 Bond Trustee of such fact, shall hold them in trust and shall promptly deliver them to the 2014 Bond Trustee upon request.  Notwithstanding the foregoing, in no event may the 2014 Bond Trustee take any action with respect to the 2014 Securitization Charge Collections in a manner that would result in the 2014 Bond Trustee obtaining possession of, or any control over, 2001 Securitization Charge Collections or Receivables Collections.  In the event that the 2014 Bond Trustee obtains possession of any Receivables Collections, the 2014 Bond Trustee shall notify the Administrative Agent of such fact, shall hold them in trust and shall promptly deliver them to the Administrative Agent upon request.  In the event that the 2014 Bond Trustee obtains possession of any 2001 Securitization Charge Collections, the 2014 Bond Trustee shall notify the 2001 Bond Trustee of such fact, shall hold them in trust and shall promptly deliver them to the 2001 Bond Trustee upon request.  Notwithstanding the foregoing, in no event may the Administrative Agent or CRF take any action with respect to the Receivables Collections in a manner that would result in the Administrative Agent or CRF, as applicable, obtaining possession of, or any control over, 2001 Securitization Charge Collections, 2014 Securitization Charge Collections or any Account, except as provided in Section 5(b) of this Agreement.  In the event that the Administrative Agent or CRF obtains possession of any 2001 Securitization Charge Collections, the Administrative Agent or CRF, as applicable, shall notify the 2001 Bond Trustee of such fact, shall hold them in trust and shall promptly deliver them to the 2001 Bond Trustee upon request.  In the event that the Administrative Agent or CRF obtains possession of any 2014 Securitization Charge Collections, the Administrative Agent or CRF, as applicable, shall notify the 2014 Bond Trustee of such fact, shall hold them in trust and shall promptly deliver them to the 2014 Bond Trustee upon request.

(d)                                 Anything in this Agreement to the contrary notwithstanding, any action taken by the 2001 Bond Trustee, the 2014 Bond Trustee or the Administrative Agent pursuant to Section 5(a) of this Agreement shall be subject to the 2001 Rating Agency Condition, the 2014 Rating Agency Condition and the consent, if required by law, regulation or regulatory order, of the Michigan Public Service Commission.  For the purposes of this Agreement, the “2001 Rating Agency Condition” means, with respect to any action, at least ten business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the 2001 Bond Servicer, the 2001 Bond Trustee and the 2001 Bond Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of the 2001 Securitization Bonds issued by the 2001 Bond Issuer;

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provided, that, if within such ten business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) the 2001 Bond Issuer shall be required to confirm that such rating agency has received the 2001 Rating Agency Condition request, and if it has, promptly request the related 2001 Rating Agency Condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five business days following such second request, the applicable 2001 Rating Agency Condition requirement shall not be deemed to apply to such rating agency; and, for the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent).  For the purposes of this Agreement, the “2014 Rating Agency Condition” means, with respect to any action, at least ten business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the 2014 Bond Servicer, the 2014 Bond Trustee and the 2014 Bond Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of the 2014 Securitization Bonds issued by the 2014 Bond Issuer; provided, that, if within such ten business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) the 2014 Bond Issuer shall be required to confirm that such rating agency has received the 2014 Rating Agency Condition request, and if it has, promptly request the related 2014 Rating Agency Condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five business days following such second request, the applicable 2014 Rating Agency Condition requirement shall not be deemed to apply to such rating agency; and, for the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent).  The parties hereto acknowledge and agree that the approval or the consent of the rating agencies that is required in order to satisfy the 2001 Rating Agency Condition or the 2014 Rating Agency Condition is not subject to any standard of commercial reasonableness, and the parties are bound to satisfy this condition whether or not the rating agencies are unreasonable or arbitrary.

6.                                      No Obligations.

(a)                                 Subject to Section 5(c) of this Agreement, neither CRF nor the Administrative Agent is the agent of, or owes any fiduciary obligation to, the 2001 Bond Trustee, the 2001 Bond Issuer, the holders of securitization bonds issued under the 2001 Indenture, the 2014 Bond Trustee, the 2014 Bond Issuer, the holders of securitization bonds issued under the 2014 Indenture or any other party under this Agreement.  Each of the 2001 Bond Trustee (on behalf of itself and the holders of securitization bonds issued under the 2001 Indenture), the 2001 Bond Issuer, the 2014 Bond Trustee (on behalf of itself and the holders of securitization bonds issued under the 2014 Indenture), the 2014 Bond Issuer and Consumers hereby waives any right that it may now have or hereafter

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acquire to make any claim against CRF or the Administrative Agent, in their respective capacities as such, on the basis of any such fiduciary obligation hereunder.  Subject to Section 5(c) of this Agreement, none of the 2001 Bond Trustee, the 2001 Bond Issuer, the 2014 Bond Trustee or the 2014 Bond Issuer is the agent of, or owes any fiduciary obligation to, CRF or the Administrative Agent or any other party under this Agreement.  Each of the Administrative Agent, Consumers and CRF hereby waives any right that it may now have or hereafter acquire to make any claim against the 2001 Bond Trustee, the 2001 Bond Issuer, the 2014 Bond Trustee or the 2014 Bond Issuer on the basis of any such fiduciary obligation hereunder.

(b)                                 Notwithstanding anything herein to the contrary, none of CRF, the Administrative Agent, the 2001 Bond Trustee, the 2001 Bond Issuer, the 2014 Bond Trustee or the 2014 Bond Issuer shall be required to take any action that exposes it to personal liability or that is contrary to the 2001 Indenture, the 2001 Servicing Agreement, the 2014 Indenture, the 2014 Servicing Agreement, the RSA, the RPA or applicable law.

(c)                                  None of CRF, the Administrative Agent, the 2001 Bond Trustee, the 2001 Bond Issuer, the 2014 Bond Trustee or the 2014 Bond Issuer or any of their respective directors, officers, managers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence, bad faith or willful misconduct.  Without limiting the foregoing, each of CRF, the Administrative Agent, the 2001 Bond Trustee, the 2001 Bond Issuer, the 2014 Bond Trustee and the 2014 Bond Issuer: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any party and shall not be responsible to any party for any statements, warranties or representations made by any other party in connection with this Agreement or any other agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other agreement on the part of any other party; and (iv) shall incur no liability under or in respect of this Agreement by acting upon any writing (which may be by facsimile) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

7.                                      No Amendments.  The Administrative Agent, Consumers, CRF, the Receivables Servicer, the 2001 Bond Servicer and the 2014 Bond Servicer agree that (a) the P.O. Box Transfer Notice in the form attached to the RPA as Exhibit XI and (b) the Collection Account Agreements in the forms attached to the RPA as Exhibit VI shall not be further amended, altered or supplemented in any material respect or terminated without the prior written consent of the 2001 Bond Trustee and the 2014 Bond Trustee; provided, however, that a Collection Account Agreement may be terminated without the prior written consent of the 2001 Bond Trustee and the 2014 Bond Trustee if the related Collection Account is no longer used for deposits of Receivables Collections, 2001 Securitization Charge Collections or 2014 Securitization Charge Collections where one or more other Accounts for which one or more Collection Account Agreements are in full force and effect continue to be used for deposits of Receivables Collections, 2001 Securitization Charge Collections or 2014 Securitization Charge Collections,

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but the 2001 Bond Trustee and the 2014 Bond Trustee shall be informed in writing by Consumers or CRF of any such termination of a Collection Account Agreement; provided, further, however, that each such Collection Account Agreement may be replaced without such consent if the replacement Collection Account Agreement contains a statement substantially similar to the following statement: “Consumers Energy and The Bank of Nova Scotia (“Secured Party”) further notify Depositary that the Secured Party’s interest in the Account and all amounts from time to time on deposit therein are held for the benefit of (A) the Purchasers, the Managing Agents and the Secured Party, (B) The Bank of New York Mellon, or any successor thereto, as trustee (the “2001 Bond Trustee”) under the Indenture dated as of November 8, 2001 (the “2001 Indenture”) between Consumers Funding LLC (the “2001 Bond Issuer”) and the 2001 Bond Trustee, as supplemented, (C) the 2001 Bond Issuer, as issuer of the securitization bonds issued pursuant to the 2001 Indenture, (D) The Bank of New York Mellon, or any successor thereto, as trustee (the “2014 Bond Trustee”) under the Indenture dated as of July 22, 2014 (the “2014 Indenture”) between Consumers 2014 Securitization Funding LLC (the “2014 Bond Issuer”) and the 2014 Bond Trustee, as supplemented, and (E) the 2014 Bond Issuer, as issuer of the securitization bonds issued pursuant to the 2014 Indenture, and that amounts on deposit are subject to the Intercreditor Agreement dated as of July 22, 2014 among such parties.”

8.                                      Cooperation.  The Administrative Agent, CRF, the 2001 Bond Trustee, the 2014 Bond Trustee and Consumers agree to cooperate with each other and to make available to each other or any Replacement Servicer any and all records and other data relevant to the 2001 Bond Issuer Assets, the 2014 Bond Issuer Assets and the Receivables that it may from time to time receive from Consumers (or its successor), including, without limitation, any and all computer programs, data files, documents, instruments, files and records and any receptacles and cabinets containing the same.

9.                                      No Joint Venture.  Nothing herein contained shall be deemed as effecting a joint venture among the Administrative Agent, CRF, Consumers, the 2001 Bond Issuer, the 2001 Bond Trustee, the 2014 Bond Issuer and the 2014 Bond Trustee.

10.                               True-Up Adjustments.  For the purpose of this Agreement, the Administrative Agent and CRF hereby consent and agree to the methods of adjustment of the 2001 Securitization Charges set forth in Section 4.01 of the 2001 Servicing Agreement and of the 2014 Securitization Charges set forth in Section 4.01 of the 2014 Servicing Agreement and irrevocably waive any right to object to or enjoin any such adjustment.

11.                               Termination.  This Agreement shall terminate upon such time that at least two of the following have occurred: (a) the payment in full of the securitization bonds issued under the 2001 Indenture; (b) the payment in full of the securitization bonds issued under the 2014 Indenture; and (c) the termination of the RSA and the RPA in accordance with their respective terms, except that the understandings and acknowledgments contained in Section 1, Section 2, Section 3, Section 4, Section 6 and Section 16 of this Agreement shall survive the termination of this Agreement (except that the last sentence of Section 1 of this Agreement shall not survive a termination of this Agreement effected by the occurrence of the events described in clause (a) and clause (b) above).  In addition, this Agreement shall terminate and be of no further force and effect: (i) with respect to the 2001 Bond Issuer, the 2001 Bond Trustee or the 2001 Bond Servicer, upon the payment in full of the securitization bonds issued under the 2001 Indenture,

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(ii) with respect to the 2014 Bond Issuer, the 2014 Bond Trustee and the 2014 Bond Servicer, upon the payment in full of the securitization bonds issued under the 2014 Indenture; and (c) with respect to the Administrative Agent, the Managing Agents, the Purchasers, BNS, Liberty, CRF and the Receivables Servicer, upon the termination of the RSA and the RPA in accordance with their respective terms.

12.                               Governing Law.

(a)                                 This Agreement shall be governed and construed in accordance with the internal laws (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to the law of conflicts) of the State of New York.

(b)                                 In connection with any suit, claim, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, each party hereto hereby consents to the in personam jurisdiction of any court of the State of New York or any U.S. federal court located in the Borough of Manhattan in the City of New York, State of New York.  Each party hereto agrees that service by registered mail, or any other form equivalent thereto (or, in the alternative, by any other means sufficient under applicable law, rules and regulations), at the addresses set forth in Section 19 of this Agreement shall be valid and sufficient for all purposes.  Each party hereto agrees to, and irrevocably waives any objection based on forum non conveniens or venue not to, appear in such state or U.S. federal court located in the Borough of Manhattan.  Each of Consumers, CRF, the 2001 Bond Issuer and the 2014 Bond Issuer irrevocably designates CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such action or proceeding and taking all such acts as may be necessary or appropriate in order to confer jurisdiction over it by such state or U.S. federal court in the Borough of Manhattan, and each of such parties stipulates that such appointment is irrevocable and coupled with an interest.

(c)                                  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.                               Further Assurances.  The Administrative Agent, CRF, Consumers, the 2001 Bond Issuer, the 2001 Bond Trustee, the 2001 Bond Servicer, the 2014 Bond Issuer, the 2014 Bond Trustee, the 2014 Bond Servicer and the Receivables Servicer agree to execute any and all agreements, instruments, financing statements, releases and other documents reasonably requested by any other party hereto in order to effectuate the intent of this Agreement.  In each case where a release is to be given pursuant to this Agreement, the term “release” shall include any documents or instruments necessary to effect a release, as contemplated by this Agreement. All releases, subordinations and other instruments submitted to the executing party are to be prepared at the expense of Consumers.

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14.                               Beneficiaries.  This Agreement is solely for the benefit of CRF, the Administrative Agent (individually and for the benefit of the Purchasers), the Purchasers, Consumers, the 2001 Bond Issuer, the 2001 Bond Trustee (individually and for the benefit of the holders of the securitization bonds issued under the 2001 Indenture), the 2001 Bond Servicer, the 2014 Bond Issuer, the 2014 Bond Trustee (individually and for the benefit of the holders of the securitization bonds issued under the 2014 Indenture), the 2014 Bond Servicer and the Receivables Servicer, and no other person or entity shall have any rights, benefits, priority or interest under or because of the existence of this Agreement.

15.                               Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

16.                               Bankruptcy Matters.

(a)                                 Notwithstanding any prior termination of this Agreement or the 2001 Indenture, each of the parties hereto hereby covenants and agrees that it shall not, prior to the date that is one year and one day after the termination of the 2001 Indenture and the payment in full of the securitization bonds issued under the 2001 Indenture, any other amounts owed under the 2001 Indenture, including, without limitation, any amounts owed to third-party credit enhancers or under any interest rate swap agreement, acquiesce, petition or otherwise invoke or cause the 2001 Bond Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the 2001 Bond Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the 2001 Bond Issuer or any substantial part of the property of the 2001 Bond Issuer, or ordering the winding up or liquidation of the affairs of the 2001 Bond Issuer.

(b)                                 Notwithstanding any prior termination of this Agreement or the 2014 Indenture, each of the parties hereto hereby covenants and agrees that it shall not, prior to the date that is one year and one day after the termination of the 2014 Indenture and the payment in full of the securitization bonds issued under the 2014 Indenture, any other amounts owed under the 2014 Indenture, including, without limitation, any amounts owed to third-party credit enhancers or under any interest rate swap agreement, acquiesce, petition or otherwise invoke or cause the 2014 Bond Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the 2014 Bond Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the 2014 Bond Issuer or any substantial part of the property of the 2014 Bond Issuer, or ordering the winding up or liquidation of the affairs of the 2014 Bond Issuer.

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(c)                                  Notwithstanding any prior termination of this Agreement or the RPA, each of the parties hereto other than the Administrative Agent hereby covenants and agrees that it shall not, prior to the date that is one year and one day after the termination of the RPA and the payment in full of all amounts owing by CRF thereunder, acquiesce, petition or otherwise invoke or cause CRF to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against CRF under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of CRF or any substantial part of the property of CRF, or ordering the winding up or liquidation of the affairs of CRF.

17.                               No Challenges.  Each of CRF, the Administrative Agent and the 2014 Bond Trustee agrees that it will not (a) challenge the transfer of 2001 Bond Issuer Assets from Consumers to the 2001 Bond Issuer, whether on the grounds that such transfer was a disguised financing or a fraudulent conveyance or otherwise, so long as such transfer is carried out in all material respects in accordance with the 2001 Sale Agreement and related documents, or (b) assert that Consumers and the 2001 Bond Issuer should be substantively consolidated.  Each of CRF, the Administrative Agent and the 2001 Bond Trustee agrees that it will not (i) challenge the transfer of 2014 Bond Issuer Assets from Consumers to the 2014 Bond Issuer, whether on the grounds that such transfer was a disguised financing or a fraudulent conveyance or otherwise, so long as such transfer is carried out in all material respects in accordance with the 2014 Sale Agreement and related documents, or (ii) assert that Consumers and the 2014 Bond Issuer should be substantively consolidated.  Each of the 2001 Bond Trustee and the 2014 Bond Trustee agrees that it will not (x) challenge any transfer of the Receivables from Consumers to CRF, or from CRF to the Administrative Agent, on behalf of the Purchasers, whether on the grounds that any such transfer was a disguised financing or a fraudulent conveyance or otherwise, so long as each such transfer is carried out in all material respects in accordance with the RSA, the RPA and related documents or (y) assert that Consumers and CRF should be substantively consolidated.

18.                               Representations and Warranties.

(a)                                 Consumers hereby represents and warrants to the 2001 Bond Issuer, the 2001 Bond Trustee, the 2014 Bond Issuer and the 2014 Bond Trustee that the forms of the RSA and the RPA delivered to the 2001 Bond Issuer, the 2001 Bond Trustee, the 2014 Bond Issuer and the 2014 Bond Trustee concurrently herewith are the RSA and RPA as in effect on the date hereof.  Consumers hereby covenants to the 2001 Bond Issuer, the 2001 Bond Trustee, the 2014 Bond Issuer and the 2014 Bond Trustee that it will not (i) amend, supplement or terminate any of the definitions and other provisions of either of the RPA or the RSA specified in Exhibit D hereto without the prior written consent of the 2001 Bond Trustee and the 2014 Bond Trustee and satisfaction of the 2001 Rating Agency Condition and the 2014 Rating Agency Condition, as well as delivery to each Rating Agency (as defined in each of the 2001 Indenture and the 2014 Indenture) of the form of the proposed amendment or supplement, or (ii) agree to any person or entity becoming a Purchaser under the RPA unless such person or entity has theretofore agreed, in a written instrument delivered to the 2001 Bond Issuer and the 2001 Bond Trustee and satisfactory to the 2001 Bond Trustee and to the 2014 Bond Issuer and the 2014 Bond Trustee and satisfactory to the 2014 Bond Trustee, to be bound by the terms of, and the

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covenants, agreements, waivers and acknowledgements of the Administrative Agent under, this Agreement.

(b)                                 Notwithstanding any provision of this Agreement to the contrary, (a) upon the termination, substitution or assignment of the RSA or the RPA in connection with a restructuring of Consumers’ Receivables securitization program, upon the written request of Consumers or CRF, the 2001 Bond Issuer, the 2001 Bond Trustee, the 2014 Bond Issuer and the 2014 Bond Trustee agree to enter into a replacement intercreditor agreement with the parties to such restructured Receivables securitization program having substantially the same terms and provisions as this Agreement upon (i) receipt by the 2001 Bond Trustee and the 2014 Bond Trustee, respectively, of an opinion of counsel satisfactory to the 2001 Bond Trustee and the 2014 Bond Trustee, respectively, to the effect that the substitution of such replacement intercreditor agreement and such restructured Receivables securitization program and the related documentation will not adversely affect the rights and interests of the holders of the securitization bonds issued under the 2001 Indenture, the 2001 Bond Issuer, the 2001 Bond Trustee, the holders of the securitization bonds issued under the 2014 Indenture, the 2014 Bond Issuer or the 2014 Bond Trustee, and (ii) satisfaction of the 2001 Rating Agency Condition and the 2014 Rating Agency Condition and (b) upon the entry by Consumers into (i) an additional sale agreement providing for the sale by Consumers of additional securitization property to an issuer of additional securitization bonds pursuant to an additional financing order issued by the Michigan Public Service Commission and the pledge of such additional securitization property by such issuer to a trustee under an indenture pursuant to which such additional securitization bonds are issued and (ii) an additional servicing agreement providing for the servicing of such additional securitization property, upon the written request of Consumers, the parties hereto agree to enter into an amended or replacement intercreditor agreement with the parties to such additional securitization property program, having substantially the same terms and provisions as this Agreement upon (x) receipt by the 2001 Bond Trustee, the 2014 Bond Trustee and the Administrative Agent of an opinion of counsel satisfactory to the 2001 Bond Trustee, the 2014 Bond Trustee and the Administrative Agent to the effect that the substitution of such amended or replacement intercreditor agreement and such additional securitization property program and the related documentation will not adversely affect the rights and interest of the holders of the securitization bonds issued under the 2001 Indenture, the 2001 Bond Issuer, the 2001 Bond Trustee, the holders of the securitization bonds issued under the 2014 Indenture, the 2014 Bond Issuer or the 2014 Bond Trustee or the rights and interest of CRF, the Purchasers or the Administrative Agent and (y) satisfaction of the 2001 Rating Agency Condition and the 2014 Rating Agency Condition.

19.                               Notices.  Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service or facsimile transmission (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed,

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five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid:

(a)                                 in the case of Consumers, at Consumers Energy Company, One Energy Plaza, Jackson, Michigan 49201; telephone: (800) 477-5050; fax: (517) 788-2186;

(b)                                 in the case of CRF, at Consumers Receivables Funding II, LLC, One Energy Plaza, Jackson, Michigan 49201; telephone: (517) 788-1031; fax: (517) 788-0768;

(c)                                  in the case of the 2001 Bond Issuer, at Consumers Funding LLC, One Energy Plaza, Jackson. Michigan 49201; telephone: (517) 788-1031; fax: (517) 788-0768;

(d)                                 in the case of the 2001 Bond Trustee, at 101 Barclay Street, 7W, New York, New York 10286, Attention: Global Client Services (ABS); telephone: (212) 815-8322; fax: (212) 815-3883;

(e)                                  in the case of the 2014 Bond Issuer, at Consumers 2014 Securitization Funding LLC, One Energy Plaza, Jackson. Michigan 49201; telephone: (517) 788-1030; fax: (517) 788-6911;

(f)                                   in the case of the 2014 Bond Trustee, at 101 Barclay Street, 7W, New York, New York 10286, Attention: Global Client Services (ABS); telephone: (212) 815-8322; fax: (212) 815-3883;

(g)                                  in the case of BNS, at 40 King Street West, 55th Floor, Toronto, Ontario, Canada M5H 1H1, Attention: Thane Rattew, Managing Director; telephone: (416) 350-1170; fax: (416) 350-1161, with a copy at (i) on or prior to July 20, 2014, One Liberty Plaza, 26th Floor, New York, New York 10006, Attention: Darren Ward; telephone: (212) 225-5264, and (ii) on or after July 21, 2014, 250 Vesey Street, New York, New York 10281, Attention: Darren Ward; telephone: (212) 225-5264;

(h)                                 in the case of Moody’s, at Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; telephone: (212) 553-0300; fax: (212) 298-7139;

(i)                                     in the case of S&P, at Standard & Poor’s Ratings Group, 55 Water Street, New York, New York 10041, Attention: Structured Credit Group, Kate Scanlin; telephone: (212) 438-2002; fax: (212) 438-0122; and

(j)                                    in the case of Fitch, Inc., at Fitch, Inc., 70 West Madison Street, Floor 11, Chicago, Illinois 60602, Attention: ABS Surveillance; telephone: (312) 368-2091; fax: (312) 619-3625;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

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20.                               Waivers.  No delay upon the part of any party to this Agreement in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any such party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No waiver, amendment or other modification of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and shall be signed by each of the parties hereto.

21.                               Binding Nature.  Each of Liberty and BNS, as Purchasers (as defined for this purpose in the RPA) under the RPA, hereby agrees to be bound by the terms of, and the Administrative Agent’s covenants, agreements, waivers and acknowledgements under, this Agreement.

22.                               Bankruptcy Matters.  Each of the parties hereto (other than the applicable Conduit) hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of a Conduit (as defined for this purpose in the RPA), it will not institute against, or join any other person or entity in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

23.                               Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

24.                               Current Versions of RPA and RSA.  The parties hereto acknowledge that the conformed copies of the RPA and RSA attached as Exhibit A hereto reflect all amendments, supplements, restatements and modifications of the RPA and the RSA through the date hereof.

25.                               Replacement of Prior Intercreditor Agreement.  The parties hereto acknowledge and agree that this Intercreditor Agreement replaces that certain Intercreditor Agreement dated as of May 22, 2003, as amended as of October 4, 2011 and November 30, 2012, among the Administrative Agent, Liberty, the 2001 Bond Trustee, the 2001 Bond Issuer, CRF and Consumers (as amended, restated, supplemented or otherwise modified from time to time, the “2003 Intercreditor Agreement”), and accordingly the 2003 Intercreditor Agreement is hereby terminated.

26.                               2014 Bond Trustee Actions.  In acting hereunder, the 2014 Bond Trustee shall have the rights, protections and immunities granted to it under the 2014 Indenture.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BANK OF NOVA SCOTIA,
as a Financial Institution,
as a Managing Agent and
as Administrative Agent

By:	/s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

LIBERTY STREET FUNDING LLC,
as a Conduit

By:	/s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

CONSUMERS ENERGY COMPANY,
Individually,
as Receivables Servicer,
as 2001 Bond Servicer and
as 2014 Bond Servicer

By:	/s/ DV Rao
Name: Venkat Dhenuvakonda Rao
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON,
as 2001 Bond Trustee

By:	/s/ Esther Antoine
Name: Esther Antoine
Title: Vice President

CONSUMERS FUNDING LLC

By:	/s/ DV Rao
Name: Venkat Dhenuvakonda Rao
Title: President, Chief Executive Officer, Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON,
as 2014 Bond Trustee

By:	/s/ Esther Antoine
Name: Esther Antoine
Title: Vice President

CONSUMERS 2014 SECURITIZATION FUNDING LLC

By:	/s/ DV Rao
Name: Venkat Dhenuvakonda Rao
Title: President, Chief Executive Officer, Chief Financial Officer and Treasurer

CONSUMERS RECEIVABLES FUNDING II, LLC

By:	/s/ DV Rao
Name: Venkat Dhenuvakonda Rao
Title: President, Chief Executive Officer, Chief Financial Officer and Treasurer

EXHIBIT A TO INTERCREDITOR AGREEMENT

Conformed Copies of RPA and RSA

See attached.

A-1

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of November 23, 2010

AS MODIFIED BY

AMENDMENT NO. 1

Dated as of November 18, 2011

AMENDMENT NO. 2

Dated as of December 15, 2011

AMENDMENT NO. 3

Dated as of November 9, 2012

AMENDMENT NO. 4

Dated as of November 30, 2012

AMENDMENT NO. 5

Dated as of November 20, 2013

AND

AMENDMENT NO. 6

Dated as of July 22, 2014

Among

CONSUMERS RECEIVABLES FUNDING II, LLC, as Seller,

CONSUMERS ENERGY COMPANY, as Servicer,

THE CONDUITS

from time to time party hereto,

THE FINANCIAL INSTITUTIONS

from time to time party hereto,

THE MANAGING AGENTS

from time to time party hereto,

and

THE BANK OF NOVA SCOTIA(1),

as Administrative Agent

(1)  Other than in the Preliminary Statements, Section 12.8, the definitions of “1945 Indenture” and “Supplemental Indenture” in Exhibit I and Exhibit IV of the RPA and the signature pages, each reference to “JPMorgan Chase Bank, N.A.” was replaced by “The Bank of Nova Scotia” by Amendment No. 4.

CONSUMERS RECEIVABLES FUNDING II, LLC

AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

This Amended and Restated Receivables Purchase Agreement dated as of November 23, 2010 is among Consumers Receivables Funding II, LLC, a Delaware limited liability company (the “Seller”), Consumers Energy Company, a Michigan corporation (“Consumers”), as initial servicer (the “Servicer” and together with the Seller, the “Seller Parties” and each a “Seller Party”), the entities party hereto from time to time as Conduits (together with any of their respective successors and assigns hereunder, the “Conduits”), the entities party hereto from time to time as Financial Institutions (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), the entities party hereto from time to time as Managing Agents (together with any of their respective successors and assigns hereunder, the “Managing Agents”) and The Bank of Nova Scotia (“BNS(2)”), as administrative agent for the Purchasers hereunder or any successor administrative agent hereunder (together with its successors and assigns hereunder, the “Administrative Agent”).  Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

A.                                    The Seller, the Servicer, Falcon and JPMC as a “Financial Institution” and as “Administrative Agent,” are parties to the Receivables Purchase Agreement dated as of May 22, 2003 (as amended, restated, modified or supplemented prior to the date hereto, the “Original RPA”) pursuant to which, among other things, the Seller transferred and assigned to the Purchasers, and the Purchasers purchased from the Seller, Purchaser Interests from time to time.

B.                                    Pursuant to this Agreement, Falcon will assign a portion of its Purchaser Interests, and JPMC will assign a portion of its Commitment, to the New Purchasers.

C.                                    The Conduits may, in their absolute and sole discretion, continue to purchase Purchaser Interests from the Seller from time to time.

D.                                    In the event that a Conduit declines to make any purchase of Purchaser Interests, the Financial Institutions within such Conduit’s Purchaser Group shall, subject to the terms and conditions of this Agreement, purchase such Purchaser Interests from time to time.

(2)  Other than in the Preliminary Statements, Section 12.8, the definitions of “1945 Indenture” and “Supplemental Indenture” in Exhibit I and Exhibit IV of the RPA and the signature pages, each reference to “JPMC” was replaced by “BNS” by Amendment No. 4.

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E.                                     Each Managing Agent has been requested and is willing to act as Managing Agent on behalf of the Conduit and the Financial Institutions in its Purchaser Group in accordance with the terms hereof.

F.                                      The parties hereto have agreed to amend and restate the Original RPA pursuant to the terms and conditions of this Agreement.

G.                                    The amendment and restatement of the Original RPA pursuant to this Agreement shall have the effect of a substitution of terms of the Original RPA, but will not have the effect of causing a novation, refinancing or other repayment of the Aggregate Unpaids of the Seller under and as defined in the Original RPA (hereinafter, the “Original Obligations”), which Original Obligations shall remain outstanding and repayable pursuant to the terms of this Agreement.

ARTICLE I
PURCHASE ARRANGEMENTS

Section 1.1                                    Purchase Facility.

(a)                                 Upon the terms and subject to the conditions hereof, the Seller hereby sells and assigns Purchaser Interests to the Administrative Agent for the benefit of one or more of the Purchasers.  In accordance with the terms and conditions set forth herein, each Conduit may, at its option, instruct its related Managing Agent to purchase through the Administrative Agent on behalf of such Conduit, or if any such Conduit shall decline to purchase, such related Managing Agent shall purchase through the Administrative Agent, on behalf of the Financial Institutions in such Conduit’s Purchaser Group, the Purchaser Interests from time to time in an aggregate amount not to exceed the Group Purchase Limit for such Purchaser Group during the period from the date hereof to but not including the Amortization Date.

(b)                                 The Seller may, upon at least 15 Business Days’ notice to the Administrative Agent and each Managing Agent, terminate in whole or reduce in part, the Purchase Limit; provided, that after giving effect to any such reduction and any amounts paid to reduce the Purchaser Interest on such date, the Aggregate Capital shall not exceed the Purchase Limit.  Any such partial reduction shall be in a minimum amount of $5,000,000 or an integral multiple thereof.  Any such reduction shall, (x) reduce each Group Purchase Limit (and the corresponding Conduit Purchase Limit(s)) hereunder ratably in accordance with each Purchaser Group’s Pro Rata Share and (y) reduce each Financial Institution’s Commitment ratably within its Purchaser Group in accordance with each Financial Institution’s Pro Rata Share.

Section 1.2                                    Increases.

(a)                                 The Seller shall provide the Administrative Agent and each Managing Agent with at least one Business Day’s prior notice in the form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”).  Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000 in the aggregate for all

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Purchasers), date of purchase and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Bank Rate and Tranche Period.

(b)                                 Each Purchase Notice issued hereunder shall constitute a request by the Seller (i) for an Incremental Purchase to be made ratably by each Purchaser Group, in accordance with the Pro Rata Share of such Purchaser Group as among all Purchaser Groups (such Purchaser Group’s “Purchase Allocation”) and (ii) that, unless the Seller shall cancel such Purchase Notice as hereinafter provided, in the event a Conduit in any Purchaser Group shall elect to purchase less than all of its Purchaser Group’s Purchase Allocation in connection with such Incremental Purchase, the balance of such Purchase Allocation is to be made ratably by each Financial Institution within such Purchaser Group, in accordance with the Pro Rata Share of such Financial Institution as among all Financial Institutions within such Purchaser Group.

(c)                                  Following receipt of a Purchase Notice, each Managing Agent will determine whether the Purchaser Group Conduit agrees to purchase the entire amount of its Purchaser Group’s Purchase Allocation in connection with the Incremental Purchase.  If any Conduit declines to make a proposed purchase, the applicable Managing Agent shall promptly notify the Seller and the Seller may cancel the Purchase Notice within one Business Day after receiving notice from such Managing Agent (but in any event not later than 3:00 p.m. (New York time) on the Business Day prior to the requested date of purchase) or, in the absence of such a cancellation, the balance of the Purchase Allocation for such Purchaser Group shall be made by such Purchaser Group’s Financial Institutions ratably in accordance with their Pro Rata Shares within such Purchaser Group.

(d)                                 On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, each applicable Purchaser shall deposit to the account of the Seller (or its designee) designated in the Purchase Notice, in immediately available funds, no later than 12:00 noon (New York time), an amount equal to (i) in the case of a Conduit, the Purchase Price of the Purchaser Interests such Conduit is then purchasing, up to the Purchase Allocation of its Purchaser Group, and (ii) in the case of a Financial Institution, such Financial Institution’s Pro Rata Share, as among all Financial Institutions in its Purchaser Group, of the Purchase Price for the Purchase Allocation of its Purchaser Group to the extent such Purchase Price is not then being paid by the Conduit in such Purchaser Group.

Section 1.3                                    Decreases.  The Seller shall provide the Administrative Agent and each Managing Agent with prior written notice in conformity with the Required Notice Period in substantially the form set forth on Exhibit X hereto (each, a “Reduction Notice”) of any proposed reduction of Aggregate Capital from Collections.  Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of the Conduits and the Financial Institutions in accordance with the amount of Capital (if any) owing to each Purchaser (the “Aggregate Reduction”).  Only one (1) Reduction Notice shall be outstanding at any time.

Section 1.4                                    Payment Requirements.  All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in

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accordance with the terms hereof no later than 12:00 noon (New York time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York time) shall be deemed to be received on the next succeeding Business Day.  If such amounts are payable to a Managing Agent or Purchaser they shall be paid to such Managing Agent, for the account of such Managing Agent or its related Purchaser, at such Managing Agent’s account as directed by such Managing Agent and such Managing Agent shall promptly pay the applicable amount to the related Purchaser.  If such amounts are payable to the Administrative Agent, they shall be paid to the account as directed by the Administrative Agent.  All computations of Yield (other than Yield calculated using the Alternate Base Rate described in clauses (a) or (b) of the definition thereof), per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed.  All computations of Yield calculated using the Alternate Base Rate described in clauses (a) or (b) of the definition thereof shall be made on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.  If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

ARTICLE II
PAYMENTS AND COLLECTIONS

Section 2.1                                    Payments.  Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall immediately pay to each Managing Agent when due, for its own account or for the account of its related Purchasers, or to the Administrative Agent, as applicable, on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all amounts payable as Yield, (iii) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.4 hereof), (iv) all amounts payable pursuant to Section 2.7, (v) all amounts payable pursuant to Article X, if any, (vi) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (vii) all Broken Funding Costs and (viii) all Default Fees (collectively, the “Obligations”).  If the Seller fails to pay any of the Obligations when due, or if Servicer fails to make any deposit required to be made by it under this Agreement when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid.  Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.  If at any time the Seller receives any Collections or is deemed to receive any Collections, the Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by the Seller for the exclusive benefit of the Purchasers, the Managing Agents and the Administrative Agent.

Section 2.2                                    Collections Prior to Amortization.

(a)                                 Subject to the following paragraph (b), prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in

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trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2.

(b)                                 At any time any Collections or Deemed Collections are received by the Servicer prior to the Amortization Date:

(i)                                     the Servicer shall set aside the Termination Percentage of Collections and Deemed Collections evidenced by the Purchaser Interests of each Terminating Financial Institution, and

(ii)                                  the Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make (subject to the conditions precedent set forth in Section 6.2 and the requirements of Section 2.7), simultaneously with such receipt, a reinvestment (each a “Reinvestment”) with that portion of the balance of each and every Collection received or Deemed Collection deemed received by the Servicer that is part of any Purchaser Interest, such that after giving effect to such Reinvestment, the amount of Aggregate Capital immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Aggregate Capital immediately prior to such receipt.

(c)                                  On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the appropriate accounts the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1):

first, to the Servicer for the payment of the Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, second, to the Managing Agents for the account of the Purchasers ratably to the payment of all accrued and unpaid Yield,

third, to the Managing Agents for the account of the Purchasers ratably to the payment of all accrued and unpaid fees under the Fee Letter,

fourth, to the Managing Agents for the account of the Purchasers to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions to zero, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage, fifth, to the Managing Agents for the account of the Purchasers to reduce Capital of outstanding Purchaser Interests in an amount, if any, necessary so that the aggregate of the Purchaser Interests does not exceed the Applicable Maximum Purchaser Interest applied ratably in accordance with the Capital Pro Rata Share of the Purchasers, sixth, to each applicable Person for the ratable payment of all other unpaid Obligations,

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seventh, to the Managing Agents for the account of the Purchasers to fund any Aggregate Reduction on such Settlement Date applied ratably in accordance with the Capital Pro Rata Share of the Purchasers, and eighth, any balance remaining thereafter shall be remitted from the Servicer to the Seller on such Settlement Date.

In the event that, pursuant to Section 1.3, an Aggregate Reduction is to take place on a date other than a Settlement Date, on the date of such Aggregate Reduction, the Servicer shall remit to each Managing Agent’s account ratably in accordance with the Pro Rata Share of such Managing Agent’s Purchaser Group, out of the amounts set aside pursuant to this Section 2.2, an amount equal to such Aggregate Reduction to be applied in accordance with Section 1.3.

Section 2.3                                    Terminating Financial Institutions.  Each Terminating Financial Institution shall be allocated a ratable portion of Collections and Deemed Collections from the date of its becoming a Terminating Financial Institution (the “Termination Date”) until such Terminating Financial Institution’s Capital shall be paid in full.  This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”).  Each Terminating Financial Institution’s Termination Percentage shall remain constant prior to the Amortization Date.  On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s Capital shall be reduced ratably with all Purchasers in accordance with Section 2.4.

Section 2.4                                    Collections Following Amortization.  On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections and Deemed Collections received on such day and an additional amount of funds of the Seller for the payment of any accrued and unpaid Obligations owed by the Seller and not previously paid by the Seller in accordance with Section 2.1.  On and after the Amortization Date, the Servicer shall (i) remit to the each Managing Agent’s account ratably in accordance with the Pro Rata Share of such Managing Agent’s Purchaser Group the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Aggregate Capital and any other Aggregate Unpaids.

Section 2.5                                    Application of Collections.  All Collections received on and after the Amortization Date shall be distributed by the Servicer (or the Administrative Agent) on each Settlement Date and on such additional days as the Administrative Agent may elect (which election shall be made by the Administrative Agent at the direction of any Managing Agent or Financial Institution), in the following order of priority:

first, to the Servicer to the payment of the Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee,

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second, to the applicable Person to the reimbursement of the Administrative Agent’s and each Managing Agent’s costs of collection and enforcement of this Agreement, third, to each Managing Agent for the benefit of the Purchasers for the ratable payment of all accrued and unpaid fees under the Fee Letter and Yield,

fourth, to each Managing Agent for the account of the applicable Purchasers, to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

fifth, to each applicable Person for the ratable payment of all other unpaid Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.5, shall be shared ratably (within each priority) among the Administrative Agent, the Managing Agents and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

Section 2.6                                    Payment Rescission.  No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason.  The Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Administrative Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

Section 2.7                                    Maximum Purchaser Interests.  The Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate the Applicable Maximum Purchaser Interest.  If the aggregate of the Purchaser Interests of the Purchasers exceeds the Applicable Maximum Purchaser Interest, the Seller shall pay to each Managing Agent for the account of the applicable Purchasers (ratably according to the aggregate Purchaser Interests of the Purchasers), within one (1) Business Day, an amount such that, after giving effect to such payment, the aggregate of the Purchaser Interests equals or is less than the Applicable Maximum Purchaser Interest.  Amounts paid by the Seller under this Section 2.7 shall be applied to the outstanding Capital of the Purchasers ratably in accordance with such Purchasers’ respective Capital Pro Rata Shares.

Section 2.8                                    Clean Up Call.  In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing written notice to each Managing Agent and the Administrative Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding

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Purchaser Interests.  The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds.  Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Managing Agent or the Administrative Agent.

Section 2.9                                    Payment Allocations.  The Servicer shall, upon receipt of payments of amounts billed and collected from Obligors on their utility bills, allocate those receipts on a daily basis among Collections of Receivables, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections in accordance with the calculation methodologies specified in Annex 2 to the 2001 Servicing Agreement and Exhibit A to the 2014 Servicing Agreement.(3)  The Servicer will apply the Collections from Receivables as provided in this Article II.

ARTICLE III
CONDUIT FUNDING

Section 3.1                                    Yield.  The Seller shall pay Yield with respect to the Capital associated with each Purchaser Interest of each Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding.  Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue Yield at the CP Rate for each day.  Each Purchaser Interest that is not funded substantially with Pooled Commercial Paper will accrue Yield as described in Article IV.

Section 3.2                                    Payments.  On each Yield Payment Date, the Seller shall pay to each Managing Agent for the benefit of the Conduit in such Managing Agent’s Purchaser Group an aggregate amount equal to all accrued and unpaid Yield in respect of the Capital associated with all Purchaser Interests of the related Conduit for the immediately preceding Accrual Period in accordance with Article II.

Section 3.3                                    Calculation of Yield.  On the third (3rd) Business Day immediately preceding each Yield Payment Date, each Managing Agent shall calculate its Purchaser Group’s aggregate amount of Yield in respect of the Capital associated with all Purchaser Interests of each related Conduit for the applicable Accrual Period and shall notify the Seller of such amount.

ARTICLE IV
FINANCIAL INSTITUTION FUNDING

Section 4.1                                    Financial Institution Funding.  Each Purchaser Interest funded by the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof.  Until the Seller gives notice to the applicable Managing Agent of another Bank Rate in accordance with Section 4.4, the initial Bank Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Alternate Base Rate.  If any

(3)  The first sentence in Section 2.9 was restated by Amendment No. 6.

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Financial Institution acquires by assignment from the Conduit in its Purchaser Group all or any portion of such Conduit’s Purchaser Interest (or an undivided interest therein) or otherwise funds such Purchaser Interest pursuant to such Conduit’s Liquidity Agreement, such Purchaser Interest so assigned or funded shall each be deemed to have a new Tranche Period commencing on the date of any such assignment or funding.

Section 4.2                                    Yield Payments.  On each Yield Payment Date for each Purchaser Interest of the Financial Institutions, the Seller shall pay to each Managing Agent for the benefit of the Financial Institutions in its Purchaser Group an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of such Purchaser Interest in accordance with Article II.

Section 4.3                                    Selection and Continuation of Tranche Periods.

(a)                                 With consultation from and adequate prior notice to each related Managing Agent, the Seller shall from time to time request Tranche Periods for the Purchaser Interests funded, directly or indirectly, by the Financial Institutions, provided that, (i) if at any time the Financial Institutions shall have a Purchaser Interest, the Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Yield Payment Date and (ii) no more than three (3) Tranche Periods shall be outstanding at any time.

(b)                                 The Seller, upon notice to and consultation with the Managing Agents received at least three (3) Business Days prior to the last day of a Tranche Period (the “Terminating Tranche”) for any Purchaser Interest, may, effective on such last day of the Terminating Tranche:  (i) divide any such Purchaser Interest into multiple Purchaser Interests or (ii) combine any such Purchaser Interest with one or more other Purchaser Interests which either have a Terminating Tranche ending on such day or are newly created on such day (subject to such Conduit’s ability to accommodate such division or combination), provided, that in no event may a Purchaser Interest funded by Pooled Commercial Paper issued by a Conduit be combined with a Purchaser Interest funded by any Financial Institution.

Section 4.4                                    Financial Institution Bank Rates.  The Seller may select the LIBO Rate or the Alternate Base Rate for each Purchaser Interest funded by the Financial Institutions.  The Seller shall by 12:00 noon (New York time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Bank Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Bank Rate, give each applicable Managing Agent irrevocable notice of the new Bank Rate for the Purchaser Interest associated with such Terminating Tranche.  Until the Seller gives notice to such applicable Managing Agent of another Bank Rate, the initial Bank Rate for any Purchaser Interest transferred to or otherwise funded by any Financial Institution pursuant to the terms and conditions hereof shall be the Alternate Base Rate.

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Section 4.5                                    Suspension of the LIBO Rate.

(a)                                 If any Financial Institution notifies its related Managing Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then such Managing Agent shall notify the Administrative Agent and shall suspend the availability of such LIBO Rate for the Financial Institutions in such Managing Agent’s Purchaser Group and select the Alternate Base Rate for any Purchaser Interest accruing Yield at such LIBO Rate, and the then current Tranche Period for any Purchaser Interest funded by a Financial Institution in such Managing Agent’s Purchaser Group shall thereupon be terminated and a new Tranche Period based upon the Alternate Base Rate shall commence.

(b)                                 If less than all of the Managing Agents give a notice to the Administrative Agent pursuant to Section 4.5(a), the Financial Institution in the Purchaser Group which gave such a notice shall be obligated, at the request of the Seller or the related Conduit in such Purchaser Group, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by the Seller or its related Managing Agent that is acceptable to the related Conduit and willing to participate in this Agreement and the related Liquidity Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution’s Capital Pro Rata Share of the Capital and Yield owing to all of the Purchasers and all accrued but unpaid fees and other costs and expenses payable in respect of its Capital Pro Rata Share of the Purchaser Interests of such Financial Institution, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

Section 4.6                                    Liquidity Agreement Fundings.  The parties hereto acknowledge that a Conduit may borrow against or put all or any portion of its Purchaser Interests to the Financial Institutions in its Purchaser Group at any time pursuant to such Conduit’s related Liquidity Agreement to finance or refinance the necessary portion of its Purchaser Interests through a funding under such Liquidity Agreement to the extent available.  The fundings under such Liquidity Agreement will accrue interest at the Bank Rate in accordance with this Article IV.  Regardless of whether a funding of Purchaser Interests by any Financial Institution constitutes the direct purchase of a Purchaser Interest hereunder, an assignment under the related Liquidity Agreement of a Purchaser Interest originally funded by a Conduit, the sale of one or more participations under the related Liquidity Agreement in a Purchaser Interest originally funded by a Conduit or a loan made under a Liquidity Agreement in respect of a Conduit’s Purchaser Interest, each Financial Institution participating in a funding of a Purchaser Interest shall have the rights and obligations of a “Purchaser” hereunder with the same force and effect as if it had directly purchased such Purchaser Interest from the Seller hereunder.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1                                    Representations and Warranties of The Seller Parties.  Each Seller Party hereby represents and warrants to the Administrative Agent, the Managing Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

(a)                                 Corporate Existence and Power.  Such Seller Party is duly formed, validly existing and in good standing under the laws of its state of formation.  The Seller is duly qualified to do business and is in good standing, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Power and Authority; Due Authorization, Execution and Delivery.  The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of the Seller, the Seller’s use of the proceeds of purchases made hereunder, are within its powers and authority and have been duly authorized by all necessary action on its part.

(c)                                  No Conflict.  The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) (A) its certificate or articles of incorporation or by-laws or (B) limited liability company agreement or certificate of formation, as applicable, (ii) any law, rule or regulation applicable to it, including, without limitation, the Public Utility Holding Company Act of 1935, as amended, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)                                 Governmental Authorization.  Other than (i) the filing of the financing statements required hereunder or (ii) such authorizations, approvals, notices, filings or other actions as have been obtained, made or taken prior to the date hereof, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)                                  Actions, Suits.  Except (i) to the extent described in Consumers’ Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the Annual Reports referred to in the foregoing clause (i), there are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its

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properties, in or before any court, arbitrator or other body, that (i) relate to the transactions under this Agreement or (ii) could reasonably be expected to have a Material Adverse Effect.  Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

(f)                                   Binding Effect.  This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)                                  Accuracy of Information.  All information heretofore furnished by such Seller Party or any of its Affiliates to the Administrative Agent, any Managing Agent or any Purchasers for purposes of or in connection with this Agreement, any Monthly Report, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Administrative Agent, any Managing Agent or any Purchaser will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

(h)                                 Use of Proceeds.  No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)                                     Good Title.  Immediately prior to each purchase hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Seller’s ownership interest in each Receivable, its Collections and the Related Security.

(j)                                    Perfection.  This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Administrative Agent for the benefit of the Purchasers (and the Administrative Agent for the benefit of such Purchasers shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

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(k)                                 Places of Business and Locations of Records.  The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 7.2(a) has been taken and completed.  Seller is a limited liability company organized solely in the State of Delaware.  The Seller’s Delaware organizational identification number and Federal Employer Identification Number are correctly set forth on Exhibit III.

(l)                                     Collections.  The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed.  The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Seller at each Collection Bank and the special zip code number of each Lock-Box, are listed on Exhibit IV.  The Seller has not granted any Person, other than the Administrative Agent as contemplated by this Agreement and the Intercreditor Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m)                             Material Adverse Effect.  (i) The initial Servicer represents and warrants that since December 31, 2009, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries, taken as a whole, or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) the Seller represents and warrants that since December 31, 2009, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of the Seller, (B) the ability of the Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

(n)                                 Names.  The Seller has not used any names, trade names or assumed names other than the name in which it has executed this Agreement.

(o)                                 Ownership of Seller.  Consumers owns, directly or indirectly, 100% of the issued and outstanding membership interests of the Seller, free and clear of any Adverse Claim.  There are no options, warrants or other rights to acquire securities of the Seller.

(p)                                 Public Utility Holding Company Act; Investment Company Act.  Such Seller Party is exempt from the registration requirements of the Public Utility Holding Company Act of 1935, as amended, or any successor statute.  Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q)                                 Compliance with Law.  Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit

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reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

(r)                                    Compliance with Credit and Collection Policy.  Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, other than as permitted under Section 7.2 and in compliance with the notification requirements of Section 7.1(a)(vii).

(s)                                   Payments to Originator.  With respect to each Receivable transferred to the Seller under the Receivables Sale Agreement, the Seller has given reasonably equivalent value to the Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt.  No transfer by the Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t)                                    Enforceability of Contracts.  Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)                                 Eligible Receivables.  Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.

(v)                                 Net Receivables Balance.  The Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

(w)                               Accounting.  In the case of the Seller, the Seller is treating the conveyance of the ownership interest in the Receivables and the Collections as a sale for purposes of GAAP.

Section 5.2                                    Financial Institution Representations and Warranties.  Each Financial Institution hereby represents and warrants, as to itself, to the Administrative Agent, the Managing Agent of its Purchaser Group and the Conduit in its Purchaser Group that:

(a)                                 Existence and Power.  Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

(b)                                 No Conflict.  The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation

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applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets.  This Agreement has been duly authorized, executed and delivered by such Financial Institution.

(c)                                  Governmental Authorization.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

(d)                                 Binding Effect.  This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

ARTICLE VI
CONDITIONS OF PURCHASES

Section 6.1                                    Conditions Precedent to Effectiveness of this Agreement.  This Agreement shall become effective as of the date hereof upon the Administrative Agent and each Managing Agent receiving, in form and substance reasonably satisfactory to each such Person, on or before the date hereof (i) the satisfactory report of the Administrative Agent’s auditors; (ii) those documents listed on Schedule B; (iii) a Monthly Report covering the immediately preceding Accrual Period and (iv) all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter and (b) the Servicer shall have complied (and have caused the Originator to comply) with the requirements of Section 7.1(e).

Section 6.2                                    Conditions Precedent to All Purchases and Reinvestments.  Each purchase of a Purchaser Interest (other than pursuant to Section 12.1) and each Reinvestment shall be subject to the further conditions precedent that in the case of each such purchase or Reinvestment:  (a) the Servicer shall have delivered to the Administrative Agent and each Managing Agent on or prior to the date of such purchase, in form and substance satisfactory to the Administrative Agent and each Managing Agent, all Monthly Reports as and when due under Section 8.5 and upon the Administrative Agent’s or any Managing Agent’s request; (b)  upon the Administrative Agent’s or any Managing Agent’s reasonable request, the Servicer shall have delivered to the Administrative Agent and each Managing Agent at least three (3) days prior to such purchase or Reinvestment an interim report, in a form agreed to by the Servicer and the Administrative Agent, showing the amount of Eligible Receivables; (c) the Amortization Date shall not have occurred; (d) the Administrative Agent and each Managing Agent shall have received such other approvals, opinions or documents as it may reasonably request if the Administrative Agent or any Managing Agent reasonably believes there has been a change in law or circumstance that affects the status or characteristics of the Receivables, Related Security or Collections, any Seller Party or the Administrative Agent’s first priority perfected security

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interest in the Receivables, Related Security and Collections and (e) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

(i)                                     the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

(ii)                                  no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event;

(iii)                               the Capital owing to each Purchaser does not exceed the Conduit Purchase Limit (in the case of a Conduit) or Commitment (in the case of a Financial Institution); and

(iv)                              the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed the Applicable Maximum Purchaser Interest.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Administrative Agent or any Managing Agent, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of the Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment.  The failure of the Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Administrative Agent, which right may be exercised at any time on demand of the Administrative Agent or any Managing Agent, to rescind the related Reinvestment and direct the Seller to pay to the Managing Agents for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

ARTICLE VII
COVENANTS

Section 7.1                                    Affirmative Covenants of The Seller Parties.  Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

(a)                                 Financial Reporting.  Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent, each Managing Agent and each Financial Institution:

(i)                                     Annual Reporting.    Within 120 days after the close of (A) each of Consumer’s fiscal years, a copy of the Annual Report on Form 10-K (or any successor

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form) for Consumers for such year, including therein the consolidated balance sheet of Consumers and its consolidated Subsidiaries as at the end of such year and the consolidated statements of income, cash flows and common stockholder’s equity of Consumers and its consolidated Subsidiaries as at the end of and for such year, or statements providing substantially similar information, in each case certified by independent public accountants of recognized national standing selected by Consumers (and not objected to by the Administrative Agent or any Managing Agent), and (B) each of the Seller’s fiscal years, unaudited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such fiscal year, all certified by a Responsible Officer of the Seller as fairly presenting in all material respects the financial condition and results of operations of the Seller in accordance with GAAP.(4)

(ii)                                  Quarterly Reporting.  Within 60 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of each of Originator and its consolidated Subsidiaries and the Seller as at the close of each such period and statements of income and retained earnings and a statement of cash flows for each such Person (and, in the case of the Originator, its consolidated Subsidiaries) for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer.

(iii)                               Compliance Certificate.  Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party’s Responsible Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)                              Shareholders Statements and Reports.  Promptly upon the furnishing thereof to the shareholders of such Seller Party copies of all financial statements, reports and proxy statements (other than those which relate solely to employee benefit plans) so furnished which Consumers files with the Securities and Exchange Commission.

(v)                                 Bond Servicing Reports; S.E.C. Filings.  Promptly upon the execution, delivery or filing thereof, (i)  copies of all reports, statements, notices and certificates delivered or received by the Servicer (in its capacity as Servicer under either Servicing Agreement or otherwise) pursuant to Sections 3.05, 3.06, 3.07 and 6.02 and Annex 1 and Annex 2 of the 2001 Servicing Agreement (excluding any “Daily Servicer’s Report” delivered pursuant to Annex 2 of the 2001 Servicing Agreement) and Sections 3.01(b), 3.03, 3.04, 4.01 and 7.04 of the 2014 Servicing Agreement, (ii) copies of all reports and notices delivered to the holders of the securitization bonds issued by Consumers Funding LLC or the holders of the securitization bonds issued by Consumers 2014 Securitization Funding LLC, (iii) copies of all amendments, waivers or other modifications to any of the Basic Documents (as defined in either Servicing Agreement),(5) (iv) copies of all reports

(4)  Clause (i) was replaced in its entirety by Amendment No. 4.

(5)  Clauses (i), (ii) and (iii) of Section 7.1(a)(v) were restated by Amendment No. 6.

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which the Servicer sends to the holders of any of its securities or its creditors generally and (v) copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

(vi)                              Copies of Notices.  Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent or any Managing Agent, copies of the same.

(vii)                           Change in Credit and Collection Policy.  At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting each Managing Agent’s consent thereto, such consent not to be unreasonably withheld.

(viii)                        Other Information.  Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Administrative Agent or any Managing Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, any Managing Agent or any Purchaser under or as contemplated by this Agreement (including, without limitation, any information relevant to the calculation and allocations described in each(6) Servicing Agreement and the Intercreditor Agreement).

(b)                                 Notices.  Such Seller Party will notify the Administrative Agent, each Managing Agent and each Financial Institution in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)                                     Amortization Events or Potential Amortization Events.  The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of a Responsible Officer of such Seller Party.

(ii)                                  Judgment and Proceedings.  (A) (1) The entry of any judgment or decree against the Servicer if the aggregate amount of all judgments and decrees then outstanding against the Servicer exceeds $25,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against the Seller.

(6)  The word “the” located prior to the words “Servicing Agreement” was replaced by the word “each” in Section 7.1(a)(viii) by Amendment No. 6.

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(iii)                               Material Adverse Effect.  The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv)                              Termination Date.  The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement.

(v)                                 Defaults Under Other Agreements.  With respect to the Seller, the occurrence of a default or an event of default under any other financing arrangement pursuant to which the Seller is a debtor or an obligor.

(vi)                              Downgrade of Originator.  Any downgrade in the rating of any Indebtedness of Originator by S&P, by Moody’s or by Fitch, setting forth the Indebtedness affected and the nature of such change.

(vii)                           Servicer Default.  The occurrence of any event or circumstance which constitutes a Servicer Default (as defined in either(7) Servicing Agreement) or which, with the giving of notice or the passage of time, would become a Servicer Default.

(viii)                        Receivables Classification.  The occurrence of any event or circumstance (including, without limitation, any change in law, regulation or systems reporting), which would impact the identification of any accounts receivable on the books and records of the Originator or the Seller not less than thirty (30) days prior to such occurrence (or in the event of a change in law or regulation, as soon as reasonably possible).

(ix)                              Appointment of Independent Manager.   The decision to appoint a new manager of the Seller as the “Independent Manager” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager.

(c)                                  Compliance with Laws and Preservation of Corporate Existence.  Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Such Seller Party will preserve and maintain its existence, rights and franchises in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction in which such qualification is necessary in view of its businesses and operations or the ownership of its properties, provided that such Seller Party shall not be required to preserve any such right or franchise or to remain so qualified unless the failure to do so could reasonably be expected to have a Material Adverse Effect.

(d)                                 Audits.  Such Seller Party will furnish to the Administrative Agent, each Managing Agent and each Financial Institution from time to time such information with respect

(7)   The word “the” located prior to the words “Servicing Agreement” was replaced by the word “either” in Section 7.1(b)(vii) by Amendment No. 6.

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to it and the Receivables as the Administrative Agent, any Managing Agent or any Financial Institution may reasonably request.  Such Seller Party will, from time to time during regular business hours as requested by the Administrative Agent, any Managing Agent or any Financial Institution upon reasonable notice permit the Administrative Agent, such Managing Agent or such Financial Institution, or any of their respective agents or representatives (and shall cause the Originator to permit the Administrative Agent, any Managing Agent or any Financial Institution or any of their respective agents or representatives), to (i) examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables, the Related Security, the 2001 Securitization Property, the 2014 Securitization Property and the Servicing Agreements, including, without limitation, the related Contracts(8), and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters.  Each such audit shall be at the sole cost of such Seller Party, provided that such Seller Party shall be required to pay for (A) during a Level One Enhancement Period, not more than one such audit per year, (B) during a Level Two Enhancement Period, not more than two such audits per year and (C) during a Level Three Enhancement Period, an unlimited number of such audits per year.

(e)                                  Keeping and Marking of Records and Books.

(i)                                     The Servicer will (and will cause the Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables and the performance of each Seller Party’s duties under the Transaction Documents and the Servicing Agreements (including, without limitation, records adequate to permit (A) the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable and (B) the performance of the calculations and allocations required by the Intercreditor Agreement and the Servicing Agreements(9)).  The Servicer will (and will cause the Originator to) give the Administrative Agent and each Managing Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)                                  Such Seller Party will (and will cause the Originator to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Administrative Agent, describing the Purchaser Interests and (B) at any time after the occurrence of an Amortization Event, upon the request of the Administrative Agent or any Managing

(8)  Clause (i) of Section 7.1(d) was modified by Amendment No. 6.

(9)  The phrase “the Service Agreement” was replaced by “the Servicing Agreements” throughout Section 7.1(e)(i) by Amendment No. 6.

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Agent, deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables, provided, that the requirements of this clause (B) shall apply solely to any Contract consisting of or evidenced by an instrument or chattel paper.

(f)                                   Compliance with Contracts and Credit and Collection Policy.  Such Seller Party will (and will cause the Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, except where the failure to so perform or comply could not reasonably be expected to have a Material Adverse Effect, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(g)                                  Performance and Enforcement of Receivables Sale Agreement.  The Seller will, and will require the Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in compliance with the terms thereof and will enforce the rights and remedies accorded to the Seller under the Receivables Sale Agreement.  The Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Purchasers as assignees of the Seller) under the Receivables Sale Agreement as the Administrative Agent, any Managing Agent or any Financial Institution may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

(h)                                 Ownership.  The Seller will (or will cause the Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent, the Managing Agents and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Seller therein as the Administrative Agent or any Managing Agent may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Managing Agents and the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent for the benefit of the Managing Agents and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Managing Agents and the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Managing Agents and the Purchasers as the Administrative Agent or any Managing Agent may reasonably request).

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(i)                                     Purchasers’ Reliance.  The Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller’s identity as a legal entity that is separate from Originator or any Affiliate thereof (each, a “CMS Entity”).  Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent, any Managing Agent or any Purchaser may from time to time reasonably request, to maintain the Seller’s identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of any CMS Entity and not just a division of a CMS Entity.  Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will:

(i)                                     conduct its own business in its own name and require that all full-time employees of the Seller, if any, identify themselves as such and not as employees of any CMS Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller’s employees);

(ii)                                  compensate all employees, consultants and agents directly, from Seller’s own funds, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any CMS Entity, allocate the compensation of such employee, consultant or agent between the Seller and such CMS Entity, as applicable, on a basis that reflects the services rendered to the Seller and such CMS Entity, as applicable;

(iii)                               maintain separate offices and, if such office is located in the offices of any CMS Entity, the Seller shall lease such office at a fair market rent;

(iv)                              have separate stationery, invoices and checks in its own name;

(v)                                 conduct all transactions with each CMS Entity (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s-length basis, allocate all overhead expenses for items shared between the Seller and any CMS Entity fairly and reasonably;

(vi)                              at all times have at least three Managers, at least one of which is an Independent Manager;

(vii)                           observe all limited liability company formalities as a distinct entity, and ensure that all limited liability company actions relating to (A) the selection, maintenance or replacement of the Independent Manager, (B) the dissolution or liquidation of the Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Seller, are duly authorized by unanimous vote of its Managers (including the Independent Manager);

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(viii)                        maintain the Seller’s books and records separate from those of any CMS Entity thereof and otherwise readily identifiable as its own assets rather than assets of a CMS Entity;

(ix)                              prepare its financial statements separately from those of any CMS Entity and insure that any consolidated financial statements of any CMS Entity that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that the Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Seller;

(x)                                 except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any CMS Entity and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which only the Seller or Servicer makes deposits and from which only the Seller or Servicer (or the Administrative Agent hereunder) has the power to make withdrawals;

(xi)                              pay all of the Seller’s operating expenses from the Seller’s own assets (except for certain payments by a CMS Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

(xii)                           maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

(xiii)                        take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion dated May 22, 2003 and issued by Skadden, Arps, Slate, Meagher & Flom, LLP, as counsel for the Seller, in connection with the Original RPA and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times; and

(xiv)                       maintain its Certificate of Formation and Limited Liability Company Agreement in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Formation or Limited Liability Company Agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement.

(j)                                    Collections.  Such Seller Party will cause (i) all checks representing Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections to be remitted to a Lock-Box, (ii) all other amounts in respect of Collections, 2001 Securitization

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Charge Collections and 2014 Securitization Charge Collections to be deposited directly to a Collection Account, (iii) all proceeds from all Lock-Boxes to be deposited by the Servicer into a Collection Account, (iv) all funds in each Collection Account which is not a Specified Account to be remitted to a Specified Account as soon as is reasonably practicable and (v) each Specified Account to be subject at all times to a Collection Account Agreement that is in full force and effect.  In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent, the Managing Agents and the Purchasers.  The Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement and the Intercreditor Agreement.  Upon not less than 30 days prior written notice to the Seller and the Servicer, the Administrative Agent may, in its reasonable discretion, designate additional Collection Accounts as Specified Accounts and such Specified Accounts shall be subject to the requirement set forth in clause (v) above.  On the date which is 30 days after the first day of a Level Three Enhancement Period, all Collection Accounts shall be Specified Accounts and such Specified Accounts shall be subject to the requirement set forth in clause (v) above.(10)

(k)                                 Taxes.  The Seller will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.  The Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Conduit, the Administrative Agent or any Financial Institution.  The Servicer will pay and discharge before the same shall become delinquent, all taxes and governmental charges imposed upon it or its property, provided that the Servicer shall not be required to pay or discharge any such tax or governmental charge (i) which is being contested by it in good faith and by proper procedures or (ii) the non-payment of which will not have a Material Adverse Effect.

(l)                                     Insurance.  The Seller will maintain in effect, or cause to be maintained in effect, at the Seller’s own expense, such casualty and liability insurance as the Seller shall deem appropriate in its good faith business judgment.

(m)                             Payment to Originator.  With respect to any Receivable purchased by the Seller from the Originator, such sale shall be effected under, and in compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the method of payment and amount and timing of payments to be made to the Originator in respect of the purchase price for such Receivable.

(10)  Clauses (i) and (ii) in Section 7.01(j) were modified by Amendment No. 6.

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(n)                                 Restrictions on Activities.  The Seller will operate its business and activities such that:  it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement, (iii) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originator thereunder for the purchase of Receivables under the Receivables Sale Agreement, and (iv) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement.

(o)                                 Modification of Limited Liability Company Agreement.  The Seller will maintain its limited liability company agreement in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its limited liability company agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

(p)                                 Modification of Receivables Sale Agreement.  The Seller will maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Administrative Agent, each Managing Agent and each Financial Institution.

(q)                                 Maintenance of Required Capital Amount.  The Seller will maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained.

(r)                                    Performance under Servicing Agreements.  The Servicer will perform and comply with all obligations of the Servicer as “Servicer” under each Servicing Agreement, including, without limitation, its duties and responsibilities relating to the calculations and allocations required by the Intercreditor Agreement and each Servicing Agreement.(11)

(s)                                   Financing Statements for Supplement Indentures.    The Seller will (or will cause Originator to) cause the collateral description in each UCC-1 Financing Statement filed pursuant to any Supplement Indenture to expressly exclude all Receivables, all Related Security, all Collections, each Lock-Box, each Collection Account and the proceeds thereof in a manner acceptable to the Administrative Agent.

(11)  Section 7.01(r) was retitled and modified by Amendment No. 6.

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(t)                                    Receivables Classification.  In connection with any change in the identification of any accounts receivable on the books and records of the Originator or the Seller, the Seller shall ensure that all actions required by Section 7.1(h) will have been taken prior to such change.

(u)                                 Certification of Receivables Classification.  In connection with the delivery of each Monthly Report, the Servicer shall certify to the Administrative Agent and each Managing Agent that it has made diligent inquiry and that the accounts receivable included in such report as Receivables are identified on the books and records of the Originator and the Seller with the account code “Account 1460000 Customer Receivables” or “Account 1460201 — A/R Other”.

Section 7.2                                    Negative Covenants of the Seller Parties.  Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

(a)                                 Name Change, Offices and Records.  The Seller will not (and will not permit the Originator to) (i) make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, corporate structure or location of books and records unless, at least thirty (30) days prior to the effective date of any such name change, change in corporate structure, or change in location of its books and records the Seller notifies the Administrative Agent and each Managing Agent thereof and delivers to the Administrative Agent and each Managing Agent such financing statements (Forms UCC-1 and UCC-3) authorized or executed by the Seller (if required under applicable law) which the Administrative Agent or any Managing Agent may reasonably request to reflect such name change, location change, or change in corporate structure, together with such other documents and instruments that the Administrative Agent or any Managing Agent may reasonably request in connection therewith and has taken all other steps to ensure that the Administrative Agent, for the benefit of itself, the Managing Agents and the Purchasers, continues to have a first priority, perfected ownership or security interest in the Receivables, the Related Security related thereto and any Collections thereon, or (ii) change its jurisdiction of organization unless the Administrative Agent shall have received from the Seller, prior to such change, (A) those items described in clause (i) hereof, and (B) if the Administrative Agent, any Managing Agent or any Purchaser shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to such organization and the Seller’s or the Originator’s, as applicable, valid existence and good standing and the perfection and priority of the Administrative Agent’s ownership or security interest in the Receivables, the Related Security and Collections.

(b)                                 Change in Payment Instructions to Obligors.  Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) (A) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account if a Specified Account, or Lock-Box if linked to a Specified Account and (B) with respect to the addition of a

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Lock-Box, an executed P.O. Box Transfer Notice with respect to the new Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments without notice to the Administrative Agent if such new instructions require such Obligor to make payments to an existing Specified Account or Lock-Box.

(c)                                  Modifications to Contracts and Credit and Collection Policy.  Such Seller Party will not, and will not permit the Originator to, make any change to the Credit and Collection Policy that would be reasonably likely to adversely affect the collectibility of the Receivables.  Except as provided in Section 8.2(d), the Servicer will not, and will not permit the Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)                                 Sales, Liens.  The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Administrative Agent, the Managing Agents and the Purchasers provided for herein), and the Seller will defend the right, title and interest of the Administrative Agent, the Managing Agents and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or the Originator.  The Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

(e)                                  Net Receivables Balance.  At no time prior to the Amortization Date shall the Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

(f)                                   Termination Date Determination.  The Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Administrative Agent, each Managing Agent and each Financial Institution, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

(g)                                  Restricted Junior Payments.  During the continuation of any Amortization Event, the Seller will not make any Restricted Junior Payment if, after giving effect thereto, the Seller would fail to meet its obligations set forth in Section 7.2(e).

(h)                                 Collection Accounts not Subject to Collection Account Agreement.  At any time after the 30th day following the first day of a Level Three Enhancement Period, such Seller Party will not, and will not permit the Originator to, direct any Collections to be remitted to any Collection Account not subject at all times to a Collection Account Agreement.

(i)                                     Commingling.  Such Seller Party shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box or Collection Account cash or

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cash proceeds other than Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections(12).

(j)                                    Servicing Agreements.  Without the consent of the Administrative Agent, each Managing Agent and each Financial Institution, the Servicer will not amend, modify or waive any term or condition of (i) Section 3.02 or Section 5.04 of the 2001 Servicing Agreement, (ii) Annex 2 to the 2001 Servicing Agreement, (iii) the definition of the term “Securitization Charges”, “Securitization Charge Collections” or “Transferred Securitization Property” in the 2001 Servicing Agreement, (iv) Section 3.01(a), Section 4.01 or Section 8.04 of the 2014 Servicing Agreement, (v) Exhibit A to the 2014 Servicing Agreement, (vi) the definition of the term “Securitization Charge”, “Securitization Charge Collections” or “Securitization Property” in the 2014 Servicing Agreement or (vii) to the extent relating to any of the foregoing, any definition used directly or indirectly in any of the foregoing terms or conditions.(13)

ARTICLE VIII
ADMINISTRATION AND COLLECTION

Section 8.1                                    Designation of Servicer.

(a)                                 The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1.  Consumers is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement.  The Administrative Agent may, and shall, at the direction of the Required Financial Institutions, at any time designate as the Servicer any Person to succeed Consumers or any successor Servicer.

(b)                                 Without the prior written consent of the Administrative Agent, each Managing Agent and the Required Financial Institutions, Consumers shall not be permitted to delegate any of its duties or responsibilities as the Servicer to any Person other than (i) the Seller and (ii) with respect to certain delinquent Receivables, outside collection agencies in accordance with its customary practices.  The Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Consumers.  If at any time the Administrative Agent shall designate as the Servicer any Person other than Consumers, all duties and responsibilities theretofore delegated by Consumers to the Seller may, at the discretion of the Administrative Agent and shall, at the direction of the Required Financial Institutions, be terminated forthwith on notice given by the Administrative Agent to Consumers and to the Seller.

(c)                                  Notwithstanding any delegation by Consumers pursuant to the foregoing subsection (b), (i) Consumers shall be and remain primarily liable to the Administrative Agent, the Managing Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Administrative Agent, the Managing

(12)  Section 7.2(i) was modified by Amendment No. 6.

(13)  Section 7.2(j) was retitled and restated in its entirety by Amendment No. 6.

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Agents and the Purchasers shall be entitled to deal exclusively with Consumers in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder.  The Administrative Agent, the Managing Agents and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Consumers in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished.  Consumers, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

Section 8.2                                    Duties of Servicer.

(a)                                 The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(b)                                 The Servicer will instruct all Obligors to pay all Collections, all 2001 Securitization Charge Collections and all 2014 Securitization Charge Collections directly to a Lock-Box or Collection Account.(14)  The Servicer shall effect (i) except as agreed to between the Servicer and the Administrative Agent (such agreement not to be unreasonably withheld), a Collection Account Agreement substantially in the form of Exhibit VI with each bank maintaining a Collection Account at any time and (ii) a P.O. Box Transfer Notice substantially in the form of Exhibit XI with respect to each Lock-Box.  In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances.  From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

(c)                                  The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II.  The Servicer shall set aside and hold in trust for the account of the Seller and the Purchasers their respective shares of the Collections in accordance with Article II.  The Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II.  If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following

(14)  The first sentence in Section 8.2(b) was restated in its entirety by Amendment No. 6.

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receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(d)                                 The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Administrative Agent, the Managing Agents or the Purchasers under this Agreement.  Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(e)                                  The Servicer shall hold in trust for the Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent.  The Servicer shall, as soon as practicable following receipt thereof turn over to the Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables.  The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

(f)                                   Any payment by an Obligor in respect of any indebtedness owed by it to the Originator or the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3                                    Collection Notices.  The Administrative Agent is authorized at any time (i) when an Amortization Event exists or (ii) during a Level Three Enhancement Period, to date and to deliver to the Collection Banks the Collection Notices.  The Seller hereby transfers to the Administrative Agent for the benefit of the Purchasers, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Collection Account and control of each Lock-Box.  In case any authorized signatory of the Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force.  The Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled (i) when an Amortization Event exists or (ii) during a Level Three Enhancement Period to (A) endorse the Seller’s name on checks and other instruments representing Collections, (B) enforce the Receivables, the related Contracts and the Related Security and (C) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than the Seller.

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Section 8.4                                    Responsibilities of Seller.  Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent, any Managing Agent or any Purchaser of its rights hereunder shall not release the Servicer, the Originator or the Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts.  None of the Administrative Agent, the Managing Agents or the Purchasers shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller.

Section 8.5                                    Reports.  The Servicer shall prepare and forward to the Administrative Agent, each Managing Agent and each Financial Institution (i) on the twelfth (12th) Business Day of each month and at such times as the Administrative Agent, any Managing Agent or any Financial Institution shall request, a Monthly Report, (ii) on the second (2nd) Business Day of each week during a Level Two Enhancement Period, a weekly report in substantially the same form as the Monthly Report or such other form approved by the Administrative Agent and each Managing Agent in writing and reflecting information as of the end of the prior week, (iii) on each Business Day during a Level Three Enhancement Period, a Daily Report, and (iv) at such times as the Administrative Agent, any Managing Agent or any Financial Institution shall reasonably request, an aging of Receivables.

Section 8.6                                    Servicing Fees.  In consideration of Consumers’ agreement to act as the Servicer hereunder, the Purchasers hereby agree that, so long as Consumers shall continue to perform as the Servicer hereunder, the Seller shall pay over to Consumers a fee (the “Servicing Fee”) on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1.0% per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities.

ARTICLE IX
AMORTIZATION EVENTS

Section 9.1                                    Amortization Events.  The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a)                                 Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due and such failure shall continue for one (1) Business Day, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 9.1(b) through (m)) and such failure shall continue for five (5) consecutive Business Days or a “Servicer Default” shall occur under (and as such term is defined in) either(15) Servicing Agreement.

(b)                                 Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been (i) with respect to any representations, warranties, certifications or statements which contain a materiality qualifier, incorrect in any respect when made or deemed made and (ii) with respect to any representations,

(15)  Section 9.1(a) was modified by Amendment No. 6.

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warranties, certifications or statements which do not contain a materiality qualifier, incorrect in any material respect when made or deemed made.

(c)                                  (i) Failure of the Seller to pay any Indebtedness when due or the failure of Servicer to pay Indebtedness when due in excess of $25,000,000 and such failure shall continue after any applicable grace period; or (ii) the default by any Seller Party in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity, unless the obligor under or holder of such Indebtedness shall have waived in writing such circumstance, or such circumstance has been cured so that such circumstance is no longer continuing; or (iii) any such Indebtedness of any Seller Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or (iv) any “default” under the 1945 Indenture shall occur.

(d)                                 (i) Any Seller Party shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), any such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur or (iii) any Seller Party shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

(e)                                  The Seller shall fail to comply with the terms of Section 2.7 hereof.

(f)                                   As at the end of any Accrual Period:

(i)                                     the average of the Dilution Ratios as of the end of such Accrual Period and the two preceding Accrual Periods shall exceed 1.75%, or

(ii)                                  the average of the Loss-to-Liquidation Ratios as of the end of such Accrual Period and the two preceding Accrual Periods shall exceed 2.5%, or

(iii)                               the average of the Past Due Ratios as of the end of such Accrual Period and the two preceding Accrual Periods shall exceed (A) 12.0% for any Accrual Period occurring in May through December of any calendar year or (B) 8.5% for any Accrual Period occurring in January through April of any calendar year, or(16)

(16)  Clause (iii) was replaced in its entirety by Amendment No. 2 and Amendment No. 4.

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(iv)                              the average of the Days Sales Outstanding Ratios as of the end of such Accrual Period and the two preceding Accrual Periods shall exceed 55 days.

(g)                                  A Change of Control shall occur.

(h)                                 (i) One or more final judgments for the payment of money in an amount in excess of $10,000 shall be entered against the Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $25,000,000 in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and (i) enforcement proceedings have been commenced by any creditor upon any such judgment or (ii) such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

(i)                                     The “Termination Date” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or Originator shall for any reason cease to transfer Receivables to the Seller under the Receivables Sale Agreement.

(j)                                    This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Seller, or the Administrative Agent for the benefit of the Managing Agents and the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Specified Accounts.

(k)                                 Consumers shall fail to maintain a ratio of Total Consolidated Debt to Total Consolidated Capitalization of not greater than 0.65 to 1.0.(17)

(l)                                     Any term or provision of the 2001 Securitization Charge Sale Agreement, the 2001 Servicing Agreement, the 2014 Sale Agreement or the 2014 Servicing Agreement shall be amended, waived or otherwise modified in any manner which, in the judgment of the Administrative Agent or any Managing Agent, has an adverse effect on the Administrative Agent’s, Managing Agent’s or the Purchasers’ interests under this Agreement(18).

(m)                             Any Person shall be appointed as an Independent Manager of the Seller without prior notice thereof having been given to the Administrative Agent and each Managing Agent in accordance with Section 7.1(b)(ix) or without the written acknowledgement by the Administrative Agent and each Managing Agent that such Person conforms, to the reasonable satisfaction of the Administrative Agent and each Managing Agent, with the criteria set forth in the definition herein of “Independent Manager.”

Section 9.2                                    Remedies.  Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or upon the direction of any Managing Agent or any Financial Institution shall, take any of the following actions: (i) replace the Person

(17)  Subsection (k) was replaced in its entirety by Amendment No. 4.

(18)  Section 9.1(l) was modified by Amendment No. 6.

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then acting as the Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks and/or instruct the Postmaster General of the applicable Post Office to restrict access to the Lock-Boxes, and (v) notify Obligors of the Purchasers’ interest in the Receivables.  The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent, the Managing Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE X
INDEMNIFICATION

Section 10.1                             Indemnities by the Seller.  Without limiting any other rights that the Administrative Agent, any Managing Agent or any Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify (and pay upon demand to) the Administrative Agent, each Managing Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Administrative Agent, such Managing Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, excluding, however, in all of the foregoing instances:

(a)                                 Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b)                                 Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c)                                  taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the intended characterization for income tax purposes of the acquisition by the Purchasers of

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Purchaser Interests as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of the Seller or limit the recourse of any Indemnified Party to the Seller for amounts otherwise specifically provided to be paid by the Seller under the terms of this Agreement.  Without limiting the generality of the foregoing indemnification, but subject to the exclusions in clauses (a), (b) and (c) above, the Seller shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller) relating to or resulting from:

(i)                                     the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included;

(ii)                                  any representation or warranty made by the Seller or the Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other written information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(iii)                               the failure by the Seller or the Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation, the violation of which shall cause the Receivables to be uncollectible or unenforceable by the Seller, the Administrative Agent, the Managing Agents or the Purchasers in whole or in part, or any failure of the Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iv)                              any failure of the Seller or the Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(v)                                 any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(vi)                              any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the provision of goods, electricity, gas or services related to such Receivable or the furnishing or failure to furnish such goods, electricity, gas or services;

(vii)                           the commingling of Collections of Receivables at any time with other funds;

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(viii)                        any investigation, litigation or proceeding initiated by a party other than a Purchaser, a Managing Agent or the Administrative Agent related to or arising from this Agreement, any other Transaction Document, either Servicing Agreement or any other Basic Document (as defined in either Servicing Agreement), the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to the Seller or the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby, provided that the Seller shall have no obligation to indemnify any Indemnified Party under this paragraph (viii) for Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;(19)

(ix)                              any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(x)                                 any Amortization Event described in Section 9.1(d);

(xi)                              any failure of the Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of the Seller to give reasonably equivalent value to the Originator under the Receivables Sale Agreement in consideration of the transfer by the Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xii)                           any failure to vest and maintain vested in the Administrative Agent for the benefit of the Managing Agents and the Purchasers, or to transfer to the Administrative Agent for the benefit of the Managing Agents and the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xiii)                        the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

(xiv)                       any action or omission by the Seller (other than in accordance with or as contemplated by this Agreement or any other Transaction Document) which reduces or

(19)  Section 10.1(viii) was modified by Amendment No. 6.

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impairs the rights of the Administrative Agent, the Managing Agents or the Purchasers with respect to any Receivable and the Related Security and Collections with respect thereto or the value of any such Receivable and the Related Security and Collections with respect thereto; and

(xv)                          any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action.

Section 10.2                             Indemnities by the Servicer.  Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts that may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to:

(a)                                 any representation or warranty made by the Servicer (or any officers of Servicer) under or in connection with this Agreement, any other Transaction Document or any other written information or report delivered by the Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(b)                                 the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, the violation of which shall cause the Receivables to be uncollectible or unenforceable by Seller, the Administrative Agent, the Managing Agents or the Purchasers in whole or in part;

(c)                                  any failure of the Servicer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(d)                                 the commingling of Collections of Receivables at any time with other funds;

(e)                                  any action or omission by the Servicer (other than in accordance with or as contemplated by this Agreement or any other Transaction Document) which reduces or impairs the rights of the Administrative Agent, the Managing Agents or the Purchasers with respect to any Receivable and the Related Security and Collections with respect thereto or the value of any Receivable and the Related Security and Collections with respect thereto; and

(f)                                   the failure of any Receivable treated as or represented by the Servicer to be an Eligible Receivable to be an Eligible Receivable at the time so treated or represented;

excluding, however, in all of the foregoing instances Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification.

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Section 10.3                             Increased Cost and Reduced Return.(20)

(a)                                 If any Regulatory Change (i) subjects any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or this Agreement or a Purchaser’s or Funding Source’s obligations under a Funding Agreement or this Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source or a Purchaser, or credit extended by a Funding Source or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source or a Purchaser of performing its obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on a Funding Source’s or Purchaser’s capital or assets as a consequence of its obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by a Funding Source or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, within 30 days after demand by the Administrative Agent, Seller shall pay to the Program Agent, for the benefit of the relevant Funding Source or Purchaser, such amounts charged to such Funding Source or Purchaser or such amounts to otherwise compensate such Funding Source or such Purchaser for such increased cost or such reduction.  The term “Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any Governmental Authority, Accounting Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency; provided that for purposes of this definition, compliance with, (x) the United States bank regulatory rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modification to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted on December 15, 2009, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (z) all requests, rules, guidelines and directives, including without limitation, Basel III, promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented.  Seller acknowledges that any Purchaser or Conduit Funding Source may institute measures in anticipation of a Regulatory Change, and may commence allocating charges to or seeking compensation from Seller under this Section 10.3,  in

(20)  Section 10.3 was replaced in its entirety by Amendment No. 4.

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advance of the effective date of such Regulatory Change and Seller agrees to pay such charges or compensation to the Program Agent, for the benefit of such Purchaser or Funding Source, following demand therefor without regard to whether such effective date has occurred.  Seller further acknowledges that any charge or compensation demanded hereunder may take the form of a monthly charge to be assessed by such Purchaser. (21)

(b)                                 Prior to making any demand for payment under this Section 10.3, a certificate of the applicable Purchaser or Funding Source setting forth the amount or amounts reasonably determined necessary to compensate such Purchaser or Funding Source pursuant to paragraph (a) of this Section 10.3 shall be delivered to the Seller, which shall be conclusive absent manifest error.

(c)                                  Notwithstanding the foregoing, no Person shall be entitled to receive any amount under this Section to the extent that such amount relates to an increased cost or reduction incurred for a date that is more than 90 days prior to the date that the Seller first receives notice thereof, provided, that if such increased cost or reduction is imposed retroactively, such 90-day period shall be extended to include the period of the retroactive effect thereof.

Section 10.4                             Other Costs and Expenses.  The Seller shall pay to the Administrative Agent, each Managing Agent and each Purchaser on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable cost of such Person’s auditors auditing the books, records and procedures of the Seller, reasonable fees and out-of-pocket expenses of legal counsel for such Person (which such counsel may be employees of such Person) with respect thereto and with respect to advising such Person as to their respective rights and remedies under this Agreement.  The Seller shall pay to the Administrative Agent or each Managing Agent, as applicable (for the account of the Administrative Agent, the Managing Agents and the Purchasers, as applicable) on demand any and all reasonable costs and expenses of the Administrative Agent, the Managing Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents (including any amendments hereto or thereto), or the administration of this Agreement following an Amortization Event.

Section 10.5                             Accounting Based Consolidation Event.

Upon demand by the Administrative Agent or the applicable Managing Agent, the Seller shall pay to the Administrative Agent or such applicable Managing Agent, for the benefit of the relevant Funding Source, such amounts as such Funding Source reasonably determines will compensate or reimburse such Funding Source for any (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Funding Source, (ii) reduction in the rate of return on such Funding Source’s capital or reduction in the amount of any sum received or receivable by such Funding Source or (iii) internal capital charge or other imputed cost

(21)  Clause (a) was replaced in its entirety by Amendment No.5.

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determined by such Funding Source to be allocable to the Seller or the transactions contemplated in this Agreement, in each case resulting from or in connection with the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of an Funding Source.  Amounts under this Section 10.5 may be demanded at any time without regard to the timing of issuance of any financial statement by any Conduit or by any Funding Source.

ARTICLE XI
THE AGENT

Section 11.1                             Authorization and Action.  Each Purchaser hereby (i) designates and appoints BNS to act as its administrative agent hereunder and under each other Transaction Document, (ii) designates and appoints its related Managing Agent as its managing agent, and (iii) authorizes the Administrative Agent and such Managing Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent or the Managing Agent, as applicable, by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto.  Neither the Administrative Agent nor any Managing Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, nor any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent or any Managing Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Administrative Agent or any Managing Agent.  In performing its functions and duties hereunder and under the other Transaction Documents, the Administrative Agent and each Managing Agent shall act solely as agent for the Purchasers designating such agent and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns.  Neither the Administrative Agent nor any Managing Agent shall be required to take any action that exposes the such Person to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law.  The appointment and authority of the Administrative Agent and the Managing Agents hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids.  Each Purchaser hereby authorizes the Administrative Agent to execute each of the UCC financing statements, the Intercreditor Agreement and such other Transaction Documents as may require the Administrative Agent’s signature on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).  Each Purchaser hereby authorizes its related Managing Agent to execute the Fee Letter on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

Section 11.2                             Delegation of Duties.  The Administrative Agent and the Managing Agents may execute any of their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Neither the Administrative Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

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Section 11.3                             Exculpatory Provisions.  None of the Administrative Agent, the Managing Agents, or any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith.  Neither the Administrative Agent nor any Managing Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties.  Neither the Administrative Agent nor any Managing Agent shall be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Administrative Agent or such Managing Agent, as applicable, has received notice of such Amortization Event or Potential Amortization Event from the Seller or a Purchaser.  No Managing Agent shall have any responsibility hereunder to any Purchaser other than the Purchasers in its Purchaser Group.

Section 11.4                             Reliance by the Administrative Agent and the Managing Agents.  The Administrative Agent and the Managing Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Administrative Agent or any Managing Agent.  Each of the Administrative Agent and each Managing Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the related Purchaser Group or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Administrative Agent or such Managing Agent shall have received such advice, the Administrative Agent or such Managing Agent may take or refrain from taking any action, as the Administrative Agent or such Managing Agent shall deem advisable and in the best interests of the Purchasers.  The Administrative Agent and the Managing Agents shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of its related Purchaser Group or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

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Section 11.5                             Non-Reliance on Administrative Agent, the Managing Agents and Other Purchasers.

(a)                                 Each Purchaser expressly acknowledges that none of the Administrative Agent, the Managing Agents, or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any Managing Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Managing Agent.  Each Purchaser represents and warrants to the Administrative Agent and the Managing Agents that it has and will, independently and without reliance upon the Administrative Agent, any Managing Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

(b)                                 Without limiting clause (a) above, each Purchaser acknowledges and agrees that neither such Purchaser nor any of its Affiliates, participants or assignees may rely on the Administrative Agent or any Managing Agent to carry out such Purchaser’s or other Person’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as amended or replaced, the “CIP Regulations”), or any other applicable law, rule, regulation or order of any governmental authority, including any program involving any of the following items relating to or in connection with any Seller Party or any of their Affiliates or agents, the Transaction Documents or the transactions contemplated hereby: (i) any identity verification procedure; (ii) any recordkeeping; (iii) any comparison with a government list; (iv) any customer notice or (v) any other procedure required under the CIP Regulations or such other law, rule, regulation or order.

Section 11.6                             Reimbursement and Indemnification.  The Financial Institutions agree to reimburse and indemnify the Administrative Agent and the Financial Institutions in each Purchaser Group agree to reimburse and indemnify the Managing Agent for such Purchaser Group, and their respective officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Administrative Agent or such Managing Agent, acting in its capacity as the Administrative Agent or a Managing Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Administrative Agent, in its capacity as Administrative Agent, or any Managing Agent, acting in its capacity as a Managing Agent and acting on behalf of its related Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

Section 11.7                             Administrative Agent and Managing Agents in their Individual Capacity.  The Administrative Agent, each Managing Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though it were not the Administrative Agent or a Managing Agent hereunder.  With respect to the acquisition of Purchaser Interests pursuant to

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this Agreement, the Administrative Agent and each Managing Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Administrative Agent or a Managing Agent, and the terms “Financial Institution,” “Purchaser,” “Financial Institutions” and “Purchasers” shall include the Administrative Agent or such Managing Agent in its individual capacity, as applicable.

Section 11.8                             Successor Administrative Agent.  The Administrative Agent may, upon five (5) days’ notice to the Seller and the Purchasers, and the Administrative Agent will, upon the direction of all of the Purchasers (other than the Administrative Agent, in its individual capacity) resign as Administrative Agent.  If the Administrative Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor administrative agent.  If for any reason no successor Administrative Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Administrative Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers.  After the effectiveness of any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and under the other Transaction Documents.

Section 11.9                             Successor Managing Agent.  A Managing Agent may, upon five- days’ notice to the Seller, the Administrative Agent and the Purchasers in its Purchaser Group, and a Managing Agent will, upon the direction of all of the Purchasers in such Managing Agent’s Purchaser Group (other than such Managing Agent, in its individual capacity) resign as Managing Agent.  If a Managing Agent shall resign, then the Financial Institutions in such Purchaser Group during such five-day period shall appoint from among such Financial Institutions a successor Managing Agent.  If for any reason no successor Managing Agent is appointed by such Financial Institutions during such five-day period, then effective upon the termination of such five-day period, the Purchasers in such Purchaser Group shall perform all of the duties of the resigning Managing Agent hereunder and under the other Transaction Documents and the Seller, the Servicer and the Administrative Agent (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with such Purchasers.  After the effectiveness of any retiring Managing Agent’s resignation hereunder, the retiring Managing Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement and under the other Transaction Documents.

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ARTICLE XII
ASSIGNMENTS; PARTICIPATIONS

Section 12.1                             Assignments.

(a)                                 The Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by a Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement (i) to the Financial Institutions in such Conduit’s Purchaser Group pursuant to this Agreement or pursuant to a Liquidity Agreement, (ii) to any other issuer of commercial paper notes sponsored or administered by a Financial Institution or (iii) to any other Person; provided that, except (A) after the occurrence and during the continuation of an Amortization Event or (B) during a Level Two Enhancement Period or a Level Three Enhancement Period, such Conduit may not make any such assignment pursuant to this clause (iii), except in the event that the circumstances described in Section 12.1(c) occur, without the consent of the Seller (which consent shall not be unreasonably withheld or delayed).  Upon such assignment, such Conduit shall be released from its obligations so assigned.  Further, the parties hereto hereby agree that any assignee of a Conduit of this Agreement or all or any of the Purchaser Interests of any Conduit shall have all of the rights and benefits under this Agreement as if the term “Conduit” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such Conduit hereunder.  Neither the Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

(b)                                 Any Financial Institution may at any time and from time to time assign to one or more Persons (“Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution, provided, that an assignment made by an Affected Financial Institution pursuant to paragraph (c) below may occur at any time.  The consent of the Conduit in such Financial Institution’s Purchaser Group and, other than (A) after the occurrence and during the continuation of an Amortization Event or (B) during a Level Two Enhancement Period or a Level Three Enhancement Period, the Seller (such consent not to be unreasonably withheld or delayed) shall be required prior to the effectiveness of any such assignment.  Notwithstanding the foregoing, an assignment made by an Affected Financial Institution pursuant to paragraph (c) below may occur without the consent of the Seller; provided that if the Affected Financial Institution is not a Financial Institution or Managing Agent on the date hereof or an Affiliate of such Person, the applicable Managing Agent agrees to use reasonable efforts to choose an assignee of such Affected Financial Institution that is acceptable to the Seller; provided further however, that if such Managing Agent and the Seller do not agree on such an assignee within ten (10) Business Days after such Affected Financial Institution becomes an Affected Financial Institution, such Managing Agent may choose an assignee in its sole discretion.  Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s and (ii) agree to deliver to the related Managing Agent, promptly following any request therefor by the Managing Agent for its Purchaser Group or the affected Conduit, an enforceability opinion in form and substance satisfactory to such Managing Agent and such Conduit.  Upon delivery of the executed Assignment Agreement to the related Managing Agent and the Administrative Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment.  Thereafter the

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Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers, the Managing Agents or the Administrative Agent shall be required.

(c)                                  Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s (an “Affected Financial Institution”), such Affected Financial Institution shall be obligated, at the request of the Conduit in such Financial Institution’s Purchaser Group or the applicable Managing Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by such Managing Agent and acceptable to such affected Conduit, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution’s Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

Section 12.2                             Participations.  Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share of the Purchaser Interests of such Financial Institutions or any other interest of such Financial Institution hereunder.  Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and the Seller, the Conduits, the Managing Agents and the Administrative Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution’s rights and obligations under this Agreement.  Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 13.1(b)(i).

Section 12.3                             Additional Purchaser Groups.  Upon the Seller’s request with written consent of the Administrative Agent and each Managing Agent, an additional Purchaser Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Purchaser Group, the Seller, the Servicer, the Administrative Agent and each Managing Agent.  Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a “Conduit” shall become a party hereto as a Conduit, entitled to the rights and subject to the obligations of a Conduit hereunder, (ii) each Person specified therein as a “Financial Institution” shall become a party hereto as a Financial Institution, entitled to the rights and subject to the obligations of a Financial Institution hereunder, (iii) each Person specified therein as a “Managing Agent” shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Purchase Limit shall be increased by an amount equal to the aggregate Commitments of the Financial Institutions party to such Joinder Agreement.

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Section 12.4                             Extension of Liquidity Termination Date.  The Seller may advise the Administrative Agent and each Managing Agent in writing of its desire to extend the Liquidity Termination Date for an additional 364 days, provided such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Liquidity Termination Date.  Each Managing Agent, upon being so advised by the Seller, shall promptly notify each Financial Institution in such Managing Agent’s Purchaser Group of any such request and each such Financial Institution shall notify the Administrative Agent, its related Managing Agent and the Seller of its decision to accept or decline the request for such extension no later than 30 days prior to the then current Liquidity Termination Date (it being understood that each Financial Institution may accept or decline such request in its sole discretion and on such terms as it may elect, and the failure to so notify the Administrative Agent, its related Managing Agent and the Seller shall be deemed an election not to extend by such Financial Institution).  In the event that at least one Financial Institution agrees to extend the Liquidity Termination Date, the Seller Parties, the Administrative Agent, the related Managing Agents and the extending Financial Institutions shall enter into such documents as such extending Financial Institutions may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Financial Institutions, the related Managing Agents and the Administrative Agent (including reasonable attorneys’ fees) shall be paid by the Seller.  In the event that any Financial Institution declines the request to extend the Liquidity Termination Date (each such Financial Institution being referred to herein as a “Non-Renewing Financial Institution”), and, in the case of a Non-Renewing Financial Institution described in clause (a), the Commitment of such Non-Renewing Financial Institution is not assigned to another Person in accordance with the terms of this Article XII prior to the then current Liquidity Termination Date, the Purchase Limit shall be reduced by an amount equal to each such Non-Renewing Financial Institution’s Commitment on the then current Liquidity Termination Date.

Section 12.5                             Terminating Financial Institutions.

(a)                                 Any Affected Financial Institution or Non-Renewing Financial Institution which has not assigned its rights and obligations hereunder if requested pursuant to this Article XII shall be a “Terminating Financial Institution” for purposes of this Agreement as of the then current Liquidity Termination Date (or, in the case of any Affected Financial Institution, such earlier date as declared by the Administrative Agent).

(b)                                 The Commitment of any Financial Institution shall terminate on the date it becomes a Terminating Financial Institution.  Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2, 2.4 and 2.5) all rights and obligations of such terminating Financial Institution hereunder shall be terminated and such terminating Financial Institution shall no longer be a “Financial Institution” hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests or the Commitment held by such Terminating Financial Institution prior to its termination as a Financial Institution.

Section 12.6                             USA Patriot Act Certification.  Within 10 days after the date of this Agreement and at such other times as are required under the USA Patriot Act, each Purchaser and each assignee and participant that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement

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contained in Section 313 of the USA Patriot Act and the applicable regulations) shall deliver to the Administrative Agent a certification, or, if applicable, recertification, certifying that such Purchaser is not a “shell” and certifying as to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations.

Section 12.7                             Federal Reserve.  Notwithstanding any other provision of this Agreement to the contrary, any Financial Institution may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Financial Institution to a Federal Reserve Bank, without notice to or consent of the Seller or the Administrative Agent or any other Person; provided that no such pledge or grant of a security interest shall release a Financial Institution from any of its obligations hereunder, or substitute any such pledgee or grantee for such Financial Institution as a party hereto.

Section 12.8                             Closing Date Assignments.

(a)                                 On the date hereof, (i) Falcon hereby assigns to Victory Receivables Corporation, $100,000,000 of its Purchase Limit and (ii) JPMC hereby assigns to Union Bank, N.A., $100,000,000 of its Commitment, such that after giving effect to such assignments, each of the Purchasers party hereto on the date hereof have the respective amounts of the Conduit Purchase Limit or Commitment, as applicable, as set forth on Schedule A hereto.  All accrued fees due to Falcon and JPMC through the date hereof shall be paid to the Administrative Agent for the benefit of Falcon and JPMC by the Seller on the Settlement Date in December of 2010.

(b)                                 Each of Falcon, JPMC and each New Purchaser hereby confirms to and agrees with each other, the Administrative Agent and each Managing Agent hereto as follows:  (i) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, neither Falcon nor JPMC makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with this Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Purchaser Interests, this Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (ii) neither Falcon nor JPMC makes any representation or warranty or assumes any responsibility with respect to the financial condition of the Seller, any Obligor, the Servicer, the Originator, Consumers, any Affiliate of the Seller or the performance or observance by the Seller, any Obligor, the Servicer, the Originator, any Affiliate of the Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (iii) each New Purchaser confirms that it has received a copy of this Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Agreement; and (iv) each New Purchaser will, independently and without reliance upon the Administrative Agent, any Managing Agent, any Purchaser or the Seller and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Transaction Documents.

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ARTICLE XIII
MISCELLANEOUS

Section 13.1                             Waivers and Amendments.

(a)                                 No failure or delay on the part of the Administrative Agent, any Managing Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)                                 No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b).  The Seller and the Administrative Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

(i)                                     without the consent of each Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component thereof), (C) reduce any fee payable to any Managing Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Pro Rata Share (except as may be required pursuant to a Liquidity Agreement) or any Financial Institution’s Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions, this Section 13.1(b) or Section 9.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Applicable Maximum Purchaser Interest,” “Applicable Stress Factor,” “Dilution Percentage,” “Dilution Reserve,” “Eligible Receivable,” “Level One Enhancement Period,” “Level Two Enhancement Period,” “Level Three Enhancement Period,” “Loss Reserve,” “Loss Percentage,” “Net Receivables Balance,” “Yield and Servicer Fee Reserve,” or “Yield and Servicer Fee Percentage,” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses;

(ii)                                  without the written consent of the then Administrative Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Administrative Agent; or

(iii)                               without the written consent of each Managing Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Managing Agent.

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Any modification or waiver made in accordance with this Section 13.1 shall apply to each of the Purchasers equally and shall be binding upon the Seller, the Servicer, the Purchasers, the Managing Agents and the Administrative Agent.

Section 13.2                             Notices.  Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto.  Each such notice or other communication shall be effective if given by facsimile transmission, upon confirmation of receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section 13.2.  The Seller and the Servicer hereby authorize each Managing Agent to effect purchases and each Managing Agent to make Tranche Period and Bank Rate selections based on telephonic notices made by any Person whom such Managing Agent in good faith believes to be acting on behalf of the Seller.  The Seller agrees to deliver promptly to the applicable Managing Agent a written confirmation of each telephonic notice signed by an authorized officer of the Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice.  If the written confirmation differs from the action taken by such Managing Agent, the records of such Managing Agent shall govern absent manifest error.

Section 13.3                             Ratable Payments.  If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.3, 10.4 or 10.5) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 13.4                             Protection of Ownership Interests of the Purchasers.

(a)                                 The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent or any Managing Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Administrative Agent, the Managing Agents or the Purchasers to exercise and enforce their rights and remedies hereunder.  At any time after the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or the Administrative Agent may direct the Seller or the Servicer to, notify the Obligors of Receivables, at the Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee.  The Seller or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.

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(b)                                 If any Seller Party fails to perform any of its obligations hereunder, the Administrative Agent, any Managing Agent or any Purchaser may (but shall not be required to), after providing notice to such Seller Party, perform, or cause performance of, such obligations, and the Administrative Agent’s, such Managing Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.4.  Each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Seller Party to (i) execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion, after providing notice to such Seller Party, to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables.  This appointment is coupled with an interest and is irrevocable.

Section 13.5                             Confidentiality.

(a)                                 Each party hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each other party and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such party and its officers and employees may disclose such information to such party’s external accountants and attorneys and as required by any applicable law, regulation or order of any judicial, regulatory or administrative proceeding (whether or not having the force of law).  Anything herein to the contrary notwithstanding, each Seller Party, each Purchaser, the Administrative Agent, each Managing Agent and each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.

(b)                                 Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Managing Agents, the Financial Institutions or the Conduits by each other, (ii) by the Administrative Agent, the Managing Agents or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Administrative Agent, any Managing Agent or any Conduit to any rating agency (including, without limitation, in compliance with Rule 17g-5 under the Securities Exchange Act of 1934), Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to its related Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Managing Agent acts as the administrative agent and to any officers,

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directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information.  In addition, the Purchasers, the Managing Agents and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

Section 13.6                             Bankruptcy Petition.  The Seller, the Servicer, the Administrative Agent, each Managing Agent and each Purchaser hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of a Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 13.7                             Limitation of Liability.

(a)                                 No claim may be made by any party to this Agreement or any other Person against any other party hereto or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party to this Agreement hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, except, with respect to any claim against any party hereto (other than a Conduit) arising due to such Person’s gross negligence or willful misconduct.

(b)                                 Notwithstanding any provisions contained in this Agreement or any other Transaction Document to the contrary, a Conduit shall not be obligated to pay any amount pursuant to this Agreement or any other Transaction Document unless such Conduit has excess cash flow from operations or has received funds which may be used to make such payment and which funds or excess cash flow are not required to repay any of such Conduit’s Commercial Paper when due.  Any amount which a Conduit does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against such Conduit for any such insufficiency.  The agreements in this section shall survive the termination of this Agreement and the other Transaction Documents.

Section 13.8                             CHOICE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 13.9                             CONSENT TO JURISDICTION.  EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK,

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NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY MANAGING AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE ADMINISTRATIVE AGENT, ANY MANAGING AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY MANAGING AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 13.10                      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 13.11                      Integration; Binding Effect; Survival of Terms.

(a)                                 This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)                                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 13.5, 13.6 and 13.7 shall be continuing and shall survive any termination of this Agreement.

Section 13.12                      Counterparts; Severability; Section References.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Any provisions of this

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Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 13.13                      Agent Roles.  Each of the Financial Institutions acknowledges that each Person party hereto as the Administrative Agent or a Managing Agent acts, or may in the future act, (i) as administrative agent for a Conduit or a Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for a Conduit or a Financial Institution (collectively, the “Agent Roles”).  Without limiting the generality of this Section 13.13, each Financial Institution hereby acknowledges and consents to any and all Agent Roles and agrees that in connection with any Agent Role, a Managing Agent or the Administrative Agent, as applicable, may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for a Conduit.

Section 13.14                      Characterization.

(a)                                 It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest.  Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to each Purchaser, each Managing Agent and the Administrative Agent for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, any Managing Agent or the Administrative Agent or any assignee thereof of any obligation of the Seller, the Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of the Seller or the Originator.

(b)                                 In addition to any ownership interest which the Administrative Agent may from time to time acquire pursuant hereto, the Seller hereby grants to the Administrative Agent for the ratable benefit of the Managing Agents and the Purchasers a valid and perfected security interest in all of the Seller’s right, title and interest in, to and under the following, whether now existing or hereafter arising, all Receivables, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, all of the Seller’s rights, title and interest in, to and under the Receivables Sale Agreement (including, without limitation, (a) all rights to indemnification arising thereunder and (b) all UCC financing statements filed pursuant thereto), and all proceeds of any thereof and all other assets in which the Administrative Agent on behalf of the Managing Agents and the Purchasers has acquired, may hereafter acquire and/or purports to have acquired an interest under this Agreement prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids.  The Administrative Agent, the Managing Agents and the Purchasers shall

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have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.  The Seller hereby authorizes the Administrative Agent, within the meaning of 9-509 of any applicable enactment of the UCC, as secured party for the benefit of itself and of the Purchasers, (x) to file, without the signature of the Seller or the Originator, as debtors, the UCC financing statements contemplated herein and under the Receivables Sale Agreement and (y) to include, on any financing statement filed against the Seller, the collateral description: “All of the Debtor’s personal property and other assets, whether now owned or existing or hereafter acquired or arising, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto.”  The Administrative Agent shall promptly deliver a copy of any such UCC financing statements so filed to the Seller, provided that the Administrative Agent’s failure to deliver such copy shall not effect the validity of such filing.

(c)                                  In connection with the Seller’s transfer of its right, title and interest in, to and under the Receivables Sale Agreement, from and after the occurrence of an Amortization Event and during the continuation thereof, the Seller agrees that the Administrative Agent shall have the right to enforce the Seller’s rights and remedies under the Receivables Sale Agreement, to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Administrative Agent, any Managing Agent or any Purchaser or any of its or their respective Affiliates to perform any of the obligations of the Seller under the Receivables Sale Agreement.  To the extent that the Seller enforces the Seller’s rights and remedies under the Receivables Sale Agreement, from and after the occurrence of an Amortization Event, and during the continuance thereof, the Administrative Agent shall have the exclusive right to direct such enforcement by the Seller.

(d)                                 If, notwithstanding the intention of the parties expressed above, any sale or transfer by the Seller hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law.  In the case of any Recharacterization, each of the Seller and the Administrative Agent and each Purchaser represents and warrants as to itself that each remittance of Collections by the Seller to the Administrative Agent, any Managing Agent or any Purchaser hereunder will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller, the Administrative Agent and each Purchaser and (ii) made in the ordinary course of business or financial affairs of the Seller, the Administrative Agent and each Purchaser.

Section 13.15                      Intercreditor Agreement.  Each Purchaser and each Managing Agent hereby agrees to be bound by the terms of, and the Administrative Agent’s covenants, agreements, waivers and acknowledgements under, the Intercreditor Agreement.

Section 13.16                      Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by Consumers or any of its Subsidiaries, or Consumers or any of its Subsidiaries shall change its application of

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generally accepted accounting principles with respect to any Off-Balance Sheet Liabilities, in each case with the agreement of its independent certified public accountants, and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at Consumers’ request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating Consumers and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent, each Managing Agent and each Purchaser, no Accounting Change shall be given effect in such calculations.  In the event such amendment is entered into, all references in this Agreement to GAAP shall mean generally accepted accounting principles as of the date of such amendment.

Section 13.17                      USA Patriot Act.  Each Purchaser hereby notifies the Seller that pursuant to requirements of the USA Patriot Act, such Purchaser is required to obtain, verify and record information that identifies the Seller, which information includes the name and address of the Seller and other information that will allow such Purchaser to identify the Seller in accordance with the USA Patriot Act.

Section 13.18                      Required Ratings.  Any Managing Agent or any Financial Institution (each such Person, a “Requesting Party”) shall have the right at any time to request that public ratings of the facility evidenced by this Agreement of at least A-/A3 (the “Required Ratings”) be obtained from two credit rating agencies acceptable to such Requesting Party.  Each of the Seller and the Servicer agree that they shall cooperate with such Requesting Party’s efforts to obtain the Required Ratings, and shall provide such Requesting Party, for distribution to the applicable credit rating agencies, any information reasonably requested by such credit rating agencies for purposes of providing the Required Ratings.  Any such request (a “Ratings Request”) shall be in writing, and if the Required Ratings are not obtained within 60 days following the date of such Ratings Request (the “Ratings Request Due Date”) (unless the failure to obtain the Required Ratings is solely the result of such Requesting Party’s failure to provide the credit rating agencies with sufficient information to permit the credit rating agencies to perform their analysis, and is not the result of the Seller or the Servicer’s failure to cooperate or provide sufficient information to such Requesting Party), (i) upon written notice by such Requesting Party to the Seller within 90 days after the Ratings Request Due Date, the Amortization Date shall occur, and (ii) outstanding Capital shall thereafter bear interest at a rate per annum equal to 2.00% above the Alternate Base Rate.  Such Requesting Party shall pay the initial fees payable to the credit rating agencies for providing the Required Ratings.

Section 13.19                      Amendment and Restatement.  The amendment and restatement of the Original RPA pursuant to this Agreement shall be effective as of the Closing Date, subject to the satisfaction of the conditions precedent set forth in Section 6.1.  This Agreement shall amend and restate in its entirety the Original RPA and shall have the effect of a substitution of terms of the Original RPA, but this Agreement will not have the effect of causing a novation, refinancing or other repayment of the Original Obligations or a termination or extinguishment of the liens securing such Original Obligations, which Original Obligations shall remain outstanding and repayable pursuant to the terms of this Agreement and which liens shall remain attached,

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enforceable and perfected securing such Original Obligations and all additional Obligations arising under this Agreement.  Each reference to the Original RPA in any of the Transaction Documents, or any other document, instrument or agreement delivered in connection therewith, shall mean and be a reference to this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

CONSUMERS RECEIVABLES FUNDING II, LLC

By:
	Name:	Laura L. Mountcastle
	Title:	President, Chief Executive Officer,
Chief Financial Officer and Treasurer

Notice Address:

Consumers Receivables Funding II, LLC
One Energy Plaza
Jackson, MI 49201-2276
Attn:	James L Loewen
Fax:	(517) 788-0412

CONSUMERS ENERGY COMPANY, as Servicer

By:
	Name:	Laura L. Mountcastle
	Title:	Vice President and Treasurer

Notice Address:

Consumers Energy Company
One Energy Plaza
Jackson, MI 49201-2276
Attn:	James L Loewen
Fax:	(517) 788-0412

Signature Page to Amended and Restated Receivables Purchase Agreement

JPMORGAN PURCHASER GROUP:

FALCON ASSET SECURITIZATION COMPANY LLC, as a Conduit

By: JPMorgan Chase Bank, N.A., its attorney-in-fact

By:
Name: Patrick Menichillo
Title: Vice President

Notice Address:

c/o JPMorgan Chase Bank, N.A.
10 S. Dearborn, Floor 13
Chicago, IL 60603
Attn: Kathleen Rovner
	Phone:	(312) 336-2685
	Fax:	(312) 732-1844
	Email:	kathleen.m.rovner@jpmchase.com

JPMORGAN CHASE BANK, N.A., as a Financial Institution, as a Managing Agent and as Administrative Agent

By:
Name: Patrick Menichillo
Title: Vice President

Notice Address:

JPMorgan Chase Bank, N.A.
10 S. Dearborn, Floor 13
Chicago, IL 60603
Attn: Kathleen Rovner
	Phone:	(312) 336-2685
	Fax:	(312) 732-1844
	Email:	kathleen.m.rovner@jpmchase.com

Signature Page to Amended and Restated Receivables Purchase Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH PURCHASER GROUP:

VICTORY RECEIVABLES CORPORATION, as a Conduit

By:
Name:
Title:

Notice Address:

Victory Receivables Corporation
1251 Avenue of Americas, 12th Floor
New York, NY 10020-1104
Attention:	Securitization Group
Facsimile:	212-782-6448

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Managing Agent

By:
Name:
Title:

Notice Address:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
1251 Avenue of Americas, 12th Floor
New York, NY 10020-1104
Attention:	Securitization Group
Facsimile:	212-782-6448

Signature Page to Amended and Restated Receivables Purchase Agreement

UNION BANK, N.A., as a Financial Institution

By:
Name:
Title:

Notice Address:

Union Bank, N.A.
c/o Commercial Loan Operations
1980 Saturn St.
Monterey Park, CA 91754
Fax No: (800) 446-9951 or (323) 724-6198
Email: #clo synd@unionbank.com
For inquiries, call: Maria Suncin (323) 720-2870

Signature Page to Amended and Restated Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS(22)(23)(24)

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“2001 Securitization Charge” means “Securitization Charge” as defined in Appendix A to the 2001 Servicing Agreement.(25)

“2001 Securitization Charge Collections” means “Securitization Charge Collections” as defined in Appendix A to the 2001 Servicing Agreement.(26)

“2001 Securitization Charge Sale Agreement” means the Sale Agreement dated as of November 8, 2001 between Consumers Energy Company and Consumers Funding LLC, as the same may from time to time be amended, restated, supplemented or otherwise modified with the consent of the Administrative Agent and each Managing Agent.(27)

“2001 Securitization Property” means “securitization property” within the meaning of the Michigan Customer Choice and Electricity Reliability Act, 2000 PA 141 and 2000 PA 142 as approved in the financing order issued by the Michigan Public Service Commission on October 24, 2000, as amended.(28)

“2001 Servicing Agreement” means the Servicing Agreement dated as of November 8, 2001 between Consumers Funding LLC and Consumers Energy Company, as the same may be amended, restated, supplemented or otherwise modified from time to time with the

(22)  The definition of “FMB Release Date” was deleted in its entirety by Amendment No. 4.

(23)  The definitions of “Financing Order”, “Securitization Charge”, “Securitization Charge Collections”,” Securitization Charge Sale Agreement”, “Securitization Property, Servicing Agreement” and “Transferred Securitization Property” were deleted in their entirety by Amendment No. 6.

(24)  The definition of “Senior Debt” was deleted in its entirety by Amendment No. 4.

(25)  This definition was added by Amendment No. 6.

(26)  This definition was added by Amendment No. 6.

(27)  This definition was added by Amendment No. 6.

(28)  This definition was added by Amendment No. 6.

Exh I - 1

consent of the Administrative Agent and each Managing Agent (to the extent such consent is required by the terms of this Agreement).(29)

“2001 Transferred Securitization Property” means “Transferred Securitization Property” as defined in Appendix A to the 2001 Servicing Agreement.(30)

“2014 Sale Agreement” means the Securitization Property Sale Agreement dated as of July 22, 2014 between Consumers Energy Company and Consumers 2014 Securitization Funding LLC, as the same may from time to time be amended, restated, supplemented or otherwise modified with the consent of the Administrative Agent and each Managing Agent.(31)

“2014 Securitization Charge” means “Securitization Charge” as defined in Appendix A to the 2014 Servicing Agreement.(32)

“2014 Securitization Charge Collections” means “Securitization Charge Collections” as defined in Appendix A to the 2014 Servicing Agreement.(33)

“2014 Securitization Property” means “Securitization Property” as defined in Appendix A to the 2014 Servicing Agreement.(34)

“2014 Servicing Agreement” means the Securitization Property Servicing Agreement dated as of July 22, 2014 between Consumers 2014 Securitization Funding LLC and Consumers Energy Company, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent and each Managing Agent (to the extent such consent is required by the terms of this Agreement).(35)

“2014 Transferred Securitization Property” means 2014 Securitization Property that has been sold, assigned and/or transferred to Consumers 2014 Securitization Funding LLC pursuant to the 2014 Sale Agreement and the Bill of Sale (as defined in the 2014 Sale Agreement).(36)

(29)  This definition was added by Amendment No. 6.

(30)  This definition was added by Amendment No. 6.

(31)  This definition was added by Amendment No. 6.

(32)  This definition was added by Amendment No. 6.

(33)  This definition was added by Amendment No. 6.

(34)  This definition was added by Amendment No. 6.

(35)  This definition was added by Amendment No. 6.

(36)  This definition was added by Amendment No. 6.

Exh I - 2

“Accounting Authority” means any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.(37)

“Accounting Changes” has the meaning set forth in Section 13.16.

“Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Adverse Claim” means a lien, security interest, financing statement, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affected Financial Institution” has the meaning specified in Section 12.1(c).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Capital” means, at any time, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

“Aggregate Reduction” means any reduction to Aggregate Capital pursuant to Section 1.3.

“Aggregate Reserves” means, at any time, the sum of the Loss Reserve, the Yield and Servicer Fee Reserve and the Dilution Reserve.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of all Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

“Agreement” means this Amended and Restated Receivables Purchase Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any date, a rate per annum equal to the greatest of (a) the LIBO Rate for a one month Tranche Period at approximately 11:00 a.m. London time

(37)  This definition was added by Amendment No. 4.

Exh I - 3

on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Administrative Agent from time to time, changing when and as such rate changes (the “Base Rate”).  Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d), (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Amortization Event, (iv) the Liquidity Termination Date, (v) the date which is at least fifteen (15) Business Days after the Administrative Agent’s receipt of written notice from the Seller that it wishes to terminate the facility evidenced by this Agreement, provided that any prepayment resulting from such declaration of the Amortization Date shall be subject to the provisions of Section 2.1 and (vi) the Business Day specified in a written notice from the Administrative Agent to the Seller in accordance with Section 13.18.

“Amortization Event” has the meaning specified in Article IX.

“Applicable Margin” has the meaning set forth in the Fee Letter.

“Applicable Maximum Purchaser Interest” means 100%.(38)

“Applicable Stress Factor” means 2.25(39).

“Applicable Unbilled Receivables Limit” means (i) at any time during a Level One Enhancement Period, 50%, (ii) at any time during a Level Two Enhancement Period, 35%, and (iii) at any time during a Level Three Enhancement Period, 25%.

“Assignment Agreement” has the meaning set forth in Section 12.1(b).

“Bank Rate” means, the LIBO Rate or the Alternate Base Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions and any Purchaser Interest of a Conduit, an undivided interest in which has been assigned by a Conduit to a Financial Institution or is otherwise funded by a Financial Institution pursuant to a Liquidity Agreement.

“Base Rate” has the meaning set forth in the definition “Alternate Base Rate”.

“Billed Receivable” means a Receivable for which, as of the time of determination, an invoice addressed to the Obligor thereof has been sent.

“BNS” has the meaning set forth in the preamble to this Agreement.

(38)  This definition was revised by Amendment No. 5.

(39)  This definition was revised by Amendment No. 5.

Exh I - 4

“Broken Funding Costs” means for any Tranche Period or any tranche period for Commercial Paper for any Purchaser Interest which: (i) has its Capital reduced without compliance by the Seller with the notice requirements hereunder, (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, or (iii) is assigned or otherwise funded under a Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end, including by the written notice of the Seller that it wishes to terminate the facility evidenced by this Agreement; an amount equal to the excess, if any, of (A) the Yield that would have accrued during the remainder of the Tranche Period or the tranche period for Commercial Paper determined by the related Managing Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment, funding or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated.  In the event that the amount referred to in clause (B) (y) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess.  All Broken Funding Costs shall be due and payable hereunder upon demand.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York, Chicago, Illinois or Los Angeles, California and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

“Capital” of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Administrative Agent or any Managing Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.6) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Capital Lease” means any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP.

“Capital Pro Rata Share” means, for any Purchaser at any time, the amount of Capital allocated to the Purchaser Interests of such Purchaser at such time divided by the Aggregate Capital at such time.

“Change of Control” means (a) with respect to Originator, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of

Exh I - 5

1934) of 50% or more of the outstanding shares of voting stock of Originator and (b) with respect to the Seller, Originator’s failure to own, directly or indirectly, 100% of the issued and outstanding equity of the Seller.

“Charged-Off Receivable” means a Receivable which, consistent with the Credit and Collection Policy, would be written off the Seller’s books as uncollectible.

“CIP Regulations” has the meaning specified in Section 11.5(b).

“Closing Date” means November 23, 2010.

“CMS Entity” has the meaning set forth in Section 7.1(i).

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

“Collection Account Agreement” means an agreement substantially in the form of Exhibit VI among the Servicer, the Seller, the Administrative Agent and a Collection Bank.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI, from the Administrative Agent to a Collection Bank.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Commercial Paper” means promissory notes of a Conduit issued by such Conduit in the commercial paper market.

“Commitment” means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from the Seller in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution’s name on Schedule A to this Agreement, or in the case of a Financial Institution that becomes party to this Agreement pursuant to an Assignment Agreement or a Joinder Agreement, as applicable, the amount set forth therein as such Financial Institution’s “Commitment,” in each case, as such amount may be modified in accordance with the terms hereof and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

“Concentration Limit” means, at any time, for any Obligor, 2% of the Outstanding Balance of all Eligible Receivables, or such other amount (a “Special Concentration Limit”) for such Obligor designated by the Administrative Agent (with the consent of each Managing Agent); provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor;

Exh I - 6

and provided, further, that the Administrative Agent may (and shall upon the direction of any Managing Agent), upon not less than three Business Days’ notice to the Seller, cancel any Special Concentration Limit.

“Conduit” means a Person identified as a “Conduit” on Schedule A and its respective successors and permitted assigns.

“Conduit Purchase Limit” means for any Conduit, the maximum principal amount of the Purchaser Interests which may be purchased by such Conduit as set forth on Schedule A (or on the applicable schedule to the Assignment Agreement or Joinder Agreement pursuant to which such Conduit became a party hereto), subject to assignment pursuant to Section 12.1(a), as such amount may be reduced in accordance with Section 1.1(b).

“Consumers” means Consumers Energy Company, a Michigan corporation.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

“Contract” means, with respect to any Receivable, the invoices and any instruments, agreements or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“CP Rate” means, for any Accrual Period for any Purchaser Interest owned by a Conduit if and to the extent such Conduit funds the Purchase or maintenance of its Purchaser Interest by the issuance of commercial paper notes during such Settlement Period, the per annum rate equivalent to the weighted average cost (as determined by the related Managing Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to commercial paper maturing on dates other than those on which corresponding funds are received by such Conduit, other borrowings by such Conduit (other than under any commercial paper program support agreement) and any other costs associated with the issuance of commercial paper) of or related to the issuance of commercial paper that are allocated, in whole or in part, by such Conduit or its Managing Agent to fund or maintain its Purchaser Interests during such Accrual Period; provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Conduit for such Purchaser Interest for such Accrual Period, such Conduit shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum; provided, further, however, that if such Conduit determines that it is not able, or that it is impractical, to issue commercial paper notes for any period of time then, the CP Rate shall be the LIBO Rate.(40)

(40)  This definition was revised in its entirety by Amendment No. 1 and Amendment No. 4.

Exh I - 7

“Credit Agreement” means that certain Revolving Credit Agreement, dated as of March 31, 2011 among Consumers, the financial institutions from time to time party thereto as “Banks” and The Bank of Nova Scotia, as Agent, and giving effect to each amendment, restatement or modification thereto of which Consumers or Seller has provided notice to the Administrative Agent in writing, but without giving effect to any waiver unless consented to in writing by the Administrative Agent.(41)

“Credit and Collection Policy” means Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement, or as required under regulatory directive.

“Customer Deposits” means, at any time, the aggregate amount of cash deposits held by Consumers against Obligors’ accounts.

“Daily Report” means a report, in substantially the form of Exhibit XII hereto (appropriately completed), furnished by the Servicer to the Administrative Agent and each Managing Agent pursuant to Section 8.5.

“Days Sales Outstanding Ratio” means, for any Accrual Period, (i) the aggregate Outstanding Balance of all Receivables as of the last day of the Accrual Period ending one Accrual Period prior to such Accrual Period, divided by (ii) the aggregate amount of Collections received during such Accrual Period, multiplied by (iii) 30.

“Debt Rating” means “Senior Debt Rating” as such term is defined in the Credit Agreement.(42)

“Deemed Collections”  means the aggregate of all amounts the Seller shall have been deemed to have received as a Collection of a Receivable.  The Seller shall be deemed to have received a Collection of a Receivable to the extent that (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by the Seller (other than cash Collections on account of such Receivable) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to such Receivable.

“Default Fee” means with respect to any amount due and payable by the Seller (or required to be deposited by the Servicer) in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2.00% above the Alternate Base Rate.

(41)  This definition was revised in its entirety by Amendment No. 4.

(42)  This definition was revised in its entirety by Amendment No. 4.

Exh I - 8

“Defaulted Receivable” means a Receivable that becomes a Charged-Off Receivable prior to 91 calendar days after the original due date.

“Delinquent Receivable” means a Billed Receivable as to which any payment, or part thereof, remains unpaid for sixty-one (61) days or more from the original due date for such payment.

“Dilution Horizon Factor” means, at any time, a fraction, the numerator of which equals the sum of (a) the aggregate Original Balance of all Billed Receivables originated during the two most recently ended Accrual Periods and (b) the aggregate Original Balance of all Unbilled Receivables as of the end of the most recently ended Accrual Period, and the denominator of which equals the Net Receivables Balance as of the end of the most recently ended Accrual Period.

“Dilution Percentage” means as of any date of determination the greater of (i) 6% and (ii) a percentage calculated in accordance with the following formula:

DP = [(ASF x ADR) + [(HDR - ADR) x (HDR/ADR)]] x DHF

where:

DP                                =                                         the Dilution Percentage;

ADR                     =                                         the average of the monthly Dilution Ratios occurring during the 12 most recent Accrual Periods;

ASF                         =                                         Applicable Stress Factor;

HDR                    =                                         the highest Dilution Ratio occurring during the 12 most recent Accrual Periods; and

DHF                      =                                         the Dilution Horizon Factor at such time.

“Dilution Ratio” means, for any Accrual Period, a percentage equal to (i) the aggregate amount of Dilutions which occurred during such Accrual Period divided by (ii) the aggregate Original Balance of all Receivables generated by the Originator during such Accrual Period.

“Dilution Reserve” means, at any time, an amount equal to the product of (a) the Net Receivables Balance as of the close of business on such date, times (b) the Dilution Percentage.

“Dilutions” means, at any time or for any period, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.

“Eligible Receivable” means, at any time, a Receivable:

(i)                                     which is not a Charged-Off Receivable, a Delinquent Receivable, a WPP Receivable or a Rate I Receivable,

(ii)                                  which by its terms is due and payable within 30 days of the original billing date therefor and has not had its payment terms extended,

Exh I - 9

(iii)                               which is an “account” within the meaning of Section 9-102 of the UCC of all applicable jurisdictions,

(iv)                              which is denominated and payable only in United States dollars in the United States,

(v)                                 the Obligor of which, if a natural person, maintains a service address in the United States, or if a corporation or other business organization, maintains a place of business in the United States,

(vi)                              the Obligor of which (a) is not an Affiliate of (1) any party hereto or (2) Originator and (b) to the knowledge of either Servicer or Seller, has not taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor),

(vii)                           which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, rescission, counterclaim or other defense, except as limited by bankruptcy, insolvency or other similar laws,

(viii)                        which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights to payment of Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

(ix)                              which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods, electricity or gas or provision of services by Originator and not by any other person (in whole or in part),

(x)                                 which, if an Unbilled Receivable, has been included on a Monthly Report as an Eligible Receivable during a period of not more than thirty-six (36) consecutive calendar days,

(xi)                              which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

(xii)                           which satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy,

(xiii)                        which was originated in the ordinary course of Originator’s business,

Exh I - 10

(xiv)                       which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the Originator (it being understood that only a portion of a Receivable equal to the amount of such partial rescission, set-off, counterclaim or defense, if the amount of such partial rescission, set-off, counterclaim or defense can be quantified, shall be deemed not to be an Eligible Receivable) or any other Adverse Claim, and the Obligor thereon holds no right as against the Originator,

(xv)                          as to which Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

(xvi)                       all right, title and interest to and in which has been validly transferred by the Originator directly to the Seller under and in accordance with the Receivables Sale Agreement, and the Seller has good and marketable title thereto free and clear of any Adverse Claim.

“EMPP Receivable” means a Receivable arising under an Obligor’s account which is subject to a balanced or levelized payment plan of Originator.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Excess Government Receivables Amount” means at any time, an amount equal to the positive difference, if any, between (i) the aggregate Outstanding Balance of the Eligible Receivables consisting of Government Receivables at such time and (ii) the Government Receivable Concentration Limit at such time.

“Excess Non-Energy Receivables Amount” means at any time, an amount equal to the positive difference, if any, between (i) the sum of (A) the aggregate Original Balance of the Eligible Receivables consisting of Non-Energy Receivables originated during the immediately preceding Accrual Period plus (B), without duplication of the amount set forth in clause (A), the aggregate amount of Finance Charges then due and owing with respect to all Eligible Receivables at such time and (ii) the Non-Energy Receivables Limit at such time.

“Excess SPP Arrearage Amount” means at any time, an amount equal to the positive difference, if any, between (i) the SPP Arrearage Amount as of such time and (ii) 2.5% of the aggregate Outstanding Balance of all Eligible Receivables at such time.(43)

“Excess Unbilled Receivables Amount” means at any time, an amount equal to the positive difference, if any, between (i) the aggregate Outstanding Balance of the Eligible Receivables consisting of Unbilled Receivables as of the last day of the most recently ended Accrual Period and (ii) the product of (a) the Applicable Unbilled Receivables Limit at such

(43)  This definition was added by Amendment No. 5.

Exh I - 11

time, multiplied by (b) the aggregate Outstanding Balance of all Receivables as of the last day of the most recently ended Accrual Period.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by BNS from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain letter agreement dated as of the date hereof among the Seller, the Purchasers, the Managing Agents and the Administrative Agent, as it may be further amended, restated, supplemented or otherwise modified from time to time.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Financial Institutions” means, as to any Purchaser Group, each of the financial institutions listed on Schedule A as a “Financial Institution” for such Purchaser Group, together with its respective successors and permitted assigns.

“Fitch” means Fitch Inc.

“Funding Agreement” means any agreement or instrument executed by a Conduit and executed by or in favor of any Funding Source or executed by any Funding Source at the request of such Conduit.(44)

“Funding Source” means (i) any Financial Institution, (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit, (iii) any agent, administrator or manager of any Conduit, (iv) any bank holding company in respect of any of the foregoing or (v) any Conduit or any entity that is consolidated with any Conduit for financial and/or regulatory accounting purposes.

“GAAP”  means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements of Consumers for the period ending December 31, 2009 (except, for purposes of the financial statements required to be delivered pursuant to Sections 7.1, for changes concurred in by the Consumers’ independent public accountants).

(44)  This definition was replaced in its entirety by Amendment No. 4.

Exh I - 12

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.(45)

“Government Receivable” means a Receivable the Obligor of which is a federal, state or local government, or an agency, branch, division, district or other political subdivision thereof.

“Government Receivable Concentration Limit” means, at any time, with respect to Government Receivables that are otherwise Eligible Receivables, an amount equal to the lesser of (A) $20,000,000 and (B) 5% of the aggregate Outstanding Balance of all Eligible Receivables at such time.

“Group Purchase Limit” means, for each Purchaser Group, the amount set forth on Schedule A (or in the Joinder Agreement pursuant to which such Purchaser Group became party hereto), subject to assignment pursuant to Section 12.1, as such amount may be reduced in accordance with Section 1.1(b).

“Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Independent Manager” means, with respect to the Seller, a manager who (i) is not, and within the previous five years was not (except solely by virtue of such Person’s serving as, or being an Affiliate of any other Person serving as, an independent director or manager, as applicable, of Consumers or any bankruptcy-remote special purpose entity that is an Affiliate of Consumers or the Seller) (a) a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any Person that has received any benefit in any form whatever from (other than in such manager’s capacity as a ratepayer or customer of Consumers in the ordinary course of business), or any Person that has provided any service in any form whatsoever to, or any major creditor (or any Affiliate of any major creditor) of, the Seller, Consumers, or any of their Affiliates, or (b) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability

(45)  This definition was added by Amendment No. 4.

Exh I - 13

company interests or any partnership interests, as applicable, of the Seller, Consumers or any of their Affiliates, or of any major creditor (or any Affiliate of any major creditor) of any of the foregoing, or a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any Person that has received any benefit in any form whatever from (other than in such Person’s capacity as a ratepayer or customer of Consumers in the ordinary course of business), or any Person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner’s Affiliates, or (c) a member of the immediate family of any person described above; provided that the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager; (ii) has prior experience as an independent director or independent manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers, as applicable, thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.  For purposes of this definition, “major creditor” shall mean a natural person or business entity to which the Seller, Consumers or any of their Affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the Seller when the interests of that Person are adverse to those of the Seller.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of July 22, 2014 among BNS, Liberty Street Funding LLC, The Bank of New York Mellon, as trustee under the indenture of Consumers Funding LLC, Consumers Funding LLC, The Bank of New York Mellon, as trustee under the indenture of Consumers 2014 Securitization Funding LLC, Consumers 2014 Securitization Funding LLC, Consumers Receivables Funding II, LLC and Consumers Energy Company, as the same may be amended, restated, supplemented or otherwise modified from time to time.(46)

“Level One Enhancement Period” means any period during which Consumers’ Debt Rating shall be BBB- or higher as rated by S&P and Baa3 or higher as rated by Moody’s.

“Level Two Enhancement Period” means any period during which Consumers’ Debt Rating shall be lower than BBB- as rated by S&P or Baa3 as rated by Moody’s but higher than BB- by S&P and Ba3 by Moody’s.

“Level Three Enhancement Period” means any period during which Consumers’ Debt Rating shall be BB- or lower as rated by S&P or Ba3 or lower as rated by Moody’s.

(46)  This definition was restated in its entirety by Amendment No. 6.

Exh I - 14

“Liberty” means Liberty Street Funding LLC, a Delaware limited liability company.(47)

“LIBO Rate” means the rate per annum equal to the sum of (i) (a) the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (A) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (B) if no such British Bankers’ Association Interest Settlement Rate is available to the Administrative Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Administrative Agent to be the rate at which BNS offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) the Applicable Margin.  The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

“Liquidity Agreement” means an agreement entered into by a Conduit and the related Financial Institutions in its Purchaser Group in connection herewith for the purpose of providing liquidity with respect to the Capital funded by such Conduit under this Agreement (it being understood that a Conduit may enter into more than one Liquidity Agreement).

“Liquidity Termination Date” means November 20, 2015.(48)

“Lock-Box” means each postal box or code listed on Exhibit IV over which the Administrative Agent has been granted control pursuant to a P.O. Box Transfer Notice.

“Loss Horizon Factor” means, at any time, a fraction, the numerator of which equals the sum of (a) the aggregate Original Balance of all Billed Receivables originated during the three Accrual Periods ending immediately prior to the last day of the most recently ended Accrual Period and (b) the aggregate Original Balance of Unbilled Receivables as of the last day

(47)  The defined term “Falcon” was replaced by “Liberty”, throughout the RPA other than in the Preliminary Statements and Section 12.8 of the RPA, by Amendment No. 4.

(48)  This definition was deleted in its entirety and replaced by Amendment No. 1, Amendment No. 3, Amendment No.4 and Amendment No.5.

Exh I - 15

of the most recently ended Accrual Period, and the denominator of which equals the Net Receivables Balance as of the end of the most recently ended Accrual Period.

“Loss Percentage” means at any time the greater of (i) 15% and (ii) a percentage calculated in accordance with the following formula:

LP = ASF x LHF x LR

where:

ASF                         =                                         Applicable Stress Factor;

LP                                 =                                         the Loss Percentage;

LHF                       =                                         the Loss Horizon Factor; and

LR                               =                                         the highest three month rolling average of the Loss Ratios occurring during the 12 most recent Accrual Periods.

“Loss Ratio” means, at any time, a ratio (expressed as a percentage) equal to (i) the sum of (a) the aggregate Outstanding Balance of all Billed Receivables which are more than ninety (90) and less than one hundred twenty-one (121) days past due as of the last day of the most recently ended Accrual Period and (b) all Receivables that became Defaulted Receivables during such Accrual Period divided by (ii) the aggregate Original Balance of all Receivables originated during the Accrual Period which ended three Accrual Periods prior to such Accrual Period.

“Loss Reserve” means, at any time, an amount equal to the Loss Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Loss-to-Liquidation Ratio” means, for any Accrual Period, the ratio (expressed as a percentage) equal to (i) all Charged-Off Receivables written off during such Accrual Period divided by (ii) the aggregate amount of Collections received during such Accrual Period.

“Manager” has the meaning specified in the Limited Liability Company Agreement of the Seller.

“Managing Agent” means, as to any Conduit or Financial Institution, the Person listed on Schedule A as the “Managing Agent” for such Purchasers, together with its respective successors and permitted assigns.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of either Seller Party and its Subsidiaries, taken as a whole (except that a downgrade in any debt rating of either Seller Party or any of its Subsidiaries shall not by itself have any such material adverse effect), (ii) the ability of any Seller Party to perform its obligations under this Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related

Exh I - 16

Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Monthly Report Coverage Period” means a period of time commencing on each due date for a Monthly Report and ending on the day occurring immediately prior to the due date for the next Monthly Report.

“Monthly Report” means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Administrative Agent and each Managing Agent pursuant to Section 8.5.

“Moody’s” means Moody’s Investors Service, Inc.

“1945 Indenture” means that certain Indenture (as the same has been amended, restated, supplemented or otherwise modified from time to time) dated as of September 1, 1945 between Originator (formerly known as Consumers Power Company) and JPMorgan Chase Bank (as successor to City Bank Farmers Trust Company), as Trustee.

“Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time, minus the sum (without duplication) of (i) the greater of (a) $3,000,000 and (b) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, (ii) the Excess Unbilled Receivables Amount at such time, (iii) the aggregate Outstanding Balance of Unapplied Cash and Credits at such time, (iv) the Customer Deposits at such time, (v) the Unbilled Receivables Offset Amount at such time, (vi) the Excess Government Receivables Amount at such time, (vii) the Excess Non-Energy Receivables Amount at such time and (viii) the Excess SPP Arrearage Amount.(49)

“New Purchasers” means Victory Receivables Corporation and Union Bank, N.A.

“Non-Energy Receivable” means a Receivable arising from the sale of goods other than electricity or gas.

“Non-Energy Receivables Limit” means, at any time, with respect to Non-Energy Receivables that are otherwise Eligible Receivables, an amount equal to the lesser of (A) $8,000,000 and (B) 2% of the aggregate Outstanding Balance of all Eligible Receivables at such time.

“Non-Renewing Financial Institution” has the meaning set forth in Section 12.4.

“Obligations” shall have the meaning set forth in Section 2.1.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

(49)  This definition was replaced in its entirety by Amendment No. 5.

Exh I - 17

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capital Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

“Operating Lease” of a Person means any lease of Property (other than a Capital Lease) by such Person as lessee.

“Original Balance” means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was originated.

“Original Obligations” has the meaning set forth in the preliminary statements to this Agreement.

“Original RPA” has the meaning set forth in the preliminary statements to this Agreement.

“Originator” means Consumers, in its capacity as seller under the Receivables Sale Agreement.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 12.2.

“Past Due Ratio” means, for any Accrual Period, (i) the aggregate Outstanding Balance of all Receivables which are more than 60 days past due as of the last day of such Accrual Period divided by (ii) the aggregate Outstanding Balance of all Receivables.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“P.O. Box Transfer Notice” means an agreement substantially in the form of Exhibit XI, or such other agreement in form and substance reasonably acceptable to the Administrative Agent.

“Pooled Commercial Paper” means Commercial Paper notes of a Conduit subject to any particular pooling arrangement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit.

“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

Exh I - 18

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Pro Rata Share” means, as the context requires:

(i)                                     for each Purchaser Group, as among all Purchaser Groups, the ratio at such time (expressed as a percentage) of the aggregate Commitments of the Financial Institutions in such Purchaser Group to the aggregate Commitments of all Financial Institutions; and

(ii)                                  for each Financial Institution as among all Financial Institutions within such Purchaser Group, the ratio at such time (expressed as a percentage) of the Commitment of such Financial Institution to the aggregate Commitment of all Financial Institutions within such Purchaser Group; and

(iii)                               with respect to the allocation of any payment or distribution hereunder, for each Purchaser, the ratio at such time (expressed as a percentage) of the aggregate Capital in respect of the Purchaser Interests held by such Purchaser to the Aggregate Capital in respect of the Purchaser Interests held by all Purchasers.

“Purchase Allocation” has the meaning set forth in Section 1.2.

“Purchase Limit” means $250,000,000, as such amount may be decreased in accordance with Section 1.1(b).

“Purchase Notice” has the meaning set forth in Section 1.2.

“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to the Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by the Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the amount (which may be an amount less than requested by the Seller in such Purchase Notice) which, when added to the Aggregate Capital, would not cause the Purchaser Interests to exceed the Applicable Maximum Purchaser Interest.

“Purchaser Group” means a Conduit, its related Financial Institution and their related Managing Agent.

“Purchasers” means any Conduit or Financial Institution, as applicable.

“Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security

Exh I - 19

with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable.  Each such undivided percentage interest shall equal:

where:

C                                       =                                         the Capital of such Purchaser Interest.

AR                              =                                         the Aggregate Reserves.

NRB                     =                                         the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase.  Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date.  The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the Business Day immediately preceding the Amortization Date shall remain constant at all times thereafter.

“Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).

“Rate I Receivable” means a Receivable, the Obligor of which is a non-residential customer, and which arises under a tariff available to any such Obligor desiring interruptible electric service where the billing demand is 5,000 kW or more, issued under the authority of the Michigan Public Service Commission dated December 22, 2005 in Case No. U-14347.

“Receivable” means all indebtedness and other obligations owed to the Seller or Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which the Seller or Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods, electricity or gas or the rendering of services by Originator, and which is identified on the books and records of Originator or the Seller (including its accounting system) with the account code “Account 1460000 Customer Receivables” or “Account 1460201 — A/R Other” (or, in each case, any subsequent or replacement account code used to identify similar indebtedness or other similar obligations owed to the Seller or Originator), and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto.  Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor, the Seller or Originator treats such indebtedness, rights or obligations as a separate payment obligation.  Notwithstanding the foregoing, “Receivable” does not include: (A) (i) 2001 Transferred Securitization Property or (ii) the books and records

Exh I - 20

relating solely to the 2001 Transferred Securitization Property; provided that the determination of what constitutes collections of the 2001 Securitization Charges in respect of 2001 Transferred Securitization Property shall be made in accordance with the calculation methodology specified in Annex 2 to the 2001 Servicing Agreement; or (B) (i) 2014 Transferred Securitization Property or (ii) the books and records relating solely to the 2014 Transferred Securitization Property; provided that the determination of what constitutes collections of the 2014 Securitization Charges in respect of 2014 Transferred Securitization Property shall be made in accordance with the calculation methodology specified in Exhibit A to the 2014 Servicing Agreement(50).

“Receivables Sale Agreement” means that certain Receivables Sale Agreement, dated as of May 22, 2003, between Originator and Seller, as the same has been amended prior to the date hereof and may be further amended, restated, supplemented or otherwise modified from time to time.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Reduction Notice” has the meaning set forth in Section 1.3.

“Regulatory Change” has the meaning set forth in Section 10.3(a).

“Reinvestment” has the meaning set forth in Section 2.2.

“Related Security” means, with respect to any Receivable:

(i)            all of the Seller’s interest in the inventory and goods (including returned or repossessed inventory and goods), if any, the sale of which by Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii)           all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)          all guaranties, letters of credit, letter of credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)          all service contracts and other contracts and agreements associated with such Receivable,

(50)  This definition was restated in its entirety by Amendment No. 6.

Exh I - 21

(v)           all Records related to such Receivable,

(vi)          all of the Seller’s right, title and interest in, to and under any contracts or agreements providing for the servicing of such Receivable,

(vii)         all of the Seller’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable, and

(viii)        all proceeds of any of the foregoing.

“Required Financial Institutions” means, at any time, Financial Institutions with Commitments equaling 100% of the Purchase Limit.

“Required Notice Period” means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

Aggregate Reduction	Required Notice Period

<$100,000,000	one Business Days
>$100,000,000	two Business Days

“Responsible Officer” means, with respect to any Person, its chief financial officer, the chief accounting officer, the senior vice president-finance, the treasurer, an assistant treasurer, or corporate controller, or any other officer of whose primary duties are similar to the duties of any of the previously listed officers.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of the Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Seller now or hereafter outstanding, and (v) any payment of management fees by the Seller (except for reasonable management fees to Originator or its Affiliates in reimbursement of actual management services performed).

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” has the meaning set forth in the preamble to this Agreement.

Exh I - 22

“Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicing Agreements” means the 2001 Servicing Agreement and the 2014 Servicing Agreement.(51)

“Servicing Fee” has the meaning set forth in Section 8.6.

“Settlement Date” means the date which is two (2) Business Days after a Monthly Report is due.

“Settlement Period”  means (A) in respect of each Purchaser Interest funded by  a Conduit, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest funded by a Financial Institution, the entire Tranche Period of such Purchaser Interest.

“Specified Accounts” means each Collection Account identified as a “Specified Account” on Exhibit IV and each other Collection Account designated by the Administrative Agent as a Specified Account in accordance with Section 7.1(j).

“SPP Arrearage Amount” means, at any time, 9% of the aggregate Outstanding Balance of all Eligible Receivables at such time.(52)

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Seller.

“Supplement Indenture” means each Supplement Indenture made and entered into by Originator (formerly known as Consumers Power Company) and JPMorgan Chase Bank (as successor to City Bank Farmers Trust Company) under the 1945 Indenture.

“Termination Date” has the meaning set forth in Section 2.3.

“Terminating Financial Institution” has the meaning set forth in Section 12.4.

“Termination Percentage” has the meaning set forth in Section 2.3.

“Terminating Tranche” has the meaning set forth in Section 2.3(b).

(51)  This definition was added by Amendment No. 6.

(52)  This definition was replaced in its entirety by Amendment No. 5.

Exh I - 23

“Total Consolidated Capitalization” has the meaning set forth in the Credit Agreement.(53)

“Total Consolidated Debt” has the meaning set forth in the Credit Agreement.(54)

“Tranche Period” means, with respect to any Purchaser Interest funded by a Financial Institution, including any Purchaser Interest or undivided interest in a Purchaser Interest assigned to a Financial Institution pursuant to a Liquidity Agreement:

(a)           if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two or three months, or such other period as may be mutually agreeable to the related Managing Agent for such Financial Institution and the Seller, commencing on a Business Day selected by the Seller or such Managing Agent pursuant to this Agreement.  Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

(b)           if Yield for such Purchaser Interest is calculated on the basis of clause (a) or (b) of the definition of Alternate Base Rate, a period commencing on a Business Day selected by the Seller and agreed to by the related Managing Agent for such Financial Institution, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day.  In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date.  The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the related Managing Agent.

“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, the Intercreditor Agreement, each Collection Account Agreement, each P.O. Box Transfer Notice, the Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

(53)  This definition was added by Amendment No. 4.

(54)  This definition was added by Amendment No. 4.

Exh I - 24

“Unapplied Cash and Credits” means, at any time, the aggregate amount of Collections or other cash or credits then held by or for the account of the Servicer, the Originator or the Seller in respect of the payment of Billed Receivables, but not yet applied to the payment of such Receivables.

“Unbilled Receivables” means Receivables in respect of which an invoice addressed to the Obligor thereof has not been sent.

“Unbilled Receivables Offset Amount” means, at any time, an amount equal to the lesser of (a) the credit balance of all EMPP Receivables as of the last day of the immediately preceding Accrual Period and (b) the product of (i) the greater of (A) 7% and (B) the ratio of (1) the total number of Obligors whose accounts are subject to a balanced or levelized payment plan or a payment plan based on a percentage of such Obligor’s income (giving rise to EMPP Receivables) as of the last day of the immediately preceding Accrual Period divided by (2) the total number of Obligors as of the last day of the immediately preceding Accrual Period multiplied by (ii) the aggregate amount of Unbilled Receivables for such Accrual Period.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended.

“WPP Receivable” means a Receivable arising under an Obligor’s account which is subject to a payment plan requiring payments based on a percentage of such Obligor’s income.

“Yield” means (a) for each respective Tranche Period relating to Purchaser Interests funded by a Financial Institution or by a Conduit other than through the issuance of Commercial Paper, an amount equal to the product of the applicable Bank Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis (or a 365 or 366 day basis, as applicable, in the case of a Bank Rate determined by clause (a) or (b) of the definition of Alternate Base Rate), and (b) for each respective Settlement Period relating to Purchaser Interests funded by a Conduit through the issuance of Commercial Paper, an amount equal to the product of the applicable CP Rate multiplied by the Capital of such Purchaser Interest for each day elapsed during such Settlement Period, annualized on a 360 day basis.

“Yield and Servicer Fee Percentage” means, at any time, an amount equal to the greater of (i) 1.5% and (ii) the ratio (expressed as a percentage) equal to (a) the product of (x) 1.5, multiplied by (y) the Base Rate (measured as of the close of business as of the last Business Day of the preceding calendar month) plus 2.0%, multiplied by (z) the highest three-month average Days Sales Outstanding Ratio over the prior twelve (12) months, divided by (b) 360.

“Yield and Servicer Fee Reserve” means, at any time, an amount equal to the product of (a) the Yield and Servicer Fee Percentage, multiplied by (b) the Net Receivables Balance as of the close of business of the Servicer on such date.

“Yield Payment Date” means (A) the date each month which is two (2) Business Days after the Monthly Report due in such month is due, and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest funded by any Financial Institution.

Exh I - 25

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exh I - 26

EXHIBIT II

FORM OF PURCHASE NOTICE

[Intentionally Omitted]

EXHIBIT III

PLACES OF BUSINESS OF THE SELLER PARTIES; LOCATIONS OF RECORDS; FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

[Intentionally Omitted]

EXHIBIT IV

NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS; LOCK-BOXES; SPECIFIED ACCOUNTS

[Intentionally Omitted]

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

[Intentionally Omitted]

EXHIBIT VI

FORM OF COLLECTION ACCOUNT AGREEMENT

[Intentionally Omitted]

EXHIBIT VII

FORM OF ASSIGNMENT AGREEMENT

[Intentionally Omitted]

EXHIBIT VIII

CREDIT AND COLLECTION POLICY

[Intentionally Omitted]

EXHIBIT IX

FORM OF MONTHLY REPORT

[Intentionally Omitted]

EXHIBIT X

FORM OF REDUCTION NOTICE

[Intentionally Omitted]

Exh II - Exh X

EXHIBIT XI

FORM OF P.O. BOX TRANSFER NOTICE

[Intentionally Omitted]

EXHIBIT XII

FORM OF DAILY REPORT

[Intentionally Omitted]

EXHIBIT XIII

FORM OF JOINDER AGREEMENT

[Intentionally Omitted]

Exh XI - Exh XIII

SCHEDULE A(55)

COMMITMENTS OF PURCHASER GROUPS

The Bank of Nova Scotia Purchaser Group:

Managing Agent:	The Bank of Nova Scotia
Group Purchase Limit:	$250,000,000
Conduit:	Chariot Funding LLC
Conduit Purchase Limit:	$250,000,000
Financial Institution:	The Bank of Nova Scotia
Commitment:	$250,000,000

(55)  Schedule A was deleted in its entirety and replaced by Amendment No. 1.

Sch. A-1

SCHEDULE B

CLOSING DOCUMENTS

[Intentionally Omitted]

Sch. B-1

i

ii

Exhibits and Schedules
Exhibit I	Definitions
Exhibit II	Form of Purchase Notice
Exhibit III	Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)
Exhibit IV	Names of Collection Banks; Collection Accounts; Lock-Boxes; Specified Accounts
Exhibit V	Form of Compliance Certificate
Exhibit VI	Form of Collection Account Agreement
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Credit and Collection Policy
Exhibit IX	Form of Monthly Report
Exhibit X	Form of Reduction Notice
Exhibit XI	Form of P.O. Box Transfer Notice
Exhibit XII	Form of Daily Report
Exhibit XIII	Form of Joinder Agreement

Schedule A	Commitments
Schedule B	Closing Documents(56)

(56)  Schedule C — Financial Covenants was deleted in its entirety by Amendment No. 4.

iii

RECEIVABLES SALE AGREEMENT
dated as of May 22, 2003

AS MODIFIED BY

AMENDMENT NO. 1
Dated as of May 20, 2004

AMENDMENT NO. 2
Dated as of August 15, 2006

AMENDMENT NO. 3

Dated as of September 3, 2009

AMENDMENT NO. 4

Dated as of February 12, 2010

AMENDMENT NO. 5

Dated as of March 17, 2010

AMENDMENT NO. 6

Dated as of April 20, 2010

AMENDMENT NO. 7

Dated as of November 23, 2010

AMENDMENT NO. 8

Dated as of November 30, 2012

AND

AMENDMENT NO. 9

Dated as of July 22, 2014

Between

CONSUMERS ENERGY COMPANY,
as Originator

And

CONSUMERS RECEIVABLES FUNDING II, LLC,
as Buyer

RECEIVABLES SALE AGREEMENT

THIS RECEIVABLES SALE AGREEMENT, dated as of May 22, 2003, is by and between CONSUMERS ENERGY COMPANY, a Michigan corporation (“Originator”), and CONSUMERS RECEIVABLES FUNDING II, LLC, a Delaware limited liability company (“Buyer”).  Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

Originator now owns, and from time to time hereafter will own, Receivables.  Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from Originator, all of Originator’s right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

Buyer will sell undivided interests in the Receivables and in the associated Related Security and Collections pursuant to that certain Amended and Restated Receivables Purchase Agreement dated as of November 23, 2010 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Purchase Agreement”) among Buyer, Originator, as Servicer, the Conduits party thereto from time to time, the Financial Institutions party thereto from time to time, the Managing Agents party thereto from time to time and The Bank of Nova Scotia(1) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as administrative agent for the Purchasers (in such capacity, the “Administrative Agent”).(2)

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

(1)  The Bank of Nova Scotia replaced JPMorgan Chase Bank, N.A., within the Receivables Sale Agreement, with the exception of Section 2.1(w) and Exhibit III to the Receivables Sale Agreement, by Amendment No. 8.

(2)  This paragraph was replaced in its entirety by Amendment No. 7.

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ARTICLE I

AMOUNTS AND TERMS

Section 1.1                                    Purchases of Receivables.

(a)                                 Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Originator, all of Originator’s right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof.  In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of Originator’s right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof.  Buyer shall be obligated to pay the Purchase Price for each Receivable, its Related Security and Collections in accordance with Section 1.2.  In connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that Originator deliver, and Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

(b)                                 It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of “accounts” (as such term is used in Article 9 of the UCC), which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables.  Except for the Purchase Price Credits owed pursuant to Section 1.3, the sales of Receivables hereunder are made without recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer for all representations, warranties and covenants made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Originator.  In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than loans secured thereby, Originator agrees to note in its financial statements that its Receivables have been sold to Buyer.  Upon the request of Buyer or the Administrative Agent (as Buyer’s assignee), Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Administrative Agent (as Buyer’s assignee) may reasonably request.

Section 1.2                                    Payment for the Purchases.

(a)                                 The Purchase Price for the Purchase of Receivables in existence on the close of business on the Business Day immediately preceding the date hereof (the “Initial Cutoff

2

Date”) shall be payable in full by Buyer to Originator on the date hereof, and shall be paid to Originator in the following manner:

(i)                                     by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement; provided that a portion of such funds shall be offset by amounts owed by Originator to Buyer on account of the issuance of equity having a total value of not less than the Required Capital Amount, and

(ii)                                  the balance, by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (a “Subordinated Loan”) in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount and (C) the maximum Subordinated Loan that could be borrowed without rendering the Net Value less than the aggregate outstanding principal balance of the Subordinated Loans (including the Subordinated Loan proposed to be made on such date).

Each Receivable coming into existence after the Initial Cutoff Date shall be sold to the Buyer on the Business Day occurring immediately after the day such Receivable is originated and the Purchase Price for such Receivable shall be due and owing in full by Buyer to Originator or its designee on such Business Day (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).

(b)                                 With respect to any Receivables sold hereunder after the date hereof, on the first Business Day after such Receivable is originated, such Receivable shall be sold to Buyer and on such date of Purchase, Buyer shall pay the Purchase Price therefor in accordance with Section 1.2(d) and in the following manner:

first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Administrative Agent for the benefit of the Purchasers under the Purchase Agreement or other cash on hand;

second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.2(a)(ii); and

third, unless Originator has declared the Termination Date to have occurred pursuant to Section 5.2, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 1.2(a)(ii), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date.  The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and

3

provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Administrative Agent, the Managing Agents or the Purchasers.(3)  Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer thereunder.

(c)                                  From and after the Termination Date, Originator shall not be obligated to (but may, at its option) sell Receivables to Buyer unless Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans, other cash on hand or otherwise.

(d)                                 Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be paid in full by Buyer to Originator on the date such Receivable is purchased, a precise reconciliation of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables sold during the same Calculation Period most recently ended prior to such Settlement Date and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for such Calculation Period.  Although such reconciliation shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.2(b) and any contribution of capital by Originator to Buyer made pursuant to Section 1.2(b) shall be deemed to have occurred and shall be effective as of the date that the Purchase Price is paid.  On each Settlement Date, Originator shall determine the net increase or the net reduction in the outstanding principal amount of its Subordinated Note occuring during the immediately preceding Calculation Period and shall account for such net increase or net reduction in its books and records.  Originator hereby agrees that within three (3) Business Days after Buyer so requests, Originator will provide Buyer with a current report of daily sales giving rise to Receivables purchased hereunder and a current daily report of Collections received.

(e)                                  Each contribution of a Receivable by Originator to Buyer shall be deemed to be a Purchase of such Receivable by Buyer for all purposes of this Agreement.  Buyer hereby acknowledges that Originator shall have no obligations to make further capital contributions to Buyer, in respect of Originator’s equity interest in Buyer or otherwise, in order to provide funds to pay the Purchase Price to Originator under this Agreement or for any other reason.

Section 1.3                                    Purchase Price Credit Adjustments.

(a)                                 If on any day the Outstanding Balance of a Receivable is:

(3)  This sentence was replaced in its entirety by Amendment No. 7.

4

(i)                                     reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Originator (other than cash Collections on account of the Receivables),

(ii)                                  reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

(b)                                 if any of the representations and warranties set forth in Article II were not true with respect to any Receivable on the date of its Purchase hereunder,

then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder in an amount equal to the amount of such reduction or cancellation in the case of clause (a) or the Outstanding Balance of such Receivable in the case of clause (b).  If such Purchase Price Credit exceeds the Purchase Price for the Receivables sold on such day, then Originator shall pay the remaining amount of such Purchase Price Credit in cash within five (5) Business Days thereafter, provided that if the Termination Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note to the extent permitted thereunder.

Section 1.4                                    Payments and Computations, Etc.  All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator.  In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day.  If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law.  All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

Section 1.5                                    Transfer of Records.

(a)                                 In connection with the Purchases of Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator’s right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchases.  In connection with such transfer, Originator hereby grants to each of Buyer, the Administrative Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein to be effective, Originator hereby agrees that upon the request of Buyer (or the Administrative Agent as Buyer’s assignee), Originator will use its reasonable efforts to obtain the consent of such third-party

5

licensor.  The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

(b)                                 Originator (i) shall take such action reasonably requested by Buyer and/or the Administrative Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Administrative Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

Section 1.6                                    Characterization.

(a)                                 If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale or contribution by Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law.  For this purpose and without being in derogation of the parties’ intention that the sale of Receivables hereunder shall constitute a true sale thereof, Originator hereby grants to Buyer a valid and perfected security interest in all of Originator’s right, title and interest, now owned or hereafter acquired, in, to and under all Receivables now existing and hereafter arising, and in all Collections, Related Security and Records with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables originated by Originator together with all other obligations of Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto.  After the occurrence of a Termination Event, Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.  Originator hereby authorizes the Buyer (or its assigns), within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party, to file without the signature of the debtor, the UCC financing statements contemplated hereby.

(b)                                 Originator acknowledges that Buyer, pursuant to the Purchase Agreement, shall assign to the Administrative Agent, for the benefit of the Administrative Agent, the Managing Agents and the Purchasers thereunder, all of its rights, remedies, powers and privileges under this Agreement and that the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted by the Purchase Agreement.  The Originator agrees that the Administrative Agent, as the assignee of the Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder, and, in any case without regard to whether specific reference is made to Buyer’s assigns in the provisions of this Agreement which set forth such rights and remedies) and Originator agrees to cooperate fully with the Administrative Agent and the Purchasers in the

6

exercise of such rights and remedies.  Originator further agrees to give to the Administrative Agent copies of all notices it is required to give to Buyer hereunder.(4)

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1                                    Representations and Warranties of Originator.  Originator hereby represents and warrants to Buyer on the date hereof and on the date of each Purchase hereunder that:

(a)                                 Corporate Existence and Power.  Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

(b)                                 Power and Authority; Due Authorization Execution and Delivery.  The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Originator’s use of the proceeds of the Purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part.

(c)                                  No Conflict.  The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws (ii) any law, rule or regulation applicable to it, including, without limitation, the Public Utility Holding Company Act of 1935, as amended, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Originator or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)                                 Governmental Authorization.  Other than (i) the filing of the financing statements required hereunder or (ii) such authorizations, approvals, notices, filings or other actions as have been obtained, made or taken prior to the date hereof, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)                                  Actions, Suits.  Except (i) to the extent described in Originator’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the Annual Reports referred to in the foregoing clause (i), there are no actions, suits or proceedings pending, or to the best of Originator’s knowledge, threatened, against or affecting Originator, or any of its properties, in or

(4)  Section 1.6(b) was replaced in its entirety by Amendment No. 7.

7

before any court, arbitrator or other body, that (i) relate to the transactions under this Agreement or (ii) could reasonably be expected to have a Material Adverse Effect.  Originator is not in default with respect to any order of any court, arbitrator or governmental body.

(f)                                   Binding Effect.  This Agreement and each other Transaction Document to which Originator is a party constitute the legal, valid and binding obligations of Originator enforceable against Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)                                  Accuracy of Information.  All information heretofore furnished by Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

(h)                                 Use of Proceeds.  No proceeds of the Purchases hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)                                     Good Title.  Immediately prior to the time each Receivable is purchased, Originator shall be the legal and beneficial owner of each such Receivable and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.

(j)                                    Perfection.  This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to Buyer (and Buyer shall acquire from Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable, whether now existing or hereafter arising, together with the Collections with respect thereto, and (ii) all of Originator’s right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Receivables, the Related Security and the Collections.

(k)                                 Places of Business and Locations of Records.  The principal places of business and chief executive office of Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed.  Originator is a corporation incorporated solely in the State

8

of Michigan.  Originator’s Michigan organizational identification number and Federal Employer Identification Number are correctly set forth on Exhibit II.

(l)                                     Collections.  The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed.  The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Originator at each Collection Bank and the special zip code number of each Lock-Box, are listed on Exhibit III.  Originator has not granted any Person, other than the Buyer (or its assigns) as contemplated by this Agreement and the Intercreditor Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m)                             Material Adverse Effect.  The Originator represents and warrants that since December 31, 2002, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Originator and its Subsidiaries, taken as a whole, (B) the ability of Originator to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivable.

(n)                                 Names.  Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.

(o)                                 Ownership of Buyer.  Originator owns, directly or indirectly, 100% of the issued and outstanding membership interests of Buyer, free and clear of any Adverse Claim.  There are no options, warrants or other rights to acquire securities of Buyer.

(p)                                 Public Utility Holding Company Act; Investment Company Act.  Originator is exempt from the registration requirements of the Public Utility Holding Company Act of 1935, as amended, or any successor statute.  Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q)                                 Compliance with Law.  Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

(r)                                    Compliance with Credit and Collection Policy.  Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, other than as permitted under Section 4.2 and in compliance with the notification requirements of Section 4.1(a)(vii).

9

(s)                                   Payments to Originator.  With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt.  No transfer by Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t)                                    Enforceability of Contracts.  Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)                                 Eligible Receivables; Nature of Receivables.  Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of Purchase hereunder was an Eligible Receivable on such date.

(v)                                 Accounting.  In the case of Originator, Originator is treating the conveyance of the ownership interest in the Receivables and the Collections as a sale for the purposes of GAAP.

(w)                               Bonds.  All debt evidenced or secured by the bonds issued pursuant to and secured by any of the Supplement Indentures First through Sixty-Seventh, Seventy-Sixth, Seventy-Eighth, Eighty-First, Eighty-Second, and Eighty-Fourth through Eighty-Sixth, such Supplement Indentures having been made and entered into by and between Originator (formerly Consumers Power Company) and JPMorgan Chase Bank (as successor trustee to City Bank Farmers Trust Company, the “Trustee”), as Trustee under that certain Indenture (as the same has been amended, restated, supplemented or otherwise modified from time to time, the “1945 Indenture”) dated as of September 1, 1945 between Consumers Power Company and City Bank Farmers Trust Company, has been satisfied in full and Originator has been released from all liability therefor.

ARTICLE III

CONDITIONS OF PURCHASE

Section 3.1                                    Conditions Precedent to Initial Purchase.  The initial Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such Purchase those documents listed on Schedule A and (b) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

Section 3.2                                    Conditions Precedent to Subsequent Payments.  Buyer’s obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Termination Date shall not have occurred; and (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may

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reasonably request if such Person reasonably believes there has been a change in law or circumstance that affects the status or characteristics of the Receivables, Related Security or Collections, or the Buyer’ s (and its assignees’) first priority perfected security interest in the Receivables, Related Security and Collections.  Originator represents and warrants that the representations and warranties set forth in Article II are true and correct on and as of the date each Receivable came into existence as though made on and as of such date.

ARTICLE IV

COVENANTS

Section 4.1                                    Affirmative Covenants of Originator.  Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants as set forth below:

(a)                                 Financial Reporting.  Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (and its assigns):

(i)                                     Annual Reporting.  Within 120 days after the close of each of Originator’s fiscal years, a copy of the Annual Report on Form 10-K (or any successor form) for Originator for such year, including therein the consolidated balance sheet of Originator and its consolidated Subsidiaries as at the end of such year and the consolidated statements of income, cash flows and common stockholder’s equity of Originator and its consolidated Subsidiaries as at the end of and for such year, or statements providing substantially similar information, in each case certified by independent public accountants of recognized national standing selected by Originator (and not objected to by the Administrative Agent).(5)

(ii)                                  Quarterly Reporting.  Within 60 days after the close of the first three (3) quarterly periods of each of its fiscal years, balance sheets of Originator and its consolidated Subsidiaries as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Originator and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

(iii)                               Compliance Certificate.  Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by Originator’s Responsible Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)                              Shareholders Statements and Reports.  Promptly upon the furnishing thereof to the shareholders of Originator copies of all financial

(5)  Section 4.1(a)(i) was replaced in its entirety by Amendment No. 8.

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statements, reports and proxy statements (other than those which relate solely to employee benefit plans) so furnished which Originator files with the SEC.

(v)                                 Bond Servicing Reports; SEC Filings.  Promptly upon the execution, delivery or filing thereof, (i) copies of all reports, statements, notices and certificates delivered or received by Originator (in its capacity as “Servicer” under either Servicing Agreement or otherwise) pursuant to Sections 3.05, 3.06, 3.07, 6.02, Annex 1 and Annex 2 of the 2001 Servicing Agreement (excluding any “Daily Servicer’s Report” delivered pursuant to Annex 2 of the 2001 Servicing Agreement) and Sections 3.01(b), 3.03, 3.04, 4.01 and 7.04 of the 2014 Servicing Agreement, (ii) copies of all reports and notices delivered to the holders of the securitization bonds issued by Consumers Funding LLC or the holders of the securitization bonds issued by Consumers 2014 Securitization Funding LLC, (iii) copies of all amendments, waivers or other modifications to any of the Basic Documents (as defined in either Servicing Agreement)(6), (iv) copies of all reports which the Servicer sends to the holders of any of its securities or its creditors generally and (v) copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the SEC.

(vi)                              Copies of Notices.  Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Administrative Agent, any Managing Agent or any Financial Institution, copies of the same. (7)

(vii)                           Change in Credit and Collection Policy.  At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment be would reasonably likely to adversely affect the collectibility of the Receivable or decrease the credit quality of any newly created Receivables, requesting the Buyer’s consent thereto, such consent not to be unreasonably withheld.

(viii)                        Other Information.  Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Originator as Buyer (and its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement (including,

(6)  Clauses (i), (ii) and (iii) of Section 4.1(a)(v) were restated by Amendment No. 9.

(7)  Section4.1(a)(vi) was replaced in its entirety by Amendment No. 7.

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without limitation, any information relevant to the calculation and allocations described in each(8) Servicing Agreement and the Intercreditor Agreement).

(b)                                 Notices.  Originator will notify the Buyer (and its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)                                     Termination Events or Potential Termination Events.  The occurrence of each Termination Event and each Potential Termination Event, by a statement of a Responsible Officer of Originator.

(ii)                                  Judgment and Proceedings.  (A) The entry of any judgment or decree against Originator if the aggregate amount of all judgments and decrees then outstanding against Originator exceeds $25,000,000, and (B) the institution of any litigation, arbitration proceeding or governmental proceeding against Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii)                               Material Adverse Effect.  The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

(iv)                              Downgrade of the Originator.  Any downgrade in the rating of any Indebtedness of the Originator by S&P or by Moody’s, setting forth the Indebtedness affected and the nature of such change.

(v)                                 Servicer Default.  The occurrence of any event or circumstance which constitutes a Servicer Default (as defined in either(9) Servicing Agreement) or which, with the giving of notice or the passage of time, would become a Servicer Default.

(vi)                              Receivables Classification.  The occurrence of any event or circumstance (including, without limitation, any change in law, regulation or systems reporting), which would impact the identification of any accounts receivable on the books and records of the Originator not less than thirty (30) days prior to such occurrence (or in the event of a change in law or regulation, as soon as reasonably possible).(10)

(c)                                  Compliance with Laws and Preservation of Corporate Existence.  Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Originator will

(8)  Section 4.1(a)(viii) was amended by Amendment No. 9.

(9)  Section 4.1(b)(v) was modified by Amendment No. 9.

(10)  Subsection 4.1(b)(vi) added by Amendment No. 1.

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preserve and maintain its corporate existence, rights and franchises in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its businesses and operations or the ownership of its properties, provided that Originator shall not be required to preserve any such right or franchise or to remain so qualified unless the failure to do so could reasonably be expected to have a Material Adverse Effect.

(d)                                 Audits.  Originator will furnish to Buyer (and its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request.  Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice, subject to any necessary approval of the Nuclear Regulatory Commission, and at the sole cost of the Originator (within the limitations of Section 7.1(d) of the Purchase Agreement), permit Buyer (and its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of Originator relating to the Receivables, the Related Security, the 2001 Securitization Property, the 2014 Securitization Property and the Servicing Agreements, including, without limitation, the related Contracts,(11) and (ii) to visit the offices and properties of Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator’s financial condition or the Receivables and the Related Security or Originator’s performance under any of the Transaction Documents or Originator’s performance under the Contracts and, in each case, with any of the officers or employees of Originator having knowledge of such matters.

(e)                                  Keeping and Marking of Records and Books.

(i)                                     Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables and the performance of the Originator’s duties under the Transaction Documents and the Servicing Agreements(12) (including, without limitation, (A) records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable and (B) the performance of the calculations and allocations required by the Intercreditor Agreement and the Servicing Agreements).  Originator will give Buyer (and its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)                                  Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (and its assigns), describing Buyer’s

(11)  Section 4.1(d) was revised by Amendment No. 9.

(12)  Section 4.1(e)(i) was amended by Amendment No. 9.

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ownership interests in the Receivables and further describing the Purchaser Interests of the Administrative Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) at any time after the occurrence of a Termination Event, upon the request of the Administrative Agent, deliver to Buyer (or its assigns as directed by the Administrative Agent) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables, provided, that the requirements of this clause (B) shall apply solely to any Contract consisting of or evidenced by an instrument or chattel paper.

(f)                                   Compliance with Contracts and Credit and Collection Policy.  Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, except where the failure to so perform or comply could not reasonably be expected to have a Material Adverse Effect, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(g)                                  Ownership.  Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (i) legal and equitable title to the Receivables and the associated Collections and (ii) all of Originator’s right, title and interest in the Related Security associated with such Receivable, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

(h)                                 Purchasers’ Reliance.  Originator acknowledges that the Administrative Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer’s identity as a legal entity that is separate from Originator or any Affiliates thereof (each a “CMS Entity”).  Therefore, from and after the date of execution and delivery of this Agreement, Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of any CMS Entity and not just a division of a CMS Entity.  Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer and (ii) will take all other actions reasonably necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement .

(i)                                     Collections.  Originator will cause (i) all checks representing Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections to be remitted to a Lock-Box , (ii) all other amounts in respect of Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections to be deposited directly to a

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Collection Account,(13) (iii) all proceeds from all Lock-Boxes to be deposited by the Originator into a Collection Account, (iv) all funds in each Collection Account which is not a Specified Account to be remitted to a Specified Account as soon as is reasonably practicable and (v) each Specified Account to be subject at all times to a Collection Account Agreement that is in full force and effect.  In the event any payments relating to Receivables are remitted directly to Originator or any Affiliate of Originator, Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns.  Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (and its assigns) as contemplated by this Agreement and the Purchase Agreement and the Intercreditor Agreement.  Upon not less than thirty (30) days prior written notice to the Buyer and the Originator, the Administrative Agent may, in its reasonable discretion, designate additional Collection Accounts as Specified Accounts and such Specified Accounts shall be subject to the requirement set forth in clause (v) above.  On the date which is thirty (30) days after the first day of a Level Three Enhancement Period, all Collection Accounts shall be Specified Accounts and such Specified Accounts shall be subject to the requirement set forth in clause (v) above.

(j)                                    Taxes.  Originator will pay and discharge before the same shall become delinquent, all taxes and governmental charges imposed upon it or its property, provided that Originator shall not be required to pay or discharge any such tax or governmental charge (i) which is being contested by it in good faith and by proper procedures or (ii) the non-payment of which will not have a Material Adverse Effect.

(k)                                 Insurance.  Originator will maintain in effect, as Originator’s expense, such casualty and liability insurance as Originator deems appropriate in its good faith business judgment.

(l)                                     Performance under Servicing Agreements(14).  Originator will perform and comply with all obligations of the Originator as the “Servicer” under each Servicing Agreement, including, without limitation, its duties and responsibilities relating to the calculations and allocations required by the Intercreditor Agreement and each Servicing Agreement.

(m)                             Financing Statements for Supplement Indentures.  Originator shall cause the collateral description in each UCC-1 Financing Statement filed pursuant to any Supplement Indenture to expressly exclude all Receivables, all Related Security, all Collections, each Lock-Box, each Collection Account and the proceeds thereof in a manner acceptable to the Administrative Agent and the Buyer.

(13)  Clauses (i) and (ii) were amended by Amendment No. 9.

(14)  Section 4.01(l) was amended and renamed by Amendment No. 9.

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(n)                                 Receivables Classification.  In connection with any change in the identification of any accounts receivable on the books and records of the Originator, the Originator shall ensure that all actions required by Section 4.1(g) will have been taken prior to such change.(15)

Section 4.2                                    Negative Covenants of Originator.  Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:

(a)                                 Name Change, Offices and Records.  Originator will not (i) make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, corporate structure or location of its books and records unless, at least thirty (30) days prior to the effective date of any such name change, change in corporate structure, or change in location of its books and records, Originator notifies Buyer (and its assigns) thereof and delivers to the Administrative Agent such financing statements (Forms UCC-1 and UCC-3) authorized or executed by Originator (if required under applicable law) which Buyer (or its assigns) may reasonably request to reflect such name change, location change, or change in corporate structure, together with such other documents and instruments that Buyer (or its assigns) may reasonably request in connection therewith and has taken all other steps to ensure that Buyer (and its assigns) continues to have a first priority, perfected ownership or security interest in the Receivables, the Related Security related thereto and any Collections thereon, or (ii) change its jurisdiction of organization unless the Buyer (and its assigns) shall have received from the Originator, prior to such change, (A) those items described in clause (i) hereof, and (B) if Buyer (or its assigns) shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to such organization and the Originator’s valid existence and good standing and the perfection and priority of Buyer’s ownership interest or security interest in the Receivables, the Related Security and Collections.

(b)                                 Change in Payment Instructions to Obligors.  Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (and its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) (A) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account if a Specified Account, or Lock-Box if linked to a Specified Account and (B) with respect to the addition of a Lock-Box, an executed P.O. Box Transfer Notice with respect to the new Lock-Box; provided, however, that Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account or Lock-Box.

(c)                                  Modifications to Contracts and Credit and Collection Policy.  Without the consent of the Buyer (and its assigns), Originator will not make any change to the Credit and Collection Policy that would be reasonably likely to adversely affect the collectibility of the Receivables.  Except as otherwise permitted in its capacity as Servicer pursuant to Article VIII of the Purchase Agreement, Originator will not extend, amend or otherwise modify the terms of any

(15)  Subsection 4.1(n) was added by Amendment No. 1.

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Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)                                 Sales, Liens.  Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under Originator.  Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.(16)

(e)                                  Accounting for Purchases.  Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales of the Receivables and the Related Security by Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as sales of the Receivables and the Related Security by Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.

(f)                                   Collection Accounts not Subject to Collection Account Agreement.  At any time after the 30th day following the first day of a Level Three Enhancement Period, Originator will not direct any Collections to be remitted to any Collection Account not subject at all times to a Collection Account Agreement.

(g)                                  Commingling.  Originator shall not deposit or otherwise credit, or cause or permit to be so deposited or credited to, any Lock-Box or Collection Account cash or cash proceeds other than Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections(17).

(h)                                 Servicing Agreements.  Without the consent of Buyer and its assigns, Originator will not amend, modify or waive any term or condition of (i) Section 3.02 or Section 5.04 of the 2001 Servicing Agreement, (ii) Annex 2 to the 2001 Servicing Agreement, (iii) the definition of the term “Securitization Charges”, “Securitization Charge Collections” or “Transferred Securitization Property” in the 2001 Servicing Agreement, (iv) Section 3.01(a), Section 4.01 or Section 8.04 of the 2014 Servicing Agreement, (v) Exhibit A to the 2014 Servicing Agreement, (vi) the definition of the term “Securitization Charge”, “Securitization Charge Collections” or “Securitization Property” in the 2014 Servicing Agreement or (vii) to the

(16)  This sentence was amended by Amendment No. 7.

(17)  Section 4.02(g) was amended by Amendment No. 9.

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extent relating to any of the foregoing, any definition used directly or indirectly in any of the foregoing terms or conditions.(18)

ARTICLE V

TERMINATION EVENTS

Section 5.1                                    Termination Events.  The occurrence of any one or more of the following events shall constitute a Termination Event:

(a)                                 Originator shall fail (i) (A) during a Level One Enhancement Period, to make any payment or deposit required hereunder when due and such failure shall continue for two (2) Business Days, and (B) during a Level Two Enhancement Period or a Level Three Enhancement Period, to make any payment or deposit required hereunder when due and such failure shall continue for one (1) Business Day or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 5.1(b) through (f) or any other Transaction Document to which it is a party and such failure shall continue for five (5) consecutive Business Days or a “Servicer Default” shall occur under (and as such term is defined in) either(19) Servicing Agreement.

(b)                                 Any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been (i) with respect to any representations, warranties, certifications or statements which contain a materiality qualifier, incorrect in any respect when made or deemed made and (ii) with respect to any representations, warranties, certifications or statements which do not contain a materiality qualifier, incorrect in any material respect when made or deemed made.

(c)                                  (i) Failure of Originator to pay any Indebtedness when due in excess of $25,000,000 and such failure shall continue after any applicable grace period; or (ii) the default by Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity, unless the obligor under or holder of such Indebtedness shall have waived in writing such circumstance, or such circumstance has been cured so that such circumstance is no longer continuing; or (iii) any such Indebtedness of Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or (iv) any Indenture Event of Default shall occur.

(d)                                 (i) Originator shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization,

(18)  Section 4.2(h) was restated and renamed by Amendment No. 9.

(19)  Section 5.1(a) was amended by Amendment No. 9.

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arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), any such proceeding shall remain dismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur or (iii) Originator shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (d).

(e)                                  A Change of Control shall occur.

(f)                                   One or more final judgments for the payment of money in an amount in excess of $25,000,000 in the aggregate, shall be entered against Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and (i) enforcement proceedings have been commenced by any creditor upon any such judgement or (ii) such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

(g)                                  Originator shall fail to provide Buyer and its assigns, within fifteen (15) days of the Initial Cutoff Date, acknowledgement copies evidencing the filing of UCC-3 financing statements substantially in the form of Exhibit VII amending the UCC-1 Financing Statements filed pursuant to the Supplement Indentures Sixty-Eighth through Seventy-Fifth, Seventy-Seventh, Seventy-Ninth, Eightieth, Eighty-Third, and Eighty-Seventh through Ninety.

Section 5.2                                    Remedies.  Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions:  (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of Termination Event described in Section 5.1(d), the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Buyer to Originator.  The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE VI

INDEMNIFICATION

Section 6.1                                    Indemnities by Originator.  Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify (and pay upon demand to) Buyer, its assigns and their respective assigns, officers, directors, agents

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and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer or its assigns) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however, in all of the foregoing instances:

(a)                                 Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b)                                 Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c)                                  taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement.  Without limiting the generality of the foregoing indemnification, but subject to the exclusions in clauses (a), (b) and (c) above, Originator shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) relating to or resulting from:

(i)                                     any representation or warranty made by Originator (or any officers of Originator) under or in connection with this Agreement, any other Transaction Document to which Originator is a party or any other written information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)                                  the failure by Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation, the violation of which shall cause the Receivables to be uncollectible or unenforceable by Originator, Buyer or its assignees in whole or in part, or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)                               any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

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(iv)                              any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)                                 any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the provision of goods, electricity, gas or services related to such Receivable or the furnishing or failure to furnish such goods, electricity, gas or services;

(vi)                              the commingling of Collections of Receivables at any time with other funds;

(vii)                           any investigation, litigation or proceeding initiated by a party other than the Buyer or the Administrative Agent related to or arising from this Agreement or any other Transaction Document, either Servicing Agreement or any other Basic Document (as defined in either Servicing Agreement) to which Originator is a party, the transactions contemplated hereby, the use of the proceeds of any Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby; provided that Originator shall have no obligation to indemnify any Indemnified Party under this paragraph (vii) for Indemnified Amounts to the extent a final judgement of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;(20)

(viii)                        any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)                              any Termination Event described in Section 5.1(d);

(x)                                 any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and a first priority perfected ownership interest in, the Receivables and the associated Related Security and Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xi)                              the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related

(20)  Section 6.1(vii) was amended by Amendment No. 9.

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Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Purchase or at any subsequent time;

(xii)                           any action or omission by Originator (other than in accordance with or as contemplated by this Agreement or any other Transaction Document) which reduces or impairs the rights of Buyer with respect to any Receivable and the Related Security and Collections with respect thereto or the value of any such Receivable and the Related Security and Collections with respect thereto; and

(xiii)                        any attempt by any Person to void any Purchase hereunder under statutory provisions or common law or equitable action.

Section 6.2                                    Other Costs and Expenses.  Originator shall pay to Buyer on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder.  Originator shall pay to Buyer on demand any and all reasonable costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents (including any amendments hereto or thereto), or the administration of this Agreement following a Termination Event.

ARTICLE VII

MISCELLANEOUS

Section 7.1                                    Waivers and Amendments.

(a)                                 No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)                                 No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator and Buyer and consented to by the Administrative Agent, each Managing Agent and each Financial Institution.(21)

Section 7.2                                    Notices.  Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to

(21)  Section 7.1(b) was replaced in its entirety by Amendment No. 7.

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each of the other parties hereto.  Each such notice or other communication shall be effective (i) if given by facsimile transmission, upon confirmation of receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.2.

Section 7.3                                    Protection of Ownership Interests of Buyer.

(a)                                 Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interests of the Buyer hereunder and the Purchaser Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder.  At any time after the occurrence and during the continuation of an Amortization Event under the Purchase Agreement, Buyer (or its assigns) may, at Originator’s sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

(b)                                 If Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to), after providing notice to Originator, perform, or cause performance of, such obligation, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.2.  Originator irrevocably authorizes Buyer (or its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (or its assigns) as its attorney(s)-in-fact, to act on behalf of Originator (i) to execute on behalf of Originator as debtor and to file financing statements necessary or desirable in Buyer’s (or its assigns’) sole discretion, after providing notice to Originator, to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Receivables.  This appointment is coupled with an interest and is irrevocable.

Section 7.4                                    Confidentiality.

(a)                                 Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Administrative Agent, the Managing Agents and the Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator’s external accountants and attorneys and as required by any applicable law, regulation or order of any judicial or administrative proceeding (whether or not having the force of law).(22)

(22)  Section 7.4(a) was replaced in its entirety by Amendment No. 7.

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(b)                                 Anything herein to the contrary notwithstanding, each of the Buyer, Originator, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.

(c)                                  Anything herein to the contrary notwithstanding, Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Administrative Agent, the Managing Agents, the Financial Institutions or the Conduits by each other, (ii) by Buyer, the Administrative Agent, the Managing Agents, the Financial Institutions or the Conduits to any prospective or actual assignee or participant of any of them or (iii) by the Administrative Agent, any Managing Agent or any Conduit to any rating agency (including, without limitation, in compliance with Rule 17g-5 under the Securities Exchange Act of 1934), Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Managing Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing provided each such Person is informed of the confidential nature of such information.  In addition, the Purchasers, the Managing Agents and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).(23)

Section 7.5                                    Bankruptcy Petition.  Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of a Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.(24)

Section 7.6                                    CHOICE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATIONS, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(23)  Section 7.4(c) was replaced in its entirety by Amendment No. 7.

(24)  Section 7.5 was replaced in its entirety by Amendment No. 7.

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Section 7.7                                    CONSENT TO JURISDICTION.  ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 7.8                                    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.9                                    Integration; Binding Effect; Survival of Terms.

(a)                                 This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)                                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Sections 7.4 and 7.5 shall be continuing and shall survive any termination of this Agreement.

Section 7.10                             Counterparts; Severability; Section References.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Any provisions of this

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Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

CONSUMERS ENERGY COMPANY

By:
Name:
Title:

Address:
Consumers Energy Company
One Energy Plaza
Jackson, MI 49201

CONSUMERS RECEIVABLES FUNDING II, LLC

By:
Name:
Title:

Address:
Consumers Receivables Funding II, LLC
One Energy Plaza
Jackson, MI 49201

1

Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined).  As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof).  If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

“1945 Indenture” has the meaning set forth in Section 2.1(w).

“Administrative Agent” has the meaning set forth in the Preliminary Statements to the Agreement.

“Adverse Claim” means a lien, security interest, financing statement, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agreement” means this Receivables Sale Agreement as the same may be amended, restated or otherwise modified from time to time.

“Bank Rate” means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by The Bank of Nova Scotia from time to time, changing when and as such rate changes.(25)

“Business Day” means any day on which banks are not authorized or required to close in New York, New York, Chicago, Illinois or Los Angeles, California and The Depository Trust Company of New York is open for business.(26)

“Buyer” has the meaning set forth in the Preliminary Statements to the Agreement.

(25)  This definition was replaced in its entirety by Amendment No. 7.

(26)  This definition was replaced in its entirety by Amendment No. 7.

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“Calculation Period” means each calendar month or portion thereof which elapses during the term of the Agreement.  The first Calculation Period shall commence on the date of the initial Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Termination Date.

“Change of Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Originator.

“CMS Entity” has the meaning set forth in Section 4.01(h) of the Agreement.

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV of the Purchase Agreement.

“Collection Account Agreement” means an agreement substantially in the form of Exhibit VI of the Purchase Agreement among Originator, Buyer, the Administrative Agent and a Collection Bank.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Conduit” means a Person identified as a “Conduit” on Schedule A to the Purchase Agreement and its respective successors and permitted assigns.(27)

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

“Contract” means, with respect to any Receivable, the invoices and any instruments, agreements or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Credit and Collection Policy” means Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized

(27)  This definition was restated in its entirety by Amendment No. 7.

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in Exhibit V, as modified from time to time in accordance with the Agreement, or as required under regulatory directive.

“Default Fee” means a per annum rate of interest equal to the sum of (i) the Bank Rate, plus (ii) 2% per annum.

“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

“Discount Factor” means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors.  Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of a Purchase which occurred during or prior to the Calculation Period during which Originator and Buyer agree to make such change.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended and any successor statute thereto.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Financial Institutions” means, as to any Purchaser Group, each of the financial institutions listed on Schedule A to the Purchase Agreement as a “Financial Institution” for such Purchaser Group, together with its respective successors and permitted assigns.(28)

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (vi) capitalized lease obligations, (vii) net liabilities under interest rate swap, exchange or cap agreements, (viii) Contingent Obligations and (ix) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Indemnified Amount” has the meaning set forth in Section 6.1 of this Agreement.

“Indemnified Party” has the meaning set forth in Section 6.1 of this Agreement.

(28)  This definition was amended by Amendment No. 7.

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“Initial Cutoff Date” has the meaning set forth in Section 1.2 of the Agreement.

“Intended Characterization” means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by the Receivables, the Related Security and the Collections.

“Lock-Box” means each postal box or code listed on Exhibit IV to the Purchase Agreement over which the Administrative Agent has been granted control pursuant to a P.O. Box Transfer Notice.

“Managing Agent” means, as to any Conduit or Financial Institution, the Person listed on Schedule A to the Purchase Agreement as the “Managing Agent” for such Purchasers, together with its respective successors and permitted assigns.(29)

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of Originator and its Subsidiaries, taken as a whole (except that a downgrade in any debt rating of the Originator or any of its Subsidiaries shall not by itself have any such material adverse effect), (ii) the ability of Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) Originator’s, Buyer’s, the Administrative Agent’s or any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Value” means, as of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of the Receivables at such time, minus (ii) the sum of (A) the aggregate Capital outstanding at such time, plus (B) the Aggregate Reserves.

“Net Worth” means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the aggregate Outstanding Balance of the Receivables at such time, over (ii) the sum of (A) the aggregate Capital outstanding at such time, plus (B) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Original Balance” means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.

“Originator” has the meaning set forth in the Preliminary Statements to the Agreement.

(29)  This definition was added by Amendment No. 7.

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“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“P.O. Box Transfer Notice” means an agreement substantially in the form of Exhibit XI of the Purchase Agreement, or such other agreement in form and substance reasonably acceptable to the Administrative Agent.

“Potential Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

“Purchase” means each purchase or contribution pursuant to Section 1.1(a) of the Agreement by Buyer from Originator of the Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith.

“Purchase Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

“Purchase Price” means, with respect to any Purchase on any date, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer on such date, which price shall equal (i) the product of (A) the Original Balance of such Receivables, multiplied by (B) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3 of the Agreement.

“Purchase Price Credit” has the meaning set forth in Section 1.3 of the Agreement.

“Purchasers” means each Conduit and each Financial Institution.(30)

“Receivable” means all indebtedness and other obligations owed to Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which Originator or Buyer has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods, electricity or gas or the rendering of services by Originator, and which is identified on the books and records of Originator (including its accounting system) with the account code “Account 1460000 Customer Receivables” or “Account 1460201 — A/R Other” (or, in each case, any subsequent or replacement account code used to identify similar indebtedness or other similar obligations owed to Originator), and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto.

(30)  This definition was amended by Amendment No. 7.

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Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation.  Notwithstanding the foregoing, “Receivable” does not include: (A) (i) 2001 Transferred Securitization Property or (ii) the books and records relating solely to the 2001 Transferred Securitization Property; provided that the determination of what constitutes collections of the 2001 Securitization Charges in respect of 2001 Transferred Securitization Property shall be made in accordance with the calculation methodology specified in Annex 2 to the 2001 Servicing Agreement; or (B) (i) 2014 Transferred Securitization Property or (ii) the books and records relating solely to the 2014 Transferred Securitization Property; provided that the determination of what constitutes collections of the 2014 Securitization Charges in respect of 2014 Transferred Securitization Property shall be made in accordance with the calculation methodology specified in Exhibit A to the 2014 Servicing Agreement.(31)

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Related Security” means, with respect to any Receivable:

(i)                                     all of Originator’s interest in the inventory and goods (including returned or repossessed inventory and goods), if any, the sale of which by Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii)                                  all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)                               all guaranties, letters of credit, letter of credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)                              all service contracts and other contracts and agreements associated with such Receivable,

(31)  This definition was deleted and replaced in its entirety by Amendment No. 1, by Amendment No. 3, by Amendment No. 4 and by Amendment No. 9.

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(v)                                 all Records related to such Receivable,

(vi)                              all of the Originator’s rights, title and interest in, to and under any contracts or agreements providing for the servicing of such Receivable, and

(vii)                           all proceeds of any of the foregoing.

“Required Capital Amount” means, as of any date of determination, an amount equal to 15% of the Purchase Limit.

“Responsible Officer” means, with respect to Originator, its chief financial officer, chief accounting officer, senior vice president-finance, treasurer, assistant treasurer, corporate controller or any other officer whose primary duties are similar to the duties of any of the previously listed officers.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission or any successor regulatory body.

“Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to the Purchase Agreement to service, administer and collect Receivables.

“Subordinated Loan” has the meaning set forth in Section 1.2(a) of the Agreement.

“Subordinated Note” means a promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Supplement Indenture” means each Supplement Indenture made and entered into by and between Originator (formerly known as Consumers Power Company) and the Trustee, as Trustee under the 1945 Indenture.

“Termination Date” means the earliest to occur of (i) the Amortization Date (as that term is defined in the Purchase Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, and (iv) the date which is at least fifteen (15) Business Days after Buyer’s receipt of

7

written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

“Termination Event” has the meaning set forth in Section 5.1 of the Agreement.

“Transaction Documents” means, collectively, this Agreement, the Intercreditor Agreement, each Collection Account Agreement, the Subordinated Note, and all other instruments, documents and agreements executed and delivered in connection herewith.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

8

Exhibit II

Places of Business; Locations of Records;
Organizational and Federal Employer Identification Number(s); Other Names

Place of Business,

Chief Executive Office, and

Location of Records:

212 West Michigan Ave.

Jackson, MI  49201                                    (Prior to May 2003 Board Meeting)

One Energy Plaza

Jackson, MI 49201-2276  (From and after May 2003 Board Meeting)

Federal Employer Identification Number:                                                                38-0442310

Michigan Organizational Identification Number:                          MI 021-395

Corporate Name: Consumers Energy Company

Partnership Trade and Assumed Names: Consumers Energy, Consumers Power Company, Consumers Power

Exh. II-1

EXHIBIT III(32)

Lock-boxes; Collection Accounts; Collection Banks; Specified Accounts

JP Morgan Chase Bank
611 Woodward Ave.
Detroit, MI 48226
Contact: Gary Minoletti
Phone: 313-256-2224
Collection Account: 1242263; provided, that, such account shall be a Specified Account on and after such date as the account is subject to a Collection Account

Agreement.

Comerica Bank
Livonia Operations Center
39200 W. Six Mile Road
Livonia, MI 48152
Contact: Lorraine Edwards
Phone: 734-632-4536
Collection Account: 1076119914; provided, that, such account shall be a Specified Account on and after such date as the account is subject to a Collection

Account Agreement.

Lock-Box Zip Code:
Lansing, MI 48937-0001

PNC Bank, National Association
620 Liberty Avenue
Pittsburgh, PA 15222
Contact: Amanda Cozzens
Phone: 231-935-1239
Specified Account: 4006909862

Fifth Third Bank
710 Seminole Rd MD R17061
Norton Shores, MI 49441
Contact: Randy Wolffis, VP & Relationship Manager
Phone: 231-733-5006
Fax: 231-739-7430
Email: randal.wolffis@53.com; CommercialSupport@53.com
Specified Account: 7164496916 and 7166887732

(32)  This Exhibit was deleted and replaced in its entirety by Amendment No. 2, by Amendment No. 4, by Amendment No. 5, by Amendment No. 6, by Amendment No. 7 and by Amendment No. 9.

Exh. III-1

Exhibit IV

Form of Compliance Certificate

This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of May 22, 2003, between Consumers Energy Company (“Originator”) and Consumers Receivables Funding II, LLC (as amended, restated or otherwise modified from time to time, the “Agreement”).  Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.                                      I am the duly elected                              of Originator.

2.                                      I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

3.                                      The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or a Potential Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

4.                                      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this            day of               , 20    .

[Name]

Exh. IV-1

Exhibit V

Credit and Collection Policy

On file with Administrative Agreement.

Exh. V-1

Exhibit VI(33)

Form of Amended and Restated Subordinated Note

AMENDED AND RESTATED SUBORDINATED NOTE

November 23, 2010

1.                                      Note.  FOR VALUE RECEIVED, the undersigned, CONSUMERS RECEIVABLES FUNDING II, LLC, a Delaware limited liability company (“SPV”), hereby unconditionally promises to pay to the order of CONSUMERS ENERGY COMPANY, a Michigan corporation (“Originator”), in lawful money of the United States of America and in immediately available funds, on the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of May 22, 2003 between Originator and SPV (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”).  Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made.  All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement or the Purchase Agreement (as hereinafter defined).

2.                                      Interest.  SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Bank Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Bank Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment.  Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Amended and Restated Subordinated Note (the “Subordinated Note”).  The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

3.                                      Principal Payments.  Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of

(33)  Exhibit VI was replaced in its entirety by Amendment No. 7.

Exh. VI-1

Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

4.                                      Subordination.  The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of SPV’s recourse obligations under that certain Amended and Restated Receivables Purchase Agreement dated as of November 23, 2010 by and among SPV, Originator, as Servicer, the entities from time to time party thereto as Conduits, the entities from time to time party thereto as Financial Institutions, the entities from time to time party thereto as Managing Agents, and The Bank of Nova Scotia, as the “Administrative Agent” (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).  The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Administrative Agent, the Managing Agents and the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Purchase Agreement.  Until the date on which all “Capital” outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, Originator shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Originator hereby agrees that it will not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPV from paying, or Originator from requesting, any payments under this Subordinated Note so long as SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement.  Should any payment, distribution or security or proceeds thereof be received by Originator in violation of the immediately preceding sentence, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrative Agent for the benefit of the Senior Claimants.

5.                                      Bankruptcy; Insolvency.  Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including “Yield” as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise)

Exh. VI-2

directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

6.                                      Amendments.  This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement.  The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent and each Managing Agent.

7.                                      GOVERNING LAW.  THIS SUBORDINATED NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK.  WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

8.                                      Waivers.  All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.  Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

9.                                      Assignment.  This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Administrative Agent, and any such attempted transfer shall be void.

10.                               Amendment and Restatement.  This Subordinated Note amends and restates in full that certain Subordinated Note dated May 22, 2003 (the “Existing Subordinated Note”) made by SPV in favor of Originator and evidences all amounts outstanding thereunder as of the date hereof as well as amounts hereafter incurred as described above, which Existing Subordinated Note shall, from and after the date hereof, be of no further force and effect.  This Subordinated Note is given in substitution for, and not in payment of, such Existing Subordinated Note, and is not intended to constitute a novation of the Existing Subordinated Note.

*****

Exh. VI-3

IN WITNESS WHEREOF, SPV has caused this Subordinated Note to be executed on the date first set forth above.

CONSUMERS RECEIVABLES FUNDING II, LLC

By:
Name:
Title:

Exh. VI-4

Schedule
to
AMENDED AND RESTATED SUBORDINATED NOTE

SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by

Exh. VI-5

Exhibit VII

Form of UCC-3

[Intentionally Omitted.]

Exh. VII-1

Schedule A

DOCUMENTS TO BE DELIVERED TO BUYER
ON OR PRIOR TO THE INITIAL PURCHASE

[Intentionally Omitted.]

TABLE OF CONTENTS

(continued)

Page

i

TABLE OF CONTENTS

(continued)

Exhibits and Schedules

EXHIBIT I	—	Definitions

EXHIBIT II	—	Principal Place of Business; Location(s) of Records; Organizational and Federal Employer Identification Number; Other Names

EXHIBIT III	—	Lock-Boxes; Collection Accounts; Collection Banks; Specified Accounts

EXHIBIT IV	—	Form of Compliance Certificate

EXHIBIT V	—	Credit and Collection Policy

EXHIBIT VI	—	Form of Amended and Restated Subordinated Note(34)

EXHIBIT VII	—	Form of UCC-3

SCHEDULE A	—	List of Documents to Be Delivered to Buyer Prior to the Initial Purchase

(34)  Exhibit VI was replaced in its entirety by Amendment No. 7.

ii

EXHIBIT B TO INTERCREDITOR AGREEMENT

2001 Servicing Agreement

See attached.

B-1

SERVICING AGREEMENT

SERVICING AGREEMENT

between

CONSUMERS FUNDING LLC

Issuer

and

CONSUMERS ENERGY COMPANY

Servicer

Dated as of November 8, 2001

ANNEX 2 Securitization Calculation Process

APPENDIX A Master Definitions

SERVICING AGREEMENT, dated as of November 8, 2001, by and between CONSUMERS FUNDING LLC, a Delaware limited liability company, as issuer (the “Issuer”), and CONSUMERS ENERGY COMPANY, a Michigan corporation (“Consumers”), as the servicer of the Securitization Property hereunder (together with each successor to Consumers (in the same capacity) pursuant to Section 5.03, 5.04 or 6.04, the “Servicer”).

W I T N E S S E T H:

WHEREAS Consumers is willing to service the Transferred  Securitization Property purchased from the Seller by the Issuer pursuant to  the Sale Agreement between the Issuer and the Seller; and

WHEREAS the Issuer, in connection with ownership of Transferred  Securitization Property, desires to engage Consumers to carry out the  functions described herein.

NOW, THEREFORE, in consideration of the premises and the mutual  covenants herein contained and other good and valuable consideration, the  receipt and sufficiency of which are hereby acknowledged, and intending to  be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Definitions. Capitalized terms used but not  otherwise defined herein have the meanings assigned to them in Appendix A  hereto.

SECTION 1.02 Other Definitional Provisions.

(a) “Agreement” means this Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

(b) Non-capitalized terms used herein which are defined in the Customer Choice Act, as the context requires, have the meanings assigned to such terms in the Customer Choice Act, but without giving effect to amendments to the Customer Choice Act after the date hereof.

(c) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d) The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Annex, Schedule and Exhibit references contained in this Agreement are references to Sections, Annexes, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE II

Appointment and Authorization of Servicer

SECTION 2.01 Appointment of Servicer; Acceptance of Appointment. Subject to Section 5.06 and Article VI, the Issuer hereby appoints Consumers and Consumers hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer in accordance with the terms of this Agreement. This appointment and Consumers’ acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02 Authorization. With respect to all or any portion of the Transferred Securitization Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to:

(a) execute and deliver, on behalf of itself, the Issuer, or both, as the case may be, any and all instruments, documents or notices, and

(b) on behalf of itself, the Issuer, or both, as the case may be, make any filing and participate in proceedings of any kind with any governmental authorities, including with the MPSC.

The Issuer shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Issuer, and with such other documents as may be in the Issuer’s possession, as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03 Dominion and Control over Transferred Securitization Property. Notwithstanding any other provision herein, the Servicer and the Issuer agree that the Issuer shall have dominion and control over the Transferred Securitization Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent of the Issuer with respect to the Transferred Securitization Property. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer with respect to the Transferred Securitization Property, in each case unless such action is required by law or court or regulatory order.

ARTICLE III

Billing Services

SECTION 3.01 Duties of Servicer. The Servicer, as agent for the Issuer (to the extent provided herein), shall have the following duties:

(a) Duties of Servicer Generally. The Servicer will manage, service, administer and effect collections in respect of the Securitization Charges. The Servicer’s duties will include:

(i) obtaining meter reads, calculating and billing the Securitization Charges and collecting from Customers all Securitization Charge Collections;

(ii) responding to inquiries by Customers, Alternative

Electric Suppliers, if any, the MPSC, or any federal, local or other state governmental authority with respect to the Securitization Charges;

(iii) delivering bills or arranging for delivery of bills, accounting for Securitization Charge Collections, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports, to the Issuer, the Trustee, the Securitization Bondholders, the Securities and Exchange Commission and the Rating Agencies, subject, in the case of processing and depositing collections, making periodic remittances and furnishing periodic reports, to the provisions of the Intercreditor Agreement;

(iv) settling, as the agent for the Issuer, as its interest may appear, defaulted or written off accounts in accordance with the Servicer’s usual and customary practices for accounts of its own electric service customers; and

(v) taking action in connection with Securitization Charge Adjustments as is set forth herein.

Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be limited in their entirety by the provisions of the Customer Choice Act, the Financing Order and any applicable MPSC Regulations, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to Securitization Charge Adjustments, data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex 1 hereto.

(b) Notification of Laws and Regulations. The Servicer shall promptly notify the Issuer, the Trustee and the Rating Agencies in writing of any laws or MPSC Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(c) Other Information. Upon the reasonable request of the Issuer, the Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Trustee or the Rating Agencies, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Transferred Securitization Property to the extent it is reasonably available to the Servicer, that may be reasonably necessary and permitted by law for the Issuer, the Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder. In addition, so long as any of the Securitization Bonds of any Series are outstanding, the Servicer shall provide to the Issuer and to the Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Securitization Charges.

(d) Alternative Electric Suppliers. The Servicer shall not permit Alternative Electric Suppliers to bill and collect the Securitization Charge unless it is required to do so by law.

SECTION 3.02 Collection and Allocation of the Securitization Charges.

(a) The Servicer shall use all reasonable efforts, consistent with its customary servicing procedures, to collect all amounts owed in respect of the Securitization Charges as and when the same shall become due and shall follow such collection procedures as it follows with respect to collection activities that Consumers conducts for itself or others. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment by customers of the Securitization Charges, except as contemplated in this Agreement or as required by law or court order or MPSC Regulations; provided, however, that the Servicer may take any of the foregoing actions to the extent that such action would be in accordance with customary billing and collection practices of Consumers with respect to billing and collection activities that it conducts for itself or others.

(b) The amount of Securitization Charge Collections during any Billing Month of the Servicer shall be determined in accordance with the allocation methodology set forth in Annex 2 hereto.

(c) Consumers’ other charges may include gas charges which may be billed together with electric charges and all other charges which Consumers may be permitted to bill and collect from customers on their utility bills. If there is more than one Series of Securitization Bonds, the Servicer shall allocate Securitization Charge Collections among such Series, pro rata, based on the respective outstanding amounts payable and scheduled to be paid with respect to such Series.

(d) The Servicer is without authority or responsibility to collect tax charges authorized by the Financing Order, nor does the Servicer have any control over any amounts received with respect to such tax charges.

SECTION 3.03 Payment of Securitization Charge Collections.

(a) On each Monthly Remittance Date, for so long as the Servicer has satisfied the conditions of Section 5.11(b), the Servicer shall remit to the Trustee the Securitization Charge Collections in accordance with Section 5.11(b) (each, a “Monthly Remittance”). On each Daily Remittance Date, for so long as the Servicer has not satisfied the conditions of Section 5.11(b), the Servicer shall remit to the Trustee the Securitization Charge Collections in accordance with Section 5.11(a) (each, a “Daily Remittance”).

(b) The Servicer agrees and acknowledges that it holds all Securitization Charge Collections collected by it for the benefit of the Issuer and that all amounts will be remitted by the Servicer in accordance with this Agreement without any surcharge, fee (other than the Servicing Fee under Section 5.07 hereunder), offset, charge or other deduction and without making any claim to reduce its obligation to remit all Securitization Charge Collections collected by it.

SECTION 3.04 Servicing and Maintenance Standards. The Servicer shall, on behalf of the Issuer:

(a) manage, service, administer and make collections in respect of the Transferred Securitization Property with reasonable care and in material compliance with applicable law, including all applicable MPSC Regulations, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others;

(b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the electric distribution industry;

(c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the Issuer’s and the Trustee’s rights in respect of the Transferred Securitization Property; and

(d) calculate the Securitization Charges in compliance with the

Customer Choice Act, the Financing Order and any applicable tariffs;

except where the failure to comply with any of the foregoing would not materially and adversely affect the Issuer’s or the Trustee’s interest in the Transferred Securitization Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of the Transferred Securitization Property, which, in the Servicer’s judgment, may include the taking of legal action pursuant to Section 3.10 or otherwise. Notwithstanding the foregoing, the Servicer shall not change its customary and usual practices and procedures in any manner that would materially and adversely affect the Issuer’s or the Trustee’s interest in the Transferred Securitization Property unless it shall have provided the Rating Agencies with prior written notice.

SECTION 3.05 Servicer’s Certificates. The Servicer will provide to the Issuer and to the Trustee the statements and data specified in Annex 1.

SECTION 3.06 Annual Statement as to Compliance. The Servicer shall deliver to the Issuer, the Trustee and each Rating Agency, on or before March 31 of each year, beginning March 31, 2002 to and including March 31 succeeding the retiring of the Securitization Bonds, an Officers’ Certificate, stating that:

(a) a review of the activities of the Servicer during the preceding calendar year (or relevant portion thereof in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under such officers’ supervision, and

(b) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, describing each such default.

SECTION 3.07 Annual Independent Certified Public Accountants’ Report.

(a) The Servicer shall cause a firm of independent certified public accountants (which may also provide other services to the Servicer or Consumers) to prepare, and the Servicer shall deliver to the Issuer, to the Trustee and to each Rating Agency, on or before March 31 of each year, beginning March 31, 2002 to and including the March 31 succeeding the retirement of all Securitization Bonds, a report addressed to the Servicer (the “Annual Accountant’s Report”), which may be included as part of the Servicer’s customary auditing activities, to the effect that such firm has performed certain procedures in connection with the Servicer’s compliance with its obligations under this Agreement during the preceding calendar year (or, in the case of the first Annual Accountant’s Report, the period of time from the Initial Transfer Date until December 31, 2002), identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Trustee or the Issuer to agree or consent to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(b) The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants in effect from time to time.

SECTION 3.08 Securitization Property Documentation. To assure uniform quality in servicing the Transferred Securitization Property and to reduce administrative costs, the Servicer shall keep on file, in accordance with its customary procedures, all Securitization Property Documentation.

SECTION 3.09 Computer Records; Audits of Documentation.

(a) Safekeeping. The Servicer shall maintain accurate and complete accounts, records and computer systems pertaining to the Transferred Securitization Property and the Securitization Property Documentation in accordance with its standard accounting procedures and in sufficient detail to permit calculation of the Securitization Charge Collections to be remitted from time to time to the Trustee pursuant to Section 3.03 and to enable the Issuer to comply with this Agreement and the Indenture. The Servicer shall conduct, or cause to be conducted, periodic audits of the Securitization Property Documentation held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer and the Trustee, as pledgee of the Issuer, to verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Issuer and to the Trustee any failure on the Servicer’s part to hold the Securitization Property Documentation and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Trustee of the Securitization Property Documentation. The Servicer’s duties to hold the Securitization Property Documentation on behalf of the Issuer set forth in this Section 3.09(a), to the extent such Securitization Property Documentation has not been previously transferred to a successor Servicer, shall terminate three years after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer pursuant to the provisions of this Agreement or (ii) no Securitization Bonds of any Series are outstanding.

(b) Maintenance of and Access to Records. The Servicer shall maintain the Securitization Property Documentation at 212 W. Michigan Avenue, Jackson, Michigan 49201, or at such other office as shall be specified to the Issuer and to the Trustee by written notice not later than 30 days prior to any change in location. The Servicer shall permit the Issuer and the Trustee or their respective duly authorized representatives, attorneys, agents or auditors at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Transferred Securitization Property, the Securitization Charges and the Securitization Property Documentation. The failure of the Servicer to provide access to such information as a result of an obligation or applicable law (including MPSC Regulations) prohibiting disclosure of information regarding Customers shall not constitute a breach of this Section 3.09(b).

                                                SECTION 3.10 Defending Transferred Securitization Property Against Claims. The Servicer shall institute and maintain any action or proceeding necessary to compel performance by the MPSC or the State of Michigan of any of their obligations or duties under the Customer Choice Act or the Financing Order with respect to the Transferred Securitization Property, and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Customer Choice Act or the Financing Order, as the case may be, or the rights of holders of Transferred Securitization Property that would be adverse to Securitization Bondholders. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of Consumers’ electric distribution facilities, the Servicer shall assert that the court ordering such condemnation must treat such municipality as a successor to

Consumers under the Customer Choice Act and the Financing Order. The costs of any such action reasonably allocated by the Servicer to the Transferred Securitization Property shall be payable from Securitization Charge Collections as an Operating Expense in accordance with the Indenture. The Servicer’s obligations pursuant to this Section 3.10 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Servicer may be required to advance its own funds to satisfy its obligations under this Section 3.10).

SECTION 3.11 Opinions of Counsel. The Servicer shall deliver to the Issuer and to the Trustee:

(a) promptly after the execution and delivery of this Agreement and of the Sale Agreement and of each amendment hereto or thereto, and on each Transfer Date, an Opinion of Counsel either:

(i) to the effect that, in the opinion of such counsel, all UCC filings that are necessary to perfect or maintain the perfection of the security interest of the Trustee in the Transferred Securitization Property have been executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

(ii) to the effect that, in the opinion of such counsel, no such action is necessary to perfect or maintain the perfection of such security interest based on law in existence on the date of such Opinion of Counsel; and

(b) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three full calendar months after the Initial Transfer Date, an Opinion of Counsel, dated as of a date during such 90-day period, either:

(i) to the effect that, in the opinion of such counsel, all UCC filings have been executed and filed that are necessary to perfect or maintain the perfection of the security interest of the Trustee in the Transferred Securitization Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

(ii) to the effect that, in the opinion of such counsel, no such action is necessary to perfect or maintain the perfection of such security interest based on law in existence on the date of such Opinion of Counsel.

Each Opinion of Counsel referred to in clause (a) or (b) above shall specify any action necessary (as of the date of such Opinion of Counsel) to be taken in the following year to perfect or maintain the perfection of such security interest based on law in existence on the date of such Opinion of Counsel.

ARTICLE IV

Services Related to Securitization Charge Adjustments

SECTION 4.01 Securitization Charge Adjustments. The Servicer shall perform the calculations and take the actions relating to adjusting the Securitization Charges, as set forth in Annex 1.

ARTICLE V

The Servicer

SECTION 5.01 Representations and Warranties of Servicer. The Servicer makes the following representations and warranties as of each Transfer Date, on which the Issuer has relied and will rely in acquiring Transferred Securitization Property and in entering into this Agreement. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any of the Transferred Securitization Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Agreement, and has the power, authority and legal right to service the Transferred Securitization Property.

(b) Due Qualification. The Servicer has duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions, in which the ownership or lease of property or the conduct of its business (including the servicing of the Transferred Securitization Property as required by this Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues, properties or prospects or adversely affect the servicing of the Transferred Securitization Property).

(c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any material indenture, material agreement or other material instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Servicer or its properties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                                                (f) Approvals. Except for filings with the MPSC for adjusting the Securitization Charges pursuant to Section 4.01 and Annex 1, filing of financing statements under the Michigan UCC and the Delaware UCC and UCC continuation filings, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made.

(g) No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:

(i) seeking to prevent the issuance of the Securitization Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents;

(ii) except as disclosed in writing by the Servicer to the Issuer, seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement or any of the other Basic Documents; or

(iii) relating to the Servicer and which might materially and adversely affect the federal or state tax attributes of the Securitization Bonds.

(h) Reports and Certificates. Each report and certificate delivered in connection with any filing made to the MPSC by the Servicer on behalf of the Issuer with respect to the Securitization Charges or Securitization Charge Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are based upon historical performance, current conditions and reasonable expectations.

SECTION 5.02 Indemnities of Servicer; Release of Claims.

(a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(b) The Servicer shall indemnify the Issuer and the Trustee (for itself and on behalf of the Securitization Bondholders) and each of their respective trustees, members, managers, officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of:

(i) the Servicer’s wilful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement or the Servicer’s reckless disregard of its obligations and duties under this Agreement;

(ii) the Servicer’s breach of any of its representations or warranties in this Agreement; and

(iii) litigation and related expenses relating to its status and obligations as Servicer,

provided, however, that the Servicer shall not be liable for any Losses resulting from the willful misconduct, bad faith or gross negligence of any Person indemnified pursuant to this Section 5.02(b) (each, an “Indemnified Person”) or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Servicer’s breach.

Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Servicer under this Section 5.02(b), notify the Servicer in writing of such involvement. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party against an Indemnified Person for which indemnification may be sought under this Section 5.02, the Servicer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Servicer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel. The Indemnified Person shall not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 5.02 (whether or not the Servicer is an actual or potential party to such claim or action) unless the Servicer agrees in writing to such settlement, compromise or consent and such settlement, compromise or consent includes an unconditional release of the Servicer from all liability arising out of such claim, action, suit or proceeding.

(c) The Servicer shall indemnify the Trustee and its respective officers, directors and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of the acceptance or performance of the trusts and duties contained herein and in the Indenture, except to the extent that any such Loss is due to the wilful misconduct, bad faith or gross negligence of the Trustee; provided, however, that the foregoing indemnity is extended to the Trustee solely in its individual capacity and not for the benefit of the Securitization Bondholders or any other Person. Any such amounts payable under this Section 5.02(c) with respect to the Trustee shall be deposited in the General Subaccount and distributed in accordance with the Indenture.

(d) The Servicer’s indemnification obligations under Section 5.02(b) and (c) for events occurring prior to the removal or resignation of the Trustee or the termination of this Agreement shall survive the resignation or removal of the Trustee or the termination of this Agreement and shall include reasonable costs, fees and expenses of investigation and litigation (including the Issuer’s and the Trustee’s reasonable attorneys’ fees and expenses).

(e) Except to the extent expressly provided for in the Basic Documents (including the Servicer’s claims with respect to the Monthly Servicing Fees and Consumers’ claim for payment of the purchase price of the Transferred Securitization Property), the Servicer hereby releases and discharges the Issuer (including its Member, Managers, officers, employees and agents, if any), and the Trustee (including its respective officers, directors and agents) (collectively, the “Released Parties”) from any and all actions, claims and demands whatsoever, which the Servicer shall or may have against any such Person relating to the Transferred Securitization Property or the Servicer’s activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(f) The indemnification obligation of the Servicer under this

Section 5.02 shall be pari passu with all other general unsecured obligations of the Servicer.

SECTION 5.03 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person:

(a) into which the Servicer may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the Servicer,

(b) which results from the division of the Servicer into two or more Persons and which succeeds to all or the major part of the electric distribution business of the Servicer,

(c) which may result from any merger or consolidation to which the Servicer shall be a party and which succeeds to all or the major part of the electric distribution business of the Servicer,

(d) which may succeed to the properties and assets of the Servicer substantially as a whole and which succeeds to all or the major part of the electric distribution business of the Servicer, or

(e) which may otherwise succeed to all or the major part of the electric distribution business of the Servicer, which Person in any of the foregoing cases (a) through (e) executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement, provided that:

(i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 5.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing;

(ii) the successor Servicer shall have delivered to the Issuer and the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

(iii) the successor Servicer shall have delivered to the Issuer and to the Trustee an Opinion of Counsel either:

(A)                               stating that, in the opinion of such counsel, all filings to be made by the Servicer, including UCC filings, that are necessary to perfect or maintain the perfection of the security interest of the Trustee in the Transferred Securitization Property have been executed and filed and reciting the details of such filings, or

(B)                               stating that, in the opinion of such counsel, no such action is necessary to perfect or maintain the perfection of such security interest based on law in existence on the date of such opinion;

(iv) the Rating Agencies shall have received prior written notice of such transaction (although there is no requirement of any Rating Agency Confirmation);

(v) the successor Servicer shall have delivered to the Issuer and the Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Issuer and the Trustee), which may be based on a ruling from the Internal Revenue Service, to the effect that, for federal income tax purposes, such consolidation or merger will not result in a material adverse federal income tax consequence to the Issuer, the Trustee or the then existing Securitization Bondholders; and

(vi) any applicable requirements of the Intercreditor Agreement have been satisfied.

The Servicer shall not consummate any transaction referred to in subclauses (a), (b), (c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with subclauses (i) through (vi) above. When any Person acquires the properties and assets of the Servicer substantially as a whole and becomes the successor to the Servicer in accordance with the terms of this Section 5.03, then upon the satisfaction of all of the other conditions of this Section 5.03, the Servicer shall automatically and without further notice be released from its obligations hereunder.

SECTION 5.04 Assignment of Servicer’s Obligations. The Servicer may not assign its rights or obligations hereunder to any successor unless the Rating Agency Condition and any other condition specified in the Financing Order and the Intercreditor Agreement have been satisfied.

SECTION 5.05 Limitation on Liability of Servicer. The Servicer shall not be liable to the Issuer or the Trustee, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Transferred Securitization Property in accordance with this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability.

SECTION 5.06 Consumers Not To Resign as Servicer. Subject to the provisions of Sections 5.03 and 5.04, Consumers shall not resign from the obligations and duties imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Consumers shall be communicated to the Issuer, the Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer has assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 6.04.

SECTION 5.07 Monthly Servicing Fee. The Issuer agrees to pay the Servicer the Monthly Servicing Fee with respect to all Series of Securitization Bonds. For so long as Consumers is the Servicer, the Monthly Servicing Fee shall be one-twelfth times 0.25% times the total Outstanding Amount as of the date of payment of such Monthly Servicing Fee. The foregoing Monthly Servicing Fee constitutes a fair and reasonable price for the obligations to be performed by the Servicer.

SECTION 5.08 Servicer Expenses. Except as otherwise expressly provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants and counsel, taxes imposed on the Servicer and expenses incurred in connection with reports to Securitization Bondholders.

SECTION 5.09 Subservicing. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided further that the Servicer shall remain obligated and be liable to the Issuer, the Trustee and the Securitization Bondholders for the servicing and administering of the Transferred Securitization Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Transferred Securitization Property. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Trustee or the Securitization Bondholders shall have any responsibility therefor. Any such appointment shall not constitute a Servicer resignation under Section 5.06.

SECTION 5.10 No Servicer Advances. The Servicer shall not make any advances of interest on or principal of the Securitization Bonds.

SECTION 5.11 Remittances.

(a) The Servicer shall remit Securitization Charge Collections (from whatever source) not later than each Daily Remittance Date, and all proceeds of other Collateral of the Issuer, if any, received by the Servicer during the second preceding Business Day, to the Trustee for deposit pursuant to the Indenture. The Servicer shall promptly remit any Indemnity Amounts paid or received by it immediately to the Trustee for deposit pursuant to the Indenture.

(b) Notwithstanding the foregoing clause (a), as long as:

(i) Consumers or any successor to Consumers’ electric distribution business remains the Servicer, and

(ii) no Servicer Default has occurred and is continuing, and

(A)                               Consumers or such successor obtains and maintains a short-term rating of “A-1”or better by Standard & Poor’s, “P-1” or better by Moody’s and “F-1” or better by Fitch (and for five Business Days following a reduction in any such rating), or

(B)                               the Rating Agency Condition has been otherwise satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with),

the Servicer need not make the Daily Remittances, but in lieu thereof, may remit all Securitization Charge Collections (from whatever source), and all proceeds of other Collateral of the Issuer, if any, received by the Servicer during the preceding Billing Month, (or, in the case of the first Monthly Remittance following a Daily Remittance, since the second Business Day preceding such Daily Remittance) to the Trustee for deposit pursuant to the Indenture, not later than the corresponding Monthly Remittance Date.

(c) If the Servicer has been making Monthly Remittances but fails to continue to satisfy the requirements of clause (b) above, the Servicer shall begin making Daily Remittances pursuant to clause (a) above immediately following such failure; provided, that, on the first Daily Remittance Date following such Monthly Remittances, the Servicer shall remit all Securitization Charge Collections (from whatever source), and all proceeds of other Collateral of the Issuer, if any, received by the Servicer since the last day of the preceding Billing Month, to the Trustee for deposit pursuant to the Indenture.

SECTION 5.12 Protection of Title. The Servicer shall execute and file such filings and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Trustee in the Transferred Securitization Property, including all filings required under the UCC relating to the transfer of ownership of or a security interest in the Transferred Securitization Property by the Seller to the Issuer or the security interest granted by the Issuer to the Trustee in the Transferred Securitization Property. The Servicer shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

ARTICLE VI

Servicer Default

SECTION 6.01 Servicer Default. If any one of the following events (a “Servicer Default”) occurs and is continuing:

(a) any failure by the Servicer to remit to the Trustee, on behalf of the Issuer, any required remittance that continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuer or the Trustee; or

(b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, which failure:

(i) materially and adversely affects the Transferred Securitization Property or the rights of the Securitization Bondholders, and

(ii) continues unremedied for a period of 60 days after written notice of such failure has been given to the Servicer by the Issuer or by the Trustee or after discovery of such failure by an officer of the Servicer; or

(c) any representation or warranty made by the Servicer in this Agreement proves to have been incorrect when made, which has a material adverse effect on the Issuer or the Securitization Bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof has been given to the Servicer by the Issuer or the Trustee or after discovery of such failure by an officer of the Servicer, as the case may be; or

(d) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Trustee, with the consent of the Holders of a majority of the outstanding principal amount of the Securitization Bonds of all Series, but subject to the provisions of the Intercreditor Agreement, by notice then given in writing to the Servicer (a “Termination Notice”) may terminate all the rights and obligations (other than the indemnification obligations set forth in Section 5.02 hereof and the obligation under Section 6.04 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default specified in Section 6.01(a) above, the Issuer and the Trustee shall be entitled to apply to the MPSC or any court of competent jurisdiction for sequestration and payment to the Trustee of revenues arising with respect to the Transferred Securitization Property.

On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Transferred Securitization Property, the related Securitization Charges or otherwise, shall, upon appointment of a successor Servicer pursuant to Section 6.04, without further action, pass to and be vested in such successor Servicer and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Securitization Property Documentation and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Transferred Securitization Property or the related Securitization Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Securitization Property Documentation to the successor Servicer. All reasonable costs and expenses (including attorneys fees and expenses) incurred in connection with transferring the Securitization Property Documentation to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of Consumers as Servicer shall not terminate Consumers’ rights or obligations under the Sale Agreement.

SECTION 6.02 Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer’s Certificate of any event or circumstance which, with the giving of notice or the passage of time, would become a Servicer Default under Section 6.01. Such notice shall also be given by publication in an Authorized Newspaper, so long as any Securitization Bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require.

SECTION 6.03 Waiver of Past Defaults. The Trustee, with the consent of Holders of the majority of the outstanding principal amount of the Securitization Bonds of all Series, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Trustee of Securitization Charge Collections in accordance with Section 3.03. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 6.04 Appointment of Successor.

(a) Upon the Servicer’s receipt of a Termination Notice pursuant to Section 6.01 or the Servicer’s resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Monthly Servicing Fees, until a successor Servicer has assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Trustee, as assignee of the Issuer, shall appoint a successor Servicer, with the consent of the Holders of a majority of the outstanding principal amount of the Securitization Bonds of all Series, but subject to the provisions of the Intercreditor Agreement, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Trustee. If, within 30 days after the delivery of the Termination Notice, a new Servicer has not been appointed and accepted such appointment, the Trustee may petition the MPSC or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if:

(i) such Person is not prevented from performing the duties of the Servicer pursuant to the Customer Choice Act, the MPSC Regulations, the Financing Order and this Agreement;

(ii) the Rating Agency Condition has been satisfied; and

(iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement.

(b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Monthly Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of the Agreement.

(c) The successor Servicer may resign only if it is prohibited from serving as such by applicable law.

SECTION 6.05 Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder, including, without limitation, furnishing to the successor Servicer all information necessary to calculate the Securitization Charge Collections.

ARTICLE VII

Miscellaneous Provisions

SECTION 7.01 Amendment. This Agreement may be amended by the Servicer and the Issuer, with the consent of the Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

Prior to the execution of any amendment to this Agreement, each of the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.11. Each of the Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects its own rights, duties or immunities under this Agreement or otherwise.

SECTION 7.02 Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid,

(a) in the case of the Servicer, at Consumers Energy Company, 212 W. Michigan Avenue, Jackson, Michigan 49201;

(b) in the case of the Issuer, at Consumers Funding LLC, 212 W. Michigan Avenue, Suite M-1029, Jackson, Michigan 49201;

(c) in the case of the Trustee, at the address provided for notices or communications to the Trustee in the Indenture;

(d) in the case of Moody’s, at Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007;

(e) in the case of Standard & Poor’s, at Standard & Poor’s Ratings Group, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department; and

(f) in the case of Fitch, at Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 7.03 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer and the Trustee, on behalf of itself and the Securitization Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 7.04 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.05 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7.06 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 7.07 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7.08 Assignment to the Trustee. (a) The Servicer hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Securitization Bondholders of all right, title and interest of the Issuer in, to and under the Transferred Securitization Property owned by the Issuer and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Trustee.

(b) In no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

SECTION 7.09 Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the Securitization Bonds, any other amounts owed under the Indenture, including, without limitation, any amounts owed to third-party credit enhancers, and any amounts owed by the Issuer under any Interest Rate Swap Agreement, acquiesce in, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 7.10 Termination. This Agreement shall terminate when all Securitization Bonds have been retired, redeemed or defeased in full.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

CONSUMERS FUNDING LLC,
as Issuer

By:	/s/ Thomas A. McNish
Name: Thomas A. McNish
Title: Manager

CONSUMERS ENERGY COMPANY,
as Servicer

By:	/s/ Laura L. Mountcastle
Name: Laura L. Mountcastle
Title: Vice President and Treasurer

Acknowledged and Accepted:

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Cassandra D. Shedd
Name: Cassandra D. Shedd
Title: Assistant Vice President

ANNEX 1

to

SERVICING AGREEMENT

The Servicer agrees to comply with the following with respect to Consumers Funding LLC (the “Issuer”):

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A to the Servicing Agreement dated as of November 8, 2001, between the Issuer and Consumers, as Servicer.

SECTION 2. Trustee and Servicer Payment Date Statements. At least one Business Day before each date on which distributions to the Trustee and the Servicer are to be made pursuant to Sections 8.02(d) and (e) of the Indenture, the Servicer shall provide the Trustee with a statement setting forth the amounts to be distributed to each of the Trustee and Servicer pursuant to such sections.

SECTION 3. Payment Date Statements. At least one Business Day before each Payment Date, the Servicer shall provide to the Issuer, the Trustee, each Rating Agency and for so long as any Securitization Bonds are listed on the Luxembourg Stock Exchange, any listing agent in Luxembourg and notice that such report is available shall be published in an Authorized Newspaper, a statement indicating:

1.              the amount to be paid to Securitization Bondholders of eachSeries and Class in respect of principal on such Payment Date;

2.              the amount to be paid to Securitization Bondholders of each Series and Class in respect of interest on such Payment Date;

3.              the Projected Securitization Bond Balance and the Securitization Bond Balance for each Series and Class as of that Payment Date (after giving effect to the payments on such Payment Date);

4.              the amount on deposit in the Overcollateralization Subaccount for each Series and the Scheduled Overcollateralization Level for each Series, as of that Payment Date (after giving effect to the transfers to be made from or into the Overcollateralization Subaccount on such Payment Date);

5.              the amount on deposit in the Capital Subaccount for each Series as of that Payment Date (after giving effect to the transfers to be made from or into the Capital Subaccount on such Payment Date);

6.              the amount, if any, on deposit in the Reserve Subaccount as of that Payment Date (after giving effect to the transfers to be made from or into the Reserve Subaccount on such Payment Date);

7.              the amount, if any, to be paid to any Swap Counterparty (on a gross and a net basis, separately stated) under any Interest Rate Swap Agreement on or before such Payment Date; and

8.              the amount of any transfers and payments to be made on such Payment Date pursuant to Sections 8.02(d), (e), (f), (g), and (i) of the Indenture.

SECTION 4. Remittance Date Statements. At least one Business Day before each Remittance Date, but not more frequently than monthly, the Servicer shall prepare and furnish to the Issuer and the Trustee a statement setting forth the amount to be remitted by the Servicer to the Trustee for deposit on such Remittance Date pursuant to the Indenture.

SECTION 5. Securitization Charge Adjustments.

(a) Prior to each Calculation Date, the Servicer shall calculate

(i) the Securitization Bond Balance as of the Payment Date immediately preceding the next Adjustment Date (a written copy of which shall be delivered by the Servicer to the Trustee within five days following such Calculation Date), and

(ii) the revised Securitization Charges with respect to the Transferred Securitization Property in respect of each Adjustment Date such that the Servicer projects that Securitization Charge Collections therefrom allocable to the Issuer will be sufficient so that:

(A)                               the Securitization Bond Balance on the Payment Date immediately preceding the next Adjustment Date will equal the Projected Securitization Bond Balance as of such date, taking into account any amounts on deposit in the Reserve Subaccount,

(B)                               the amount on deposit in the Overcollateralization Subaccount on the Payment Date immediately preceding the next Adjustment Date will equal the Scheduled Overcollateralization Level for such date, taking into account amounts on deposit in the

Reserve Subaccount,

(C)                               the amount on deposit in the Capital Subaccount on the Payment Date immediately preceding the next Adjustment Date will equal its required level for such date, taking into account any amounts on deposit in the Reserve Subaccount,

(D)                               the amount on deposit in the Reserve Subaccount on the Payment Date immediately preceding the next Adjustment Date will equal zero, and

(E)                                the Securitization Charge Collections will provide for (i) amortization of the remaining outstanding principal amount of each Series in accordance with the Expected Amortization Schedule therefor, (ii) payment of interest on each Series when due, payment of any amounts under any Interest Rate Swap Agreement, (iii) payment of all Operating Expenses of the Issuer when due in accordance with the Indenture, and (iv) deposits to the Overcollateralization Subaccount such that the balance therein will equal the Scheduled Overcollateralization Level on the Payment Date immediately preceding the next Adjustment Date.

(b) On or before each Calculation Date, the Servicer shall file an Adjustment Request with the MPSC. This filing shall include the data specified in the Financing Order.

(c) On each Adjustment Date, the Servicer shall

(i) take all reasonable actions and make all reasonable efforts to effectuate all adjustments to the Securitization Charges, and

(ii) promptly send to the Trustee copies of all material notices and documents relating to such adjustments.

(d) On each Adjustment Date, the Servicer shall provide Moody’s with a schedule indicating any changes to the Securitization Charges.

(e) If deemed appropriate by the Servicer to protect Securitization Bondholders and to remedy a significant and recurring variance between actual and expected Securitization Charge Collections, the Servicer shall make “non-routine” filings with the MPSC as authorized by the Financing Order, for adjustments to the Securitization Charge to assure timely payment of the periodic payment requirements of the Issuer set forth in the Indenture. Such filings shall be made at least 90 days prior to the proposed effective date of the proposed adjustments.

ANNEX 2 to the Servicing Agreement

Dated as of November 8, 2001

Consumers Energy Company

Securitization Calculation Process

The following three processes will be used by Consumers Energy Company, as Servicer, under the Servicing Agreement for calculating the daily amounts of Securitization Charges to be remitted to the Trustee for deposit in the Collection Account not later than the Remittance Date:

Standard Process

Initial Start-Up Process

Process for Securitization Charge Rate Changes Resulting from a True-Up Adjustment

Terms are used herein as defined in Appendix A - Master Definitions to the Servicing Agreement. The customer billing and collections referred to in this Annex 2 are billings to and collections from Consumers’ electric and combined electric and gas customers (but not gas only customers).

Standard Process

1.                                      Each business day that customer billing and collections are processed, a file is created from the billing systems containing the billing data (rate class, total charges billed, Securitization Charges billed and KWh delivered) and a file is created with collection data (collection amount by rate class).

2.                                      Billing Data: For an entire Billing Month the total Securitization Charges billed by the Servicer for each rate class are divided by the total charges billed by Consumers and the Servicer for each rate class to customers for such Billing Month, creating the Securitization Ratio. This information will be used for the subsequent Billing Month’s calculation process. (Monthly Ratio Analysis)

3.                                      Collection Data: Each business day after collections are received the total dollar amount collected by rate class is multiplied by the prior Billing Month’s Securitization Ratio for each rate class. This amount is the total Securitization Charges collected, which will be remitted to the Trustee on a daily basis. (Daily Servicer’s Report)

4.                                      Monthly Summary: At the end of each Billing Month the total of the daily collections for that period are summarized and reported to the Trustee. (Monthly Servicer’s Report)

Initial Start-Up

The standard process will be modified during the first three Billing Months following the Transfer Date of the Initial Transferred Securitization Property under the Sale Agreement. The first such Billing Month requires the calculation of the amount of Securitization Charges for the prior Billing Month and collections for all three of those Billing Months must take into account payment history by adjustment based on the Collection Curve for the applicable Billing Month.

First Billing Month

1.                                      Billing Data: The amount of Securitization Charges that would have been billed during the Billing Month prior to actual securitization billing is calculated. The total Securitization Charges that would have been billed for each rate class are divided by the total charges billed by Consumers and the Servicer for each rate class to provide the Securitization Ratio. This will be done to the input files from the billing systems and then processed as described above. (Monthly Ratio Analysis)

2.                                      Collection Data: For the first of the three Billing Months, the daily amounts of Securitization Charges collected are adjusted to reflect the time lag between the customer receiving the bill and the Servicer receiving payment. To accomplish this, the amounts collected from the billing systems will be multiplied by the First Billing Month’s Collection Curve Percentage. Standard processing is then performed. (Daily Servicer’s Report)

3.                                      Monthly Summary: At the end of each Billing Month the total Securitization Charges collected are summarized and reported to the Trustee. (Monthly Servicer’s Report)

Months Two and Three

1                                         Billing Data: For the preceding Billing Month the total Securitization Charges for each rate class are divided by the total charges billed by Consumers and the Servicer for each rate class. This billing rate information is then used for the current Billing Month’s calculation process. (Monthly Ratio Analysis)

2.                                      Collection Data: For the second and third Billing Months, the daily amounts of Securitization Charges collected are adjusted to reflect the time lag between the customer receiving the bill and the Servicer receiving payment. To accomplish this, the amounts collected from the billing systems during the Second Billing Month are multiplied by the cumulative First and Second Billing Months’ Collection Curve Percentage, and the amounts collected from the billing systems during the Third Billing Month are multiplied by the cumulative First, Second and Third Billing Months’ Collection Curve Percentage. Standard processing is then performed. (Daily Servicer’s Report)

In the fourth Billing Month and thereafter, standard processing is performed based upon 100% of the amounts billed and collected.

3.                                      Monthly Summary: At the end of each Billing Month the total Securitization Charges collected are summarized and reported to the Trustee. (Monthly Servicer’s Report)

Securitization Charge Rate Changes Resulting from a True-Up Adjustment

The first two Billing Months after a Securitization Charge Rate change resulting from an annual or quarterly true-up, special processing is required to (a) reflect the fact that during the Billing Month prior to the change the Securitization Charge was billed under the prior Securitization Charge Rate and (b) amounts collected for the first two Billing Months after the Securitization Charge Rate change will reflect payments for both old and new billing amounts resulting from the prior and new Securitization Charge Rates.

First Securitization Charge Rate-Change Billing Month

To calculate the appropriate Securitization Ratio for the first Billing Month after the Securitization Charge Rate change:

Collections Applicable to Prior Securitization Charge Rate

1.              Collection Data: For the first Billing Month, the daily amounts of Securitization Charges collected must be adjusted to reflect the collections of the Securitization Charges billed under the prior Securitization Charge Rate. To accomplish this, the collection amounts from the billing systems are multiplied by 1 minus the first Billing Month’s Collection Curve Percentage. Standard processing is then performed on these amounts using the prior Billing Month’s Securitization Ratio. (Daily Servicer’s Report)

Collections Applicable to New Securitization Charge Rate

2.              Billing Data: For the first Billing Month, the amount of Securitization Charges billed is recalculated by multiplying the KWh delivered for each rate class by the new Securitization Charge Rate. The total calculated Securitization Charges billed for each rate class are divided by the total charges billed by Consumers and the Servicer for each rate class. This information is then used for the First Billing Month’s second calculation process (point 3 below). (Monthly Ratio Analysis)

3.              Collection Data: For the first Billing Month, the daily amounts of Securitization Charges collected must be adjusted to reflect the collections billed under the new Securitization Charge Rate. To accomplish this, the collection amounts from the billing systems are multiplied by the First Billing Month’s Collection Curve Percentage. Standard processing is then performed using the recalculated prior month’s Securitization Ratio. (Daily Servicer’s Report)

4.              Summarized Collection Data: For the first Billing Month, the Daily Servicer’s Reports (points 1 and 3 above) are summarized into one set of reports. This summarized amount is the total Securitization Charges collected, which will be remitted to the Trustee on a daily basis. (Daily Servicer’s Report)

Second Securitization Charge Rate Change Month

To calculate the appropriate Securitization Ratio for the second Billing Month after the Securitization Charge Rate change:

Collection Applicable to Prior Securitization Charge Rate

1.              Billing Data: For the second Billing Month, the amount of Securitization Charges collected is recalculated by multiplying the KWh billed by the prior Securitization Charge Rate. The total calculated Securitization Charges billed are divided by the total charges billed by Consumers and the Servicer for each rate class. This information is then used for the second Billing Month’s second calculation process (point 2). (Monthly Ratio Analysis)

2.              Collection Data: For the second Billing Month, the daily amounts of Securitization Charges collected must be adjusted to reflect the collections billed under the prior Securitization Charge Rate applicable to each rate class. To accomplish this, the collection amounts from the billing systems are multiplied by 1 minus the cumulative First and Second Billing Months’ Collection Curve Percentage. Standard processing on these amounts is then performed using the recalculated prior month’s Securitization Ratio. (Daily Servicer’s Report)

Collection Applicable to New Securitization Charge Rate

3.              Collection Data: For the second Billing Month, the daily amounts of Securitization Charges collected must be adjusted to reflect the collections billed under the new Securitization Charge Rate. To accomplish this, the collection amounts from the billing systems are multiplied by the cumulative First and Second Billing Months’ Collection Curve Percentage. Standard processing is then performed using the prior month’s Securitization Ratio. (Daily Servicer’s Report)

4.              Summarized Collection Data: For the second Billing Month, the Daily Servicer’s Reports (points 2 and 3 above) are summarized into one set of reports. This summarized amount is the total Securitization Charges collected, which will be remitted to the Trustee on a daily basis. (Daily Servicer’s Report)

APPENDIX A

MASTER DEFINITIONS

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

Act has the meaning specified in Section 11.03(a) of the Indenture.

Adjustment Date means (a) the first day of the first billing cycle of the Servicer in December of each year through December 2013 and (b) thereafter, as long as the Securitization Bonds are outstanding, the first day of the first billing cycle of the Servicer in March, June, September and December of each year, beginning with the billing cycle for December 2014.

Adjustment Request means an application filed by the Servicer with the MPSC for a Securitization Charge Adjustment pursuant to Section 5 of the Issuer Annex.

Administration Agreement means the Administration Agreement dated as of November 8, 2001, between Consumers, as administrator, and the Issuer, as the same may be amended or supplemented from time to time.

Administrator means Consumers, as administrator under the Administration Agreement, and each successor to Consumers, in the same capacity, pursuant to Section 14 of the Administration Agreement.

Affiliate means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

Alternative Electric Suppliers means any third party, including any electric generation supplier, providing billing or metering services, licensed by the MPSC pursuant to relevant provisions of the Customer Choice Act, the MPSC Regulations and the Financing Order.

Annual Accountant’s Report has the meaning assigned to that term in Section 3.07 of the Servicing Agreement.

Authorized Denominations means, with respect to any Series or Class of Securitization Bonds, $1,000 and integral multiples of $1.00 above that amount, provided, however, that one bond of each Class may have denomination of less than $1,000, or such other denominations as may be specified in the Series Supplement therefor.

Authorized Newspaper means the Luxemburger Wort or any other newspaper published in Luxembourg on a daily basis.

Authorized Officer means, with respect to the Issuer, a any Manager and, bany person designated as an “Officer” under the Issuer LLC Agreement and authorized thereby to act on behalf of the Issuer.

Basic Documents means the Formation Documents, the Sale Agreement, the Intercreditor Agreement, any Bills of Sale, the Servicing Agreement, the Administration Agreement, the Indenture, the Underwriting Agreement, the Securities Account Control Agreement and any Interest Rate Swap Agreement, as each may be amended or supplemented from time to time.

Bill of Sale means any bill of sale issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of Securitization Property by the Seller to the Issuer.

Billing Month means the schedule for current month billings (each billing month includes 21 billing segments regardless of the number of days in the current calendar month). For uniformity of customer billings, each customer’s meter is read every 27 to 33 days and billed in one of the 21 monthly billing segments.

Book-Entry Securitization Bonds means beneficial interests in the Securitization Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

Business Day means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Jackson, Michigan, or in the City of New York, New York or, with respect to any Securitization Bonds listed on the Luxembourg Stock Exchange, in Luxembourg, are required or authorized by law or executive order to remain closed.

Calculation Date means the day which is a Business Day at least 45 days before each Adjustment Date on which the Servicer files an Adjustment Request.

Capital Reserve Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

Capital Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

Class means, with respect to any Series, any one of the classes of Securitization Bonds of that Series, as specified in the Series Supplement for that Series.

Class Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

Clearing Agency means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

Clearing Agency Participant means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Code means the Internal Revenue Code of 1986, as amended from time to time, and the treasury regulations promulgated thereunder.

Collateral has the meaning specified in the Granting Clause of the Indenture.

Collection Account has the meaning specified in Section 8.02(a) of the Indenture.

Collection Curve means, with respect to a Billing Month, the forecast prepared by the Servicer of the percentages of amounts billed in a Billing Month that are expected to be received during each of the Billing Months for which the Collection Curve Percentage will be applied to determine the amount of Securitization Charges collected.

Collection Curve Percentage means the percentages of amounts billed in a particular Billing Month that are expected to be received during that month. The initial Collection Curve Percentages are:

First Billing Month’s Collection Curve Percentage:	40.08%
Second Billing Month’s Collection Curve Percentage:	45.09%
Third Billing Month’s Collection Curve Percentage:	10.58%

provided that the Collection Curve Percentages will be updated by Consumers periodically while the Securitization Bonds are outstanding using similar methodology.

Commission means the U.S. Securities and Exchange Commission, and any successor thereof.

Consumers means Consumers Energy Company, a Michigan corporation.

Corporate Trust Office means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Indenture is located at 5 Penn Plaza-16th floor, New York, New York 10001-1803, Attention: Corporate Trust-Asset Backed Securities (ABS), or at such other address as the Trustee may designate from time to time by notice to the Securitization Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Securitization Bondholders and the Issuer in writing).

Covenant Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

Customers means all electric customers taking delivery of electricity from Consumers or its successor on its MPSC-approved rate schedules and special contracts.

Customer Choice Act means the Customer Choice and Electricity Reliability Act as set forth in Michigan Public Acts 2000 PA 141 and 2000 PA 142 and effective on June 5, 2000.

Daily Remittance Date means, if the Servicer has not satisfied the conditions of Section 5.11(b) of the Servicing Agreement, each Business Day commencing on the second Business Day following the date on which the Servicer ceases to satisfy such conditions.

Default means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

Defeasance Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

Definitive Securitization Bonds has the meaning specified in Section 2.11 of the Indenture.

Delaware UCC means the Uniform Commercial Code, as in effect in the State of Delaware, as amended from time to time.

DTC Agreement means the agreement between the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated on or about November 8, 2001, relating to the Securitization Bonds, as the same may be amended or supplemented from time to time.

Eligible Guarantor Institution means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as “an eligible guarantor institution,” including (as such terms are defined therein):

(a)                                 a bank;

(b)                                 a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

(c)                                  a credit union;

(d)                                 a national securities exchange, registered securities association or clearing agency; or

(e)                                  a savings association that is a participant in a securities transfer association.

Eligible Institution means:

(a)                                 the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

(b)                                 a depositary institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which

(i)                                     has either

(A)                               with respect to any Eligible Investment having a maturity of greater than one month, a  long-term unsecured debt rating of “AA-” by Standard & Poor’s and Fitch and “Aa3” by Moody’s, or

(B)                               with respect to any Eligible

Investment having a maturity one month or less, a certificate of deposit rating of “A-1+” by Standard & Poor’s, “P-1” by Moody’s and “F1+” by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and

(ii)                                  whose deposits are insured by the FDIC.

Eligible Investments mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)                                 direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)                                 demand deposits, time deposits or certificates of deposit of any depository institution or trust company (any depositary institution or trust company being referred to in this definition as a “financial institution”) incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depositary institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

(c)                                  commercial paper or other short term obligations of any corporation organized under the laws of the United States of America (other than Consumers) whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies are in the highest investment category granted thereby;

(d)                                 investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates act as investment manager or advisor);

(e)                                  bankers’ acceptances issued by any depositary institution or trust company referred to in clause (b) above;

(f)                                   repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depositary institution or trust company (acting as principal) described in clause (b) above;

(g)                                  repurchase obligations with respect to any security or whole loan entered into with

(i)                                     a financial institution (acting as principal) described in clause (b) above,

(ii)                                  a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated P-1 by Moody’s, A-1+ by Standard & Poor’s and F1+ by Fitch at the time of entering into this repurchase obligation, or

(iii)                               an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody’s, A-1+ by Standard & Poor’s and F1+ by Fitch at the time of purchase; or

(h)                                 any other investment permitted by each Rating Agency;

provided, however, that, with respect to Moody’s only, the obligor related to clauses (b), (c), (e), (f) and (g) above must have both a long term rating of at least A1 and a short term rating of at least P-1, and provided further, that, unless otherwise permitted by each Rating Agency, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at such institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days, and provided, further, that, any Eligible Investment must not:

(a)                                 be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof, or

(b)                                 mature later than (i) the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is held by an Affiliate of the Trustee, or (ii) the Business Day prior to the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is not held by an

Affiliate of the Trustee; provided, however that with respect to the period prior to the first Payment Date any Eligible Investment must not have a maturity of greater than six months.

Eligible Securities Account means either:

(a)                                 a segregated trust account with an Eligible Institution or

(b)                                 a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

Event of Default has the meaning specified in Section 5.01 of the Indenture.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Expected Amortization Schedule means, with respect to each Series or, if applicable, each Class of Securitization Bonds, the expected amortization schedule for principal thereof, as specified in the Series Supplement therefor.

Expected Final Payment Date means, with respect to each Series or, if applicable, each Class of Securitization Bonds, the date when all interest and principal is scheduled to be paid with respect to that Series or Class in accordance with the Expected Amortization Schedule, as specified in the Series Supplement therefor.

Filing Office means the Office of the of the Secretary of State of the State of Michigan or the Office of the Secretary of State of the State of Delaware, as applicable.

Final Maturity Date means, for each Series or, if applicable, each Class of Securitization Bonds, the date by which all principal of and interest on such Series or Class of Securitization Bonds is required to be paid, as specified in the Series Supplement therefor.

Financing Issuance means an issuance of a new Series of Securitization Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Securitization Property.

Financing Order means the Opinion and Order issued on October 24, 2000 and the Order Granting Rehearing issued on January 12, 2001 by the MPSC (MPSC Docket Number U-12505) with respect to Consumers.

Fitch means Fitch, Inc., or its successor.

Formation Documents means, collectively, the Issuer LLC Agreement, the Issuer Certificate of Formation and any other document pursuant to which the Issuer is formed or governed, as each may be amended or supplemented from time to time.

General Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

Grant means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

Holder or Securitization Bondholder means the Person in whose name a Securitization Bond of any Series or Class is registered in the Securitization Bond Register.

Indemnified Person has the meaning specified in Section 5.02 of the Servicing Agreement.

Indemnity Amount means the amount of any indemnification obligation payable under the Basic Documents.

Indenture means the Indenture dated as of November 8, 2001, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time by one or more Supplemental Indentures, and shall include each Series Supplement and the forms and terms of the Securitization Bonds established thereunder.

Independent means, when used with respect to any specified Person, that the Person

(a)                                 is in fact independent of the Issuer, any other obligor upon the Securitization Bonds, Consumers, the Servicer (if different from Consumers) and any Affiliate of any of the foregoing Persons,

(b)                                 does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, Consumers or any Affiliate of any of the foregoing Persons, and

(c)                                  is not connected with the Issuer, any such other obligor, Consumers or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of

“Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

Independent Manager has the meaning set forth in the Issuer LLC Agreement.

Initial Purchase Price has the meaning set forth in Section 2.01(a) of the Sale Agreement.

Initial Transfer Date means the Series Issuance Date for the first Series of Securitization Bonds.

Initial Transferred Securitization Property means the Securitization Property sold, assigned and/or transferred by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Initial Transfer Date as identified in such Bill of Sale.

Insolvency Event means, with respect to a specified Person,

(a)                                 the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or

(b)                                 the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

Intercreditor Agreement means: (i) the Intercreditor Agreement dated as of November 8, 2001 (the “Initial Intercreditor Agreement”), among Consumers, the Trustee, the Issuer, Canadian Imperial Bank of Commerce and Asset Securitization Cooperative Corporation, as amended and supplemented from time to time; or (ii) any subsequent intercreditor agreement entered into by the Trustee pursuant to Section 18(b) of the Initial Intercreditor Agreement.

Interest means, for any Payment Date for any Series or Class of Securitization Bonds, the sum, without duplication, of:

(a)                                 an amount equal to the amount of interest accrued at the applicable Interest Rate from the prior Payment Date with respect to that Series or Class;

(b)                                 any unpaid interest, plus any interest accrued on this unpaid interest at the applicable Interest Rate, to the extent permitted by applicable law;

(c)                                  if the Securitization Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

(d)                                 with respect to a Series or Class to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on such Series or Class upon such redemption.

Interest Rate means, with respect to each Series or Class of Securitization Bonds, the rate at which interest accrues on the principal balance of Securitization Bonds of such Series or Class, as specified in the Series Supplement therefor.

Interest Rate Swap Agreement means any interest rate swap agreement entered into by the Issuer with respect to any Series or Class of Securitization Bonds, including, without limitation, the ISDA Master Agreement and the related Schedule and Confirmation between the Issuer and a Swap Counterparty, as same may be amended or supplemented from time to time.

Issuer means Consumers Funding LLC, a Delaware limited liability company, or its successor under the Indenture or the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

Issuer Annex means Annex 1 of the Servicing Agreement.

Issuer Certificate of Formation means the Amended and Restated Certificate of Formation of the Issuer which was filed with the Delaware Secretary of State’s Office on November 6, 2001, as the same may be amended or supplemented from time to time.

Issuer LLC Agreement means the Amended and Restated Limited Liability Company Agreement between the Issuer and Consumers, as sole Member, dated as of November 8, 2001, as the same may be amended or supplemented from time to time.

Issuer Officer’s Certificate means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.

Issuer Opinion of Counsel means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer or the Seller and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, and shall be in a form reasonably satisfactory to the Trustee.

Issuer Order or Issuer Request means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

Legal Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

Lien means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

Losses means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

Manager has the meaning set forth in the Issuer LLC Agreement.

Member means Consumers, as the sole member of the Issuer, in its capacity as such member under the Issuer LLC Agreement.

Michigan UCC means the Uniform Commercial Code, as in effect in the State of Michigan, as amended from time to time.

Monthly Remittance Date means the 19th day of each calendar month (or if such day is not a Business Day, the preceding Business Day).

Monthly Servicing Fee means the fee payable to the Servicer on a monthly basis for services rendered, in accordance with Section 5.07 of the Servicing Agreement.

Moody’s means Moody’s Investors Service, Inc., or its successor.

MPSC means the Michigan Public Service Commission or its successor.

MPSC Regulations means any regulations, orders, guidelines or directives promulgated, issued or adopted by the MPSC, as in effect from time to time.

Officers’ Certificate means, with respect to a corporation, a certificate signed by the chairman of the board, the president, the vice chairman of the board, any executive vice president, any vice president, the treasurer or the secretary of such company, and with respect to a limited liability company, any Manager.

Operating Expenses means, with respect to the Issuer, all fees, costs, expenses and indemnity payments owed by the Issuer, including, without limitation, all amounts owed by the Issuer to the Trustee, the Monthly Servicing Fee, the fees and expenses payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses payable by the Issuer to the Independent Managers and Special Members of the Issuer, fees of the Rating Agencies, legal fees and expenses of the Servicer pursuant to Section 3.10 of the Servicing Agreement, legal and accounting fees, costs and expenses of the Issuer and legal, accounting or other fees, costs and expenses of the Seller (including, without limitation, any costs and expenses incurred by the Seller pursuant to Section 4.09 of the Sale Agreement) under or in connection with the Basic Documents or the Financing Order.

Opinion of Counsel means one or more written opinions of counsel who may be an employee of or counsel to Consumers, the Issuer or any other Person (as the context may require), which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee, if applicable.

Outstanding with respect to Securitization Bonds means, as of the date of determination, all Securitization Bonds theretofore authenticated and delivered under the Indenture except:

(a)                                 Securitization Bonds theretofore canceled by the Securitization Bond Registrar or delivered to the Securitization Bond Registrar for cancellation;

(b)                                 Securitization Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securitization Bonds; provided, however, that if such Securitization Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, made; and

(c)                                  Securitization Bonds in exchange for or in lieu of other Securitization Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Securitization Bonds are held by a protected purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Securitization Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Securitization Bonds owned by the Issuer, any other obligor upon the Securitization Bonds, Consumers or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securitization Bonds that the Trustee knows to be so owned shall be so disregarded. Securitization Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securitization Bonds and that the pledgee is not the Issuer, any other obligor upon the Securitization Bonds, Consumers or any Affiliate of any of the foregoing Persons.

Outstanding Amount means the aggregate principal amount of all Outstanding Securitization Bonds or, if the context requires, all Outstanding Securitization Bonds of a Series or Class Outstanding at the date of determination.

Overcollateralization means, with respect to any Payment Date, an amount that, if deposited to the Overcollateralization Subaccount, would cause the balance in such subaccount to equal the Scheduled Overcollateralization Level for such Payment Date, without regard to investment earnings.

Overcollateralization Amount means, with respect to any Series of Securitization Bonds, the amount specified as such in the Series

Supplement therefor.

Overcollateralization Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

Paying Agent means the Trustee or any other Person, including any Person appointed pursuant to Section 3.02(b) of the Indenture, that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Securitization Bonds on behalf of the Issuer.

Payment Date means, with respect to each Series or Class of Securitization Bonds, each date or dates respectively specified as Payment Dates for such Series or Class in the Series Supplement therefor.

Person means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

Predecessor Securitization Bond means, with respect to any particular Securitization Bond, every previous Securitization Bond evidencing all or a portion of the same debt as that evidenced by such particular Securitization Bond; and, for the purpose of this definition, any Securitization Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Securitization Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Securitization Bond.

Principal means, with respect to any Payment Date and each Series or Class of Securitization Bonds:

(a)                                 the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Amortization Schedule;

(b)                                 the amount of principal due on the Final Maturity Date of any Series or Class if such Payment Date is the Final Maturity Date;

(c)                                  the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Securitization Bonds;

(d)                                 the amount of principal and premium, if any, due as a result of a redemption of Securitization Bonds on such Payment Date; and

(e)                                  any overdue payments of principal.

Pro Rata has the meaning set forth in Section 8.02(l) of the Indenture.

Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

Projected Securitization Bond Balance means, as of any date, the sum of the amounts provided for in the Expected Amortization Schedules for each Outstanding Series of Securitization Bonds as of such date.

Rating Agency means, as of any date, any rating agency rating the Securitization Bonds of any Class or Series at the time of issuance thereof at the request of the Issuer. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee, the Member and the Servicer.

Rating Agency Condition means, with respect to any action, the notification by the Trustee to each Rating Agency of such action and the notification from each of Fitch and S&P to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of Securitization Bonds.

Record Date has the meaning set forth in each Supplemental Indenture.

Redemption Date means, with respect to each Series or Class of Securitization Bonds, the date for the redemption of the Securitization Bonds of such Series or Class pursuant to Sections 10.01 or 10.02 of the Indenture or the Series Supplement for such Series or Class, which in each case shall be a Payment Date.

Redemption Price has the meaning set forth in Section 10.01 of the Indenture.

Refunding Issuance means an issuance of a new Series of Securitization Bonds under the Indenture to pay the cost of refunding, through redemption or payment on the Expected Final Payment Date for a Series or Class of Securitization Bonds, all or part of the Securitization Bonds of such Series or Class to the extent permitted by the terms thereof.

Released Parties has the meaning specified in Section 5.02(e) of the Servicing Agreement.

Remittance Date means a Daily Remittance Date or a Monthly Remittance Date, as applicable.

Required Capital Amount means with respect to any Series, the amount required to be deposited in the Capital Subaccount on the Series Issuance Date of such Series, as specified in the related Series Supplement.

Reserve Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

Responsible Officer means, with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any vice president, assistant vice president, trust officer, secretary, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of the Indenture.

Retiring Trustee has the meaning specified in Section 6.08(b) of the Indenture.

Sale Agreement means the Sale Agreement dated November 8, 2001 between the Seller and the Issuer, as the same may be amended or supplemented from time to time.

Scheduled Overcollateralization Level means, with respect to each Series and any Payment Date, the amount with respect to such Series set forth as such in Schedule B of the Series Supplement.

Secured Obligations has the meaning set forth in the Granting Clause of the Indenture.

Securities Account Control Agreement means the securities account control agreement dated as of November 8, 2001, by and between Consumers Funding LLC, as debtor, the Trustee as the secured party and The Bank of New York, in its capacity as securities intermediary thereunder.

Securitization Bond means any of the Securitization Bonds (as defined in the Customer Choice Act) issued by the Issuer pursuant to the Indenture.

Securitization Bond Balance means, as of any date, the aggregate Outstanding Amount of all Series of Securitization Bonds on such date.

Securitization Bond Register has the meaning specified in Section 2.05(a) of the Indenture.

Securitization Bond Registrar has the meaning specified in Section 2.05(a) of the Indenture.

Securitization Charge means the nonbypassable amounts to be charged for the use or availability of electric services (but does not include tax charges authorized by the Financing Order), approved by the MPSC under the Financing Order, to fully recover qualified costs, to be collected by Consumers, its successors, assignees or other collection agents, as provided for in the Financing Order.

Securitization Charge Adjustment means each adjustment to the Securitization Charge related to the Transferred Securitization Property made in accordance with Section 4.01 of the Servicing Agreement, the Issuer Annex and the Financing Order.

Securitization Charge Rate means the amount of the surcharge applied to all kilowatt-hours (KWh) billed to determine the amount of the Securitization Charges.

Securitization Charge Collections means amounts received by the Servicer in respect of the Securitization Charge as determined by the Servicer in accordance with the allocation methodology set forth in Annex 2 to the Servicing Agreement.

Securitization Property has the meaning assigned to that term in the Customer Choice Act and as approved with respect to Consumers in the Financing Order.

Securitization Property Documentation means all documents relating to the Transferred Securitization Property, including copies of the Financing Order and all documents filed with the MPSC in connection with any Securitization Charge Adjustment.

Securitization Ratio means for an entire Billing Month the total Securitization Charges billed by the Servicer for each rate class divided by the total charges billed by Consumers and the Servicer for each rate class to customers for such Billing Month. Customers for this purpose refers to Consumers’ electric and combination electric and gas customers (and not gas only customers).

Seller means Consumers, in its capacity as seller of the Securitization Property to the Issuer pursuant to the Sale Agreement.

Series means any series of Securitization Bonds issued by the Issuer and authenticated by the Trustee pursuant to the Indenture, as specified in the Series Supplement therefor.

Series Capital Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

Series Issuance Date means, with respect to any Series, the date on which the Securitization Bonds of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

Series Overcollateralization Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

Series Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

Series Supplement means an indenture supplemental to the Indenture that authorizes a particular Series of Securitization Bonds, as the same may be amended or supplemented from time to time.

Servicer means Consumers, as the servicer of the Securitization Property, and each successor to Consumers (in the same capacity) pursuant to Section 5.03, 5.04 or 6.04 of the Servicing Agreement.

Servicer Default means an event specified in Section 6.01 of the Servicing Agreement.

Servicing Agreement means the Servicing Agreement dated as of November 8, 2001 between the Issuer and the Servicer, as the same may be amended and supplemented from time to time.

Special Member has the meaning set forth in the Issuer LLC Agreement.

Standard & Poor’s, or S&P, means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, or its successor.

State means any one of the 50 states of the United States of America or the District of Columbia.

Subaccount means any of the subaccounts of the Collection Account specified in Section 8.02 of the Indenture.

Subsequent Sale means the sale of additional Securitization Property by the Seller to the Issuer after the Initial Transfer Date, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture.

Subsequent Transfer Date means the date that a sale of Subsequent Transferred Securitization Property will be effective, as specified in a written notice provided by the Seller to the Issuer pursuant to the Sale Agreement.

Subsequent Transferred Securitization Property means Securitization Property sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Subsequent Transfer Date as identified in such Bill of Sale.

Successor Servicer has the meaning specified in Section 3.19(i) of the Indenture.

Supplemental Indenture means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

Swap Counterparty means, with respect to any Interest Rate Swap Agreement, the swap counterparty under that Interest Rate Swap Agreement.

Termination Notice has the meaning specified in Section 6.01(d) of the Servicing Agreement.

Transfer Date means the Initial Transfer Date or any Subsequent Transfer Date, as applicable.

Transferred Securitization Property means Securitization Property which has been sold, assigned and/or transferred to the Issuer pursuant to the Sale Agreement and the Bill of Sale.

Trust Indenture Act or TIA means the Trust Indenture Act of 1939, as in force on the date hereof, unless otherwise specifically provided.

Trustee means The Bank of New York, a New York banking corporation, or its successor, as trustee under the Indenture, or any successor Trustee under the Indenture.

UCC means the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

Underwriting Agreement means the Underwriting Agreement dated as of October 31, 2001 among the Seller, the Issuer and Morgan Stanley & Co. Incorporated, on behalf of itself and as the representative of the several underwriters named therein.

U.S. Government Obligations means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

EXHIBIT C TO INTERCREDITOR AGREEMENT

2014 Servicing Agreement

See attached.

C-1

SECURITIZATION PROPERTY SERVICING AGREEMENT

by and between

CONSUMERS 2014 SECURITIZATION FUNDING LLC,

Issuer

and

CONSUMERS ENERGY COMPANY,

Servicer

Acknowledged and Accepted by

The Bank of New York Mellon, as Indenture Trustee

Dated as of July 22, 2014

i

EXHIBITS

Exhibit A	Servicing Procedures
Exhibit B	Form of Monthly Servicer’s Certificate
Exhibit C	Form of Semi-Annual Servicer’s Certificate
Exhibit D	Form of Servicer Certificate
Exhibit E	Form of Certificate of Compliance
Exhibit F	Expected Amortization Schedule

APPENDIX

Appendix A	Definitions and Rules of Construction

ii

This SECURITIZATION PROPERTY SERVICING AGREEMENT, dated as of July 22, 2014, is by and between CONSUMERS 2014 SECURITIZATION FUNDING LLC, a Delaware limited liability company, as issuer, and CONSUMERS ENERGY COMPANY, a Michigan corporation, as servicer, and acknowledged and accepted by The Bank of New York Mellon, as indenture trustee.

RECITALS

WHEREAS, pursuant to the Securitization Law and the Financing Order, Consumers Energy, in its capacity as seller, and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing certain Securitization Property created pursuant to the Securitization Law and the Financing Order described therein;

WHEREAS, in connection with its ownership of the Securitization Property and in order to collect the associated Securitization Charges, the Issuer desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments from the Commission and the Servicer desires to be so engaged;

WHEREAS, the Securitization Charge Collections may be commingled with other funds collected by the Servicer; and

WHEREAS, certain parties may have an interest in such commingled collections, and such parties will have entered into the Intercreditor Agreement, which allows Consumers Energy to allocate the collected, commingled funds according to each party’s interest;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01.           Definitions and Rules of Construction. Capitalized terms used but not otherwise defined in this Servicing Agreement shall have the respective meanings given to such terms in Appendix A, which is hereby incorporated by reference into this Servicing Agreement as if set forth fully in this Servicing Agreement. Not all terms defined in Appendix A are used in this Servicing Agreement. The rules of construction set forth in Appendix A shall apply to this Servicing Agreement and are hereby incorporated by reference into this Servicing Agreement as if set forth fully in this Servicing Agreement.

ARTICLE II
APPOINTMENT AND AUTHORIZATION

SECTION 2.01.           Appointment of Servicer; Acceptance of Appointment. The Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Servicing Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Servicing Agreement and applicable law as it applies to the Servicer in its capacity as servicer hereunder. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Servicing Agreement.

SECTION 2.02.           Authorization. With respect to all or any portion of the Securitization Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the Commission. The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03.           Dominion and Control Over the Securitization Property. Notwithstanding any other provision herein, the Issuer shall have dominion and control over the Securitization Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Securitization Property and the Securitization Property Records. The Servicer shall not take any action that is not authorized by this Servicing Agreement, that would contravene the Commission Regulations or the Financing Order, that is not consistent with its customary procedures and practices or that shall impair the rights of the Issuer or the Indenture Trustee (on behalf of the Holders) in the Securitization Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III
ROLE OF SERVICER

SECTION 3.01.           Duties of Servicer. The Servicer, as agent for the Issuer, shall have the following duties:

(a)                                 Duties of Servicer Generally. The Servicer’s duties in general shall include: management, servicing and administration of the Securitization Property; obtaining meter reads, calculating usage and billing, collecting and posting all payments in respect of the Securitization Property or Securitization Charges; responding to inquiries by Customers, the Commission or any other Governmental Authority with respect to the Securitization Property or Securitization Charges; delivering Bills to Customers; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances; furnishing periodic reports to the Issuer, the Indenture Trustee and the Rating Agencies; making all filings with the Commission and taking such other action as may be necessary to perfect the Issuer’s ownership interests in and the Indenture Trustee’s first priority Lien on the Securitization Property; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority

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of the Indenture Trustee’s Lien on all Securitization Bond Collateral; selling as the agent for the Issuer as its interests may appear defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; taking all necessary action in connection with True-Up Adjustments as set forth herein; and performing such other duties as may be specified under the Financing Order to be performed by it. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Servicing Agreement shall be qualified in their entirety by any Commission Regulations, the Financing Order and the U.S. federal securities laws and the rules and regulations promulgated thereunder, including Regulation AB, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, posting, payment processing and remittance set forth in Exhibit A. Any processing and depositing of collections, making of periodic remittances and furnishing of periodic reports set forth in this Section 3.01(a) shall be subject to the provisions of the Intercreditor Agreement.

(b)                                 Reporting Functions.

(i)                                     Monthly Servicer’s Certificate. On or before the last Servicer Business Day of each month, the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit B (a “Monthly Servicer’s Certificate”) setting forth certain information relating to Securitization Charge Payments received by the Servicer during the Collection Period preceding such date; provided, however, that, for any month in which the Servicer is required to deliver a Semi-Annual Servicer’s Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Semi-Annual Servicer’s Certificate.

(ii)                                  Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Indenture Trustee and the Rating Agencies in writing of any Requirement of Law or Commission Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Servicing Agreement.

(iii)                               Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Securitization Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder. In addition, so long as any of the Securitization Bonds are outstanding, the Servicer shall provide the Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Securitization Charges applicable to each Securitization Rate Class.

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(iv)                              Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Servicing Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 4.01(c)(ii), the annual statements of compliance, attestation reports and other certificates described in Section 3.03 and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the U.S. federal securities or other applicable laws or in accordance with the Basic Documents, including filing with the SEC, if applicable and required by applicable law, a copy or copies of (A) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (B) the Semi-Annual Servicer’s Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (C) the annual statements of compliance, attestation reports and other certificates described in Section 3.03 and (D) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the U.S. federal securities laws and/or any other applicable law.

(c)                                  Opinions of Counsel. The Servicer shall obtain on behalf of the Issuer and deliver to the Issuer and the Indenture Trustee:

(i)                                     promptly after the execution and delivery of this Servicing Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Michigan Department of State and the Secretary of State of the State of Delaware, that are necessary under the UCC and the Securitization Law to fully preserve, protect and perfect the Liens of the Indenture Trustee in the Securitization Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens; and

(ii)                                  within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the date hereof, an Opinion of Counsel, which counsel may be an employee of or counsel to the Issuer or the Servicer and which shall be reasonably satisfactory to the Indenture Trustee, or, in the Indenture Trustee’s sole judgment, external counsel of the Issuer, dated as of a date during such 90-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Michigan Department of State and the Secretary of State of the State of Delaware, have

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been authorized, executed and filed that are necessary under the UCC and the Securitization Law to fully preserve, protect and perfect the Liens of the Indenture Trustee in the Securitization Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens.

Each Opinion of Counsel referred to in Section 3.01(c)(i) or Section 3.01(c)(ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve, protect and perfect such interest or Lien.

SECTION 3.02.           Servicing and Maintenance Standards. On behalf of the Issuer, the Servicer shall: (a) manage, service, administer, bill, collect and post collections in respect of the Securitization Property with reasonable care and in material compliance with each applicable Requirement of Law, including all applicable Commission Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the electric distribution industry; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Securitization Property and to bill, collect and post the Securitization Charges; (d) comply with each Requirement of Law, including all applicable Commission Regulations and guidelines, applicable to and binding on it relating to the Securitization Property; (e) file all reports with the Commission required by the Financing Order; (f) file and maintain the effectiveness of UCC financing statements with respect to the property transferred under the Sale Agreement; and (g) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Securitization Bond Collateral remains perfected and of first priority. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Securitization Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

SECTION 3.03.           Annual Reports on Compliance with Regulation AB.

(a)                                 The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, on or before the earlier of (a) March 31 of each year or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which such annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 of Regulation AB, as then in effect, and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) of Regulation AB, as then in effect. These certificates may be in the form of, or shall include the forms attached as Exhibit D and Exhibit E, with, in the case of Exhibit D, such changes as may be required to conform to the applicable securities law.

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(b)                                 The Servicer shall use commercially reasonable efforts to obtain, from each other party participating in the servicing function, any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Indenture.

(c)                                  The initial Servicer, in its capacity as Sponsor, shall post on its or its parent company’s website and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Sponsor. Except to the extent permitted by applicable law, the initial Servicer, in its capacity as Sponsor, shall not voluntarily suspend or terminate its filing obligations as Sponsor with the SEC as described in this Section 3.03(c). The covenants of the initial Servicer, in its capacity as Sponsor, pursuant to this Section 3.03(c) shall survive the resignation, removal or termination of the initial Servicer as Servicer hereunder.

SECTION 3.04.           Annual Report by Independent Registered Public Accountants.

(a)                                 The Servicer shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Indenture Trustee and the Rating Agencies on or before the earlier of (i) March 31 of each year, beginning March 31, 2015, or (ii) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which such annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report (the “Annual Accountant’s Report”) that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to Section 3.03. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(b)                                 The Annual Accountant’s Report delivered pursuant to Section 3.04(a) shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the rules of the Public Company Accounting Oversight Board and shall include any attestation report required under Item 1122(b) of Regulation AB, as then in effect.

ARTICLE IV
SERVICES RELATED TO TRUE-UP ADJUSTMENTS

SECTION 4.01.           True-Up Adjustments. From time to time, until the Collection in Full of the Securitization Charges, the Servicer shall identify the need for Annual True-Up Adjustments, Semi-Annual Interim True-Up Adjustments and Additional Interim True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

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(a)                                 Expected Amortization Schedule. The Expected Amortization Schedule for the Securitization Bonds is attached hereto as Exhibit F. If the Expected Amortization Schedule is revised, the Servicer shall send a copy of such revised Expected Amortization Schedule to the Issuer, the Indenture Trustee and the Rating Agencies promptly thereafter.

(b)                                 True-Up Adjustments.

(i)                                     Annual True-Up Adjustments and Filings. At the beginning of Consumers Energy’s billing cycle that is at least three months but no longer than 12 months following Consumers Energy’s first complete billing cycle after the Closing Date, and for Consumers Energy’s billing cycle every 12 months thereafter, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Securitization Charges, including projected electricity usage during the next Calculation Period for each Securitization Rate Class and including Periodic Principal, interest and estimated expenses and fees of the Issuer to be paid during such period, the Weighted Average Days Outstanding and write-offs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; (C) determine the Securitization Charges to be allocated to each Securitization Rate Class during the next Calculation Period based on such Periodic Billing Requirement and the terms of the Financing Order, the Tariff and any other tariffs filed pursuant thereto; (D) make all required public notices and other filings with the Commission to reflect the revised Securitization Charges, including any Amendatory Schedule; and (E) take all reasonable actions and make all reasonable efforts to effect such Annual True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order. The Servicer shall implement the revised Securitization Charges, if any, resulting from such Annual True-Up Adjustment as of the Annual True-Up Adjustment Date.

(ii)                                  Semi-Annual Interim True-Up Adjustments and Filings. No later than 45 days prior to the start of the February billing cycle, commencing with respect to the February 2015 billing cycle, and, one year prior to the Scheduled Final Payment Date for the latest maturing Tranche, within 45 days prior to the dates that are nine months, six months and three months prior to, and the date of, such Scheduled Final Payment Date for the latest maturing Tranche, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Securitization Charges, including projected electricity usage during the next Calculation Period for each Securitization Rate Class and including Periodic Principal, interest and estimated expenses and fees of the Issuer to be paid during such period, the rate of delinquencies and write-offs; (B) determine the Periodic Payment Requirement and Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; and (C) based upon such updated data and requirements, project whether existing and projected Securitization Charge Collections together with available fund balances in the Excess Funds Subaccount, will be sufficient (x) to make on a timely basis all scheduled payments of Periodic Principal and interest in respect of each Outstanding Tranche of Securitization Bonds during such Calculation Period, (y) to pay other

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Ongoing Other Qualified Costs on a timely basis and (z) to maintain the Capital Subaccount at the Required Capital Level; provided, that, in the case of any Semi-Annual Interim True-Up Adjustment following the Scheduled Final Payment Date for the latest maturing tranche of any Securitization Bonds, the True-Up Adjustment will be calculated to ensure that the Securitization Charges are sufficient to pay the Securitization Bonds in full on the next Scheduled Payment Date. If the Servicer determines that Securitization Charges will not be sufficient for such purposes, the Servicer shall, no later than the date described in the first sentence of this Section 4.01(b)(ii): (1) determine the Securitization Charges to be allocated to each Securitization Rate Class during the next Calculation Period based on such Periodic Billing Requirement and the terms of the Financing Order, the Tariff and other tariffs filed pursuant thereto; (2) make all required public notices and other filings with the Commission to reflect the revised Securitization Charges, including any Amendatory Schedule; and (3) take all reasonable actions and make all reasonable efforts to effect such Semi-Annual Interim True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order.

(iii)                               Additional Interim True-Up Adjustments and Filings. In addition to the True-Up Adjustments described in Section 4.01(b)(i) and Section 4.01(b)(ii), the Servicer shall initiate a proceeding with the Commission to implement an Additional Interim True-Up Adjustment (in the same manner as provided for the Semi-Annual Interim True-Up Adjustments) at any time if the Servicer forecasts that Securitization Charge Collections during the current or succeeding Calculation Period will be insufficient (A) to make all scheduled payments of Periodic Principal and interest due in respect of the Securitization Bonds on a timely basis during such Calculation Period, (B) to pay Ongoing Other Qualified Costs on a timely basis and (C) to replenish any draws on the Capital Subaccount.

(c)                                  Reports.

(i)                                     Notification of Amendatory Schedule Filings and True-Up Adjustments. Whenever the Servicer files an Amendatory Schedule with the Commission or implements revised Securitization Charges with notice to the Commission without filing an Amendatory Schedule if permitted by the Financing Order, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents that, in the Servicer’s reasonable judgment, are material to the adjustments effected by such Amendatory Schedule or notice) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Securitization Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.

(ii)                                  Semi-Annual Servicer’s Certificate. Not later than five Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit C (the “Semi-

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Annual Servicer’s Certificate”) to the Issuer, the Indenture Trustee and the Rating Agencies, which shall include all of the following information (to the extent applicable and including any other information so specified in the Series Supplement) as to the Securitization Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(A)                               the amount of the payment to Holders allocable to principal, if any;

(B)                               the amount of the payment to Holders allocable to interest;

(C)                               the aggregate Outstanding Amount of the Securitization Bonds, before and after giving effect to any payments allocated to principal reported under Section 4.01(c)(ii)(A);

(D)                               the difference, if any, between the amount specified in Section 4.01(c)(ii)(C) and the Outstanding Amount specified in the Expected Amortization Schedule;

(E)                                any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(F)                                 the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

(iii)                               Reports to Customers.

(A)                               After each revised Securitization Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by any applicable Commission Regulations, cause to be prepared and delivered to Customers any required notices announcing such revised Securitization Charges.

(B)                               The Servicer shall comply with the requirements of the Financing Order with respect to the filing of the Securitization Rate Schedule to ensure that the Securitization Charges are separate and apart from the Servicer’s other charges and appear as a separate line item on the Bills sent to Customers.

SECTION 4.02.           Limitation of Liability.

(a)                                 The Issuer and the Servicer expressly agree and acknowledge that:

(i)                                     In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

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(ii)                                  None of the Servicer, the Issuer or the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Servicing Agreement that adversely affects the Securitization Property or the True-Up Adjustments), by the Commission in any way related to the Securitization Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment or the approval of any revised Securitization Charges and the scheduled adjustments thereto.

(iii)                               Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Securitization Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume and the Weighted Average Days Outstanding, write-offs and estimated expenses and fees of the Issuer, so long as the Servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Securitization Bond generally.

(b)                                 Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Servicing Agreement.

ARTICLE V
THE SECURITIZATION PROPERTY

SECTION 5.01.           Custody of Securitization Property Records. To assure uniform quality in servicing the Securitization Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Seller shall keep on file, in accordance with its customary procedures, relating to the Securitization Property, including copies of the Financing Order and Amendatory Schedules relating thereto and all documents filed with the Commission in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “Securitization Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all Securitization Property.

SECTION 5.02.           Duties of Servicer as Custodian.

(a)                                 Safekeeping. The Servicer shall hold the Securitization Property Records on behalf of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to the Securitization Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Servicing

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Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any failure on its part to hold the Securitization Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Securitization Property Records. The Servicer’s duties to hold the Securitization Property Records set forth in this Section 5.02, to the extent the Securitization Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of (i) the date on which the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) the first date on which no Securitization Bonds are Outstanding.

(b)                                 Maintenance of and Access to Records. The Servicer shall maintain the Securitization Property Records at One Energy Plaza, Jackson, Michigan 49201 or at its facility located at 805 East Morrell Street (formerly known as Bridge Street), Jackson, Michigan 49201, or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice at least 30 days prior to any change in location. The Servicer shall make available for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Securitization Property Records at such times during normal business hours as the Issuer or the Indenture Trustee shall reasonably request and that do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)                                  Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Securitization Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d)                                 Defending Securitization Property Against Claims. The Servicer, on behalf of the Issuer and the Holders, shall institute any action or proceeding necessary under the Securitization Law or the Financing Order with respect to the Securitization Property, and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of, judicial invalidation of, or supplement to, the Securitization Law or the Financing Order that would be detrimental to the interests of the Holders or that would cause an impairment of the rights of the Issuer or the Holders.

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(e)                                  Additional Litigation to Defend Securitization Property. In addition to its obligations under Section 5.02(d), the Servicer shall, at its own expense, institute any action or proceeding necessary to compel performance by the Commission or the State of Michigan of any of their respective obligations or duties under the Securitization Law and the Financing Order with respect to the Securitization Property and to compel performance by applicable parties under the Tariff or any agreement with the Servicer entered into pursuant to the Tariff.

SECTION 5.03.           Custodian’s Indemnification. The Servicer as custodian shall indemnify the Issuer, any Independent Manager and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Indemnified Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Securitization Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Issuer, any Independent Manager or the Indenture Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses).

SECTION 5.04.           Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Servicing Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one year and one day after the date on which no Securitization Bonds are Outstanding.

ARTICLE VI
THE SERVICER

SECTION 6.01.           Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the Closing Date, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Servicing Agreement relating to the servicing of the Securitization Property. The representations and warranties shall survive the execution and delivery of this Servicing Agreement, the sale of any Securitization Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)                                 Organization and Good Standing. The Servicer is duly organized and validly existing and in good standing under the laws of the State of Michigan, with the requisite

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corporate or other power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Servicing Agreement and the Intercreditor Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the Securitization Property and to hold the Securitization Property Records as custodian.

(b)                                 Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Securitization Property as required by this Servicing Agreement and the Intercreditor Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the Securitization Property).

(c)                                  Power and Authority. The execution, delivery and performance of this Servicing Agreement and the Intercreditor Agreement have been duly authorized by all necessary action on the part of the Servicer under its organizational documents and laws.

(d)                                 Binding Obligation. Each of this Servicing Agreement and the Intercreditor Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e)                                  No Violation. The consummation of the transactions contemplated by this Servicing Agreement and the Intercreditor Agreement and the fulfillment of the terms of each such transaction will not: (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Servicer, or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted under the Basic Documents); or (iii) violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f)                                   No Proceedings. There are no proceedings pending, and, to the Servicer’s knowledge, there are no proceedings threatened, and, to the Servicer’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person (i) asserting the invalidity of this Servicing Agreement or the Intercreditor Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Securitization Bonds or the consummation of any of the transactions contemplated by this Servicing Agreement or any of the other Basic Documents, (iii) seeking

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any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Servicing Agreement, any of the other Basic Documents or the Securitization Bonds or (iv) seeking to adversely affect the U.S. federal income tax or state income or franchise tax classification of the Securitization Bonds as debt.

(g)           Approvals. No governmental approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Servicer of this Servicing Agreement or the Intercreditor Agreement, the performance by the Servicer of the transactions contemplated hereby or thereby or the fulfillment by the Servicer of the terms of each, except those that have been obtained or made, those that the Servicer is required to make in the future pursuant to Article IV and those that the Servicer may need to file in the future to continue the effectiveness of any financing statement filed under the UCC.

(h)           Reports and Certificates. Each report and certificate delivered in connection with any filing made to the Commission by the Issuer with respect to the Securitization Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that, to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

SECTION 6.02.    Indemnities of Servicer; Release of Claims. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Servicing Agreement.

(a)           The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders) and any Independent Manager, and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Party”), for, and defend and hold harmless each such Person from and against, any and all Indemnified Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under this Servicing Agreement and the Intercreditor Agreement or its reckless disregard of its obligations and duties under this Servicing Agreement or the Intercreditor Agreement, (ii) the Servicer’s breach of any of its representations and warranties contained in this Servicing Agreement and the Intercreditor Agreement or (iii) any litigation or related expenses relating to the Servicer’s status or obligations as Servicer (other than any proceeding the Servicer is required to institute under the Servicing Agreement), except to the extent of Indemnified Losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

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(b)           For purposes of Section 6.02(a), in the event of the termination of the rights and obligations of Consumers Energy (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Servicing Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

(c)           Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Servicing Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses).

(d)           Except to the extent expressly provided in this Servicing Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fee and the payment of the purchase price of Securitization Property), the Servicer hereby releases and discharges the Issuer, any Independent Manager and the Indenture Trustee, and each of their respective officers, directors and agents (collectively, the “Released Parties”), from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Securitization Property or the Servicer’s activities with respect thereto, other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(e)           The Servicer shall not be required to indemnify an Indemnified Party for any amount paid or payable by such Indemnified Party in the settlement of any action, proceeding or investigation without the written consent of the Servicer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Party of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, such Indemnified Party shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof. Failure by an Indemnified Party to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Party under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Party, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party except as set forth below); provided, that the Indemnified Party shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the defendants in any such action include both the Indemnified Party and the Servicer and the Indemnified Party shall have reasonably concluded that there may be legal

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defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, (iii) the Servicer shall authorize the Indemnified Party to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Parties other than one local counsel, if appropriate. The Servicer will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02 (whether or not the Indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

SECTION 6.03.    Binding Effect of Servicing Obligations. The obligations to continue to provide service and to collect and account for Securitization Charges will be binding upon the Servicer, any Successor and any other entity that provides distribution services to a Person that is a Michigan customer of Consumers Energy or any Successor so long as the Securitization Charges have not been fully collected and posted. Any Person (a) into which the Servicer may be merged, converted or consolidated and that is a Permitted Successor, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party and that is a Permitted Successor, (c) that may succeed to the properties and assets of the Servicer substantially as a whole and that is a Permitted Successor or (d) that otherwise is a Permitted Successor, which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder, shall be the successor to the Servicer under this Servicing Agreement without further act on the part of any of the parties to this Servicing Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, conversion, merger or succession and such agreement of assumption complies with this Section 6.03 and that all conditions precedent, if any, provided for in this Servicing Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Opinion of Counsel from external counsel of the Servicer either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the Commission pursuant to the Securitization Law and the UCC, have been executed and filed and are in full force and effect that are necessary to fully preserve, perfect and maintain the priority of the interests of the Issuer and the Liens of the Indenture Trustee in the Securitization Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests, (iv) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Opinion of Counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger or succession and such agreement of assumption will not

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result in a material adverse U.S. federal income tax consequence to the Issuer or the Holders of Securitization Bonds, (v) the Servicer shall have given the Rating Agencies prior written notice of such transaction and (vi) any applicable requirements of the Intercreditor Agreement have been satisfied. When any Person (or more than one Person) acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor, by merger, conversion, consolidation, sale, transfer, lease or otherwise, to all or substantially all the assets of the Servicer in accordance with the terms of this Section 6.03, then, upon satisfaction of all of the other conditions of this Section 6.03, the preceding Servicer shall automatically and without further notice be released from all its obligations hereunder (except for responsibilities for its actions prior to such release).

SECTION 6.04.    Limitation on Liability of Servicer and Others. Except as otherwise provided under this Servicing Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Servicing Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Servicing Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Servicing Agreement.

Except as provided in this Servicing Agreement, including Section 5.02(d) and Section 5.02(e), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Securitization Property that is not directly related to one of the Servicer’s enumerated duties in this Servicing Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Servicing Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Servicing Agreement and the interests of the Holders and Customers under this Servicing Agreement.

SECTION 6.05.    Consumers Energy Not to Resign as Servicer. Subject to the provisions of Section 6.03, Consumers Energy shall not resign from the obligations and duties hereby imposed on it as Servicer under this Servicing Agreement unless Consumers Energy delivers to the Indenture Trustee an opinion of external counsel to the effect that Consumers Energy’s performance of its duties under this Servicing Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of Consumers Energy in accordance with Section 7.02.

SECTION 6.06.    Servicing Compensation.

(a)           In consideration for its services hereunder, until the Collection in Full of the Securitization Charges, the Servicer shall receive an annual fee (the “Servicing Fee”) in an

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amount equal to (i) 0.05% of the aggregate initial principal amount of all Securitization Bonds for so long as Consumers Energy or an Affiliate of Consumers Energy is the Servicer or (ii) if Consumers Energy or any of its Affiliates is not the Servicer, an amount agreed upon by the Successor Servicer and the Indenture Trustee, provided, that the Servicing Fee shall not exceed 0.75% of the aggregate initial principal amount of all Securitization Bonds. The Servicing Fee owing shall be calculated based on the initial principal amount of the Securitization Bonds and shall be paid semi-annually, with half of the Servicing Fee being paid on each Payment Date. The Servicer also shall be entitled to retain as additional compensation (A) any interest earnings on Securitization Charge Payments received by the Servicer and invested by the Servicer during each Collection Period prior to remittance to the Collection Account and (B) all late payment charges, if any, collected from Customers to the extent consistent with the Tariff; provided, however, that, if the Servicer has failed to remit the Daily Remittance to the General Subaccount of the Collection Account on the Servicer Business Day that such payment is to be made pursuant to Section 6.11 on more than three occasions during the period that the Securitization Bonds are outstanding, then thereafter the Servicer will be required to pay to the Indenture Trustee interest on each Daily Remittance accrued at the Federal Funds Rate from the Servicer Business Day on which such Daily Remittance was required to be made to the date that such Daily Remittance is actually made.

(b)           The Servicing Fee set forth in Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date shall be added to the Servicing Fee payable on the subsequent Payment Date. In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided, that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

(c)           Except as expressly provided elsewhere in this Servicing Agreement, the Servicer shall be required to pay from its own account expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by its accountants or counsel or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to Holders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and the Servicer shall not be entitled to any extra payment or reimbursement therefor.

(d)           The foregoing Servicing Fee constitutes a fair and reasonable compensation for the obligations to be performed by the Servicer. Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered a fixed Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Financing Order.

SECTION 6.07.    Compliance with Applicable Law. The Servicer covenants and agrees, in servicing the Securitization Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the Securitization Property, the

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noncompliance with which would have a material adverse effect on the value of the Securitization Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures. It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense of the Issuer and that, if the Servicer advances such payments to the Rating Agencies, the Issuer shall reimburse the Servicer for any such advances.

SECTION 6.08.    Access to Certain Records and Information Regarding Securitization Property. The Servicer shall provide to the Indenture Trustee access to the Securitization Property Records as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents and shall provide access to such records to the Holders as required by applicable law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

SECTION 6.09.    Appointments. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder, including a collection agent acting pursuant to the Intercreditor Agreement; provided, however, that, unless such Person is an Affiliate of Consumers Energy, the Rating Agency Condition shall have been satisfied in connection therewith; provided, further, that the Servicer shall remain obligated and be liable under this Servicing Agreement for the servicing and administering of the Securitization Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Securitization Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time, and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

SECTION 6.10.    No Servicer Advances. The Servicer shall not make any advances of interest on or principal of the Securitization Bonds.

SECTION 6.11.    Remittances.

(a)           The Securitization Charge Collections on any Servicer Business Day (the “Daily Remittance”) shall be calculated according to the procedures set forth in Exhibit A and remitted by the Servicer as soon as reasonably practicable to the General Subaccount of the Collection Account but in no event later than two Servicer Business Days following such Servicer Business Day. Prior to each remittance to the General Subaccount of the Collection Account pursuant to this Section 6.11, the Servicer shall provide written notice (which may be via electronic means, including electronic mail) to the Indenture Trustee and, upon request, to the Issuer of each such remittance (including the exact dollar amount to be remitted). The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the

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Securitization Bond Collateral that it may receive from time to time. Reconciliations of bank statements shall be as set forth in Exhibit A.

(b)           The Servicer agrees and acknowledges that it holds all Securitization Charge Payments collected by it and any other proceeds for the Securitization Bond Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge or other deduction except for late fees and interest earnings permitted by Section 6.06. The Servicer further agrees not to make any claim to reduce its obligation to remit all Securitization Charge Payments collected by it in accordance with this Servicing Agreement except for late fees permitted by Section 6.06.

(c)           Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in the Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

SECTION 6.12.    Maintenance of Operations. Subject to Section 6.03, Consumers Energy agrees to continue, unless prevented by circumstances beyond its control, to operate its electric distribution system to provide service so long as it is acting as the Servicer under this Servicing Agreement.

ARTICLE VII
DEFAULT

SECTION 7.01.    Servicer Default. If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a)           any failure by the Servicer to remit to the Collection Account on behalf of the Issuer any required remittance that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee or after discovery of such failure by a Responsible Officer of the Servicer;

(b)           any failure on the part of the Servicer or, so long as the Servicer is Consumers Energy or an Affiliate thereof, any failure on the part of Consumers Energy, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or Consumers Energy, as the case may be, set forth in this Servicing Agreement (other than as provided in Section 7.01(a) or Section 7.01(c)) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of 60 days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or Consumers Energy, as the case may be, by the Issuer (with a copy to the Indenture Trustee) or to the Servicer or Consumers Energy, as the case may be, by the Indenture Trustee or (B) such failure is discovered by a Responsible Officer of the Servicer;

(c)           any failure by the Servicer duly to perform its obligations under Section 4.01(b) in the time and manner set forth therein, which failure continues unremedied for a period of five Business Days;

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(d)           any representation or warranty made by the Servicer in this Servicing Agreement or any other Basic Document shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of 60 days after the date on which (i) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee or (ii) such failure is discovered by a Responsible Officer of the Servicer; or

(e)           an Insolvency Event occurs with respect to the Servicer or Consumers Energy;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee may (if it is actually known by a Responsible Officer of the Indenture Trustee), or shall upon the instruction of Holders evidencing a majority of the Outstanding Amount of the Securitization Bonds, subject to the terms of the Intercreditor Agreement, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders) (a “Termination Notice”), terminate all the rights and obligations (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Servicing Agreement and under the Intercreditor Agreement. In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Securitization Law (or any of their representatives) shall be entitled to apply to the Commission or a court of appropriate jurisdiction for an order for sequestration and payment of revenues arising with respect to the Securitization Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Securitization Bonds, the Securitization Property, the Securitization Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Securitization Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Servicing Agreement, including the transfer to the successor Servicer for administration by it of all Securitization Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Securitization Property or the Securitization Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Securitization Property Records to the successor Servicer. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with transferring the Securitization Property Records to the successor Servicer and amending this Servicing Agreement and the Intercreditor Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of Consumers

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Energy as Servicer shall not terminate Consumers Energy’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

SECTION 7.02.    Appointment of Successor.

(a)           Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Servicing Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Servicing Agreement and shall be entitled to receive the requisite portion of the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Indenture Trustee may, at the written direction and with the consent of the Holders of a majority of the Outstanding Amount of the Securitization Bonds shall, but subject to the provisions of the Intercreditor Agreement, appoint a successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Issuer and the Rating Agencies. If, within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee may petition the Commission or a court of competent jurisdiction to appoint a successor Servicer under this Servicing Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted under Commission Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied, (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Servicing Agreement and (iv) such Person agrees to perform the obligations of the Servicer under the Intercreditor Agreement. In no event shall the Indenture Trustee be liable for its appointment of a successor Servicer. The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture.

(b)           Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Servicing Agreement.

SECTION 7.03.    Waiver of Past Defaults. The Holders evidencing a majority of the Outstanding Amount of the Securitization Bonds may, on behalf of all Holders, direct the Indenture Trustee to waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Servicing Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. Promptly after the execution of any such waiver, the Servicer shall furnish copies of such waiver to each of the Rating Agencies.

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SECTION 7.04.    Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice of any event that, with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

SECTION 7.05.    Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

SECTION 8.01.    Amendment.

(a)           This Servicing Agreement may be amended in writing by the Servicer and the Issuer with the prior written consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition; provided, that any such amendment may not adversely affect the interest of any Holder in any material respect without the consent of the Holders of a majority of the Outstanding Amount. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(b)           Prior to the execution of any amendment to this Servicing Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of external counsel stating that such amendment is authorized and permitted by this Servicing Agreement and all conditions precedent, if any, provided for in this Servicing Agreement relating to such amendment have been satisfied and upon the Opinion of Counsel from external counsel referred to in Section 3.01(c)(i). The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects their own rights, duties, indemnities or immunities under this Servicing Agreement or otherwise.

SECTION 8.02.    Maintenance of Accounts and Records.

(a)           The Servicer shall maintain accounts and records as to the Securitization Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between Securitization Charge Payments received by the Servicer and Securitization Charge Collections from time to time deposited in the Collection Account.

(b)           The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Securitization Property and the Securitization Charges. Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

23

SECTION 8.03.           Notices. Any notice, report or other communication given hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(a)                     in the case of the Servicer, to Consumers Energy Company, at One Energy Plaza, Jackson, Michigan 49201, Attention: Corporate Secretary, Telephone: (517) 788-2158, Facsimile: (517) 788-6911;

(b)                     in the case of the Issuer, to Consumers 2014 Securitization Funding LLC, at One Energy Plaza, Jackson, Michigan 49201, Attention: Manager, Telephone: (517) 788-1030, Facsimile: (517) 788-6911;

(c)                      in the case of the Indenture Trustee, to the Corporate Trust Office;

(d)                     in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: servicerreports@moodys.com (all such notices to be delivered to Moody’s in writing by email); and

(e)                      in the case of S&P, to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@standardandpoors.com (all such notices to be delivered to S&P in writing by email).

Each party hereto may, by notice given in accordance herewith to the other party or parties hereto, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

SECTION 8.04.           Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Servicing Agreement concerning the resignation of the Servicer, this Servicing Agreement may not be assigned by the Servicer. Any assignment of this Servicing Agreement is subject to satisfaction of any conditions set forth in the Intercreditor Agreement.

SECTION 8.05.           Limitations on Rights of Others. The provisions of this Servicing Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the other Basic Documents, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Servicing Agreement. Nothing in this Servicing Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Securitization Property or Securitization Bond Collateral or under or in respect of this Servicing Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and to

24

this Servicing Agreement may be asserted or exercised only by the Commission (or by its counsel in the name of the Commission) for the benefit of such Customer.

SECTION 8.06.           Severability. Any provision of this Servicing Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.07.           Separate Counterparts. This Servicing Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.08.           Governing Law. This Servicing Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 8.09.           Assignment to Indenture Trustee. The Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder. In no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

SECTION 8.10.           Nonpetition Covenants. Notwithstanding any prior termination of this Servicing Agreement or the Indenture, the Servicer shall not, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer for any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

SECTION 8.11.           Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Servicing Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

25

SECTION 8.12.           Rule 17g-5 Compliance. The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Servicing Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Securitization Bonds or undertaking credit rating surveillance of the Securitization Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

SECTION 8.13.           Indenture Trustee Actions. In acting hereunder, the Indenture Trustee shall have the rights, protections and immunities granted to it under the Indenture.

{SIGNATURE PAGE FOLLOWS}

26

IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

CONSUMERS 2014 SECURITIZATION FUNDING LLC,
as Issuer

			By:	/s/ DV Rao
				Name:	Venkat Dhenuvakonda Rao
				Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer

CONSUMERS ENERGY COMPANY,
as Servicer

			By:	/s/ DV Rao
				Name:	Venkat Dhenuvakonda Rao
				Title:	Vice President and Treasurer

ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NEW YORK MELLON,
as Indenture Trustee

By:	/s/ Esther Antoine
	Name:	Esther Antoine
	Title:	Vice President

Signature Page to

Securitization Property Servicing Agreement

EXHIBIT A

SERVICING PROCEDURES

The Servicer agrees to comply with the following servicing procedures:

SECTION 1.  CAPITALIZED TERMS.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Securitization Property Servicing Agreement dated as of July 22, 2014 (the “Servicing Agreement”) by and between Consumers Energy Company, as servicer, and Consumers 2014 Securitization Funding LLC.

SECTION 2.  SERVICING PROCEDURES.

The following procedures will be used by the Servicer under the Servicing Agreement for calculating the Daily Remittance:

(a)                                 File Creation. Each Servicer Business Day, a file is created from the billing systems containing the billing data (i.e. Securitization Rate Class, total charges billed, total Securitization Charges billed and total kilowatt-hours delivered), and a file is created with collection data (i.e. total collections by Securitization Rate Class).

(b)                                 Billing Data. For an entire Billing Period, the total Billed Securitization Charges for each Securitization Rate Class are divided by the total charges billed by the Servicer (and Consumers Energy) for each Securitization Rate Class, creating the “Securitization Ratio” for each such Securitization Rate Class.

(c)                                  Collection Data. Each Servicer Business Day, after giving effect to collections (including Securitization Charge Collections) on such Servicer Business Day, the total collections for each Securitization Rate Class are multiplied by the prior Billing Period’s Securitization Ratio for such Securitization Rate Class. The aggregate of such products for all Securitization Rate Classes constitutes the Daily Remittance for such Servicer Business Day.

(d)                                 Monthly Summary. At the end of each Billing Period, the total of the Daily Remittances for such Billing Period are summarized and reported to the Indenture Trustee.

(e)                                  Reconciliations. Reconciliations will be prepared within one month after the bank statement cutoff date. Explanations for reconciling items shall be included in the monthly summary and resolved during the State of Michigan escheatment period.

A-1

EXHIBIT B

FORM OF MONTHLY SERVICER’S CERTIFICATE

See Attached.

B-1

MONTHLY SERVICER’S CERTIFICATE

Consumers 2014 Securitization Funding LLC
$378,000,000 Securitization Bonds, Series 2014A

Pursuant to Section 3.01(b) of the Securitization Property Servicing Agreement dated as of July 22, 2014 by and between Consumers Energy Company, as Servicer, and Consumers 2014 Securitization Funding LLC, as Issuer (the “Servicing Agreement”), the Servicer does hereby certify as follows:

Capitalized terms used but not defined in this Monthly Servicer’s Certificate have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections or subsections of the Servicing Agreement.

Current BILLING MONTH: {                    }

Current BILLING MONTH: { / /20 } - { / /20 }	COLLECTION CURVE { }%

Standard Billing for prior BILLING MONTH

Residential Total Billed	${ }
Residential SECURITIZATION CHARGE (“SC”) Billed	${ }	{ . }%

Primary Total Billed	${ }
Primary SC Billed	${ }	{ . }%

Secondary Total Billed	${ }
Secondary SC Billed	${ }	{ . }%

Other Total Billed	${ }
Other SC Billed	${ }	{ . }%

YTD Net Write-offs as a % of Billed Revenue
Non-Residential Class Customer Write-offs	{ . }%
Residential Class Customer Write-offs	{ . }%
Total Write-offs	{ . }%

Aggregate SC Collections

Total SC Remitted for BILLING MONTH
Residential SC Collected	${ }
Primary SC Collected	${ }
Secondary SC Collected	${ }
Other SC Collected	${ }
Sub-Total of SC Collected	${ }

Total SC Collected and Remitted	${ }

Aggregate SC Remittances for { 20 } BILLING MONTH	${ }
Aggregate SC Remittances for { 20 } BILLING MONTH	${ }
Aggregate SC Remittances for { 20 } BILLING MONTH	${ }

Total Current SC Remittances	${ }

Current BILLING MONTH: { / /20 } - { / /20 }	COLLECTION CURVE { }%

Calculated SC Collected Amount

Residential

Rate Code	Description	Amount Collected
{ }	{ }	$	{ }
{ }	{ }	$	{ }
{ }	{ }	$	{ }
{ }	{ }	$	{ }
	Total Residential	$	{ }

Primary

Rate Code	Description	Amount Collected
{ }	{ }	$	{ }
{ }	{ }	$	{ }
{ }	{ }	$	{ }
{ }	{ }	$	{ }
	Total Primary	$	{ }

Secondary

Rate Code	Description	Amount Collected
{ }	{ }	$	{ }
{ }	{ }	$	{ }
{ }	{ }	$	{ }
{ }	{ }	$	{ }
	Total Secondary	$	{ }

Other

Rate Code	Description	Amount Collected
{ }	{ }	$	{ }
{ }	{ }	$	{ }
{ }	{ }	$	{ }
{ }	{ }	$	{ }
	Total Other	$	{ }

Total SC Collected		$	{ }

Executed as of this {        } day of {                    } 20{    }.

CONSUMERS ENERGY COMPANY,
as Servicer

By:
Name:
Title:

CC:                          Consumers 2014 Securitization Funding LLC

EXHIBIT C

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

See attached.

C-1

SEMI-ANNUAL SERVICER’S CERTIFICATE

Pursuant to Section 4.01(c)(ii) of the Securitization Property Servicing Agreement, dated as of July 22, 2014 (the “Servicing Agreement”), by and between CONSUMERS ENERGY COMPANY, as servicer (the “Servicer”), and CONSUMERS 2014 SECURITIZATION FUNDING LLC, the Servicer does hereby certify, for the {                    }, 20{    } Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used but not defined herein have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Collection Periods: {                    } to {                    }

Payment Date: {                    }, 20{    }

1.                                      Collections Allocable and Aggregate Amounts Available for the Current Payment Date:

i.	Remittances for the { } Collection Period	${ }
ii.	Remittances for the { } Collection Period	${ }
iii.	Remittances for the { } Collection Period	${ }
iv.	Remittances for the { } Collection Period	${ }
v.	Remittances for the { } Collection Period	${ }
vi.	Remittances for the { } Collection Period	${ }
vii.	Investment Earnings on Capital Subaccount	${ }
viii.	Investment Earnings on Excess Funds Subaccount	${ }
ix.	Investment Earnings on General Subaccount	${ }
x.	General Subaccount Balance (sum of i through ix above)	${ }
xi.	Excess Funds Subaccount Balance as of prior Payment Date	${ }
xii.	Capital Subaccount Balance as of prior Payment Date	${ }
xiii.	Collection Account Balance (sum of xi through xii above)	${ }

2.                                      Outstanding Amounts of as of prior Payment Date:

i.	Tranche { } Outstanding Amount	${ }
ii.	Tranche { } Outstanding Amount	${ }
iii.	Tranche { } Outstanding Amount	${ }
iv.	Aggregate Outstanding Amount of all Tranches	${ }

1

3.                                      Required Funding/Payments as of Current Payment Date:

	Principal	Principal Due
i.	Tranche { }	$	{ }
ii.	Tranche { }	$	{ }
iii.	Tranche { }	$	{ }
iv.	All Tranches	$	{ }

Interest

Tranche	Interest Rate		Days in Interest Period(1)	Principal Balance		Interest Due
v. Tranche { }	{ }	%	{ }	$	{ }	$	{ }
vi. Tranche { }	{ }	%	{ }	$	{ }	$	{ }
vii. Tranche { }	{ }	%	{ }	$	{ }	$	{ }

viii.	All Tranches					$	{ }

	Required Level		Funding Required
ix. Capital Subaccount	$	{ }	$	{ }

4.                                      Allocation of Remittances as of Current Payment Date Pursuant to 8.02(e) of Indenture:

i. Trustee Fees and Expenses; Indemnity Amounts(2)	${ }
ii. Servicing Fee	${ }
iii. Administration Fee	${ }
iv. Operating Expenses	${ }

Tranche	Aggregate		Per $1,000 of Original Principal Amount
v. Semi-Annual Interest (including any past-due for prior periods)					$	{ }
1. Tranche { } Interest Payment	$	{ }	$	{ }
2. Tranche { } Interest Payment	$	{ }	$	{ }
3. Tranche { } Interest Payment	$	{ }	$	{ }
	$	{ }
vi. Principal Due and Payable as a Result of an Event of Default or on Final Maturity Date					$	{ }
1. Tranche { } Interest Payment	$	{ }	$	{ }
2. Tranche { } Interest Payment	$	{ }	$	{ }
3. Tranche { } Interest Payment	$	{ }	$	{ }
	$	{ }
vii. Semi-Annual Principal					$	{ }
1. Tranche { } Interest Payment	$	{ }	$	{ }
2. Tranche { } Interest Payment	$	{ }	$	{ }
3. Tranche { } Interest Payment	$	{ }	$	{ }
	$	{ }
viii. Other unpaid Operating Expenses					$	{ }
ix. Funding of Capital Subaccount (to required level)					$	{ }

(1)  On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.

(2)  Subject to ${       } annual cap.

2

x. Capital Subaccount Investment Earnings to Consumers Energy	$	{ }
xi. Deposit to Excess Funds Subaccount	$	{ }
xii. Released to Issuer upon Retirement of all Securitization Bonds	$	{ }
xiii. Aggregate Remittances as of Current Payment Date	$	{ }

5.                                      Outstanding Amount and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i.	Tranche { }	${ }
ii.	Tranche { }	${ }
iii.	Tranche { }	${ }
iv.	Aggregate Outstanding Amount of all Tranches	${ }
v.	Excess Funds Subaccount Balance	${ }
vi.	Capital Subaccount Balance	${ }
vii.	Aggregate Collection Account Balance	${ }

6.                                      Subaccount Withdrawals as of Current Payment Date (if applicable, pursuant to Section 8.02(e) of Indenture:

i.	Excess Funds Subaccount	${ }
ii.	Capital Subaccount	${ }
iii.	Total Withdrawals	${ }

7.                                      Shortfalls in Interest and Principal Payments as of Current Payment Date:

i.	Semi-annual Interest
	Tranche { } Interest Payment	${ }
	Tranche { } Interest Payment	${ }
	Tranche { } Interest Payment	${ }
	Total	${ }
ii.	Semi-annual Principal
	Tranche { } Principal Payment	${ }
	Tranche { } Principal Payment	${ }
	Tranche { } Principal Payment	${ }
	Total	${ }

8.                                      Shortfalls in Payment of Capital Subaccount Investment Earnings as of Current Payment Date:

i.	Capital Subaccount Investment Earnings	${ }

9.                                      Shortfalls in Required Subaccount Levels as of Current Payment Date:

i.	Capital Subaccount	${ }

3

In WITNESS WHEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate this {        } day of {                    }, 20{    }.

CONSUMERS ENERGY COMPANY,
as Servicer

By:
Name:
Title:

4

EXHIBIT D

FORM OF SERVICER CERTIFICATE

See attached.

D-1

SERVICER CERTIFICATE

The undersigned hereby certifies that the undersigned is the duly elected and acting {                    } of CONSUMERS ENERGY COMPANY, as servicer (the “Servicer”) under the Securitization Property Servicing Agreement dated as of July 22, 2014 (the “Servicing Agreement”) by and between the Servicer and CONSUMERS 2014 SECURITIZATION FUNDING LLC, and further certifies that:

1.                                      The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2.                                      With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Sponsor’s annual report on Form 10-K:

Regulation AB Reference	Servicing Criteria	Assessment
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; transaction agreements do not provide for a back-up servicer.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Not applicable; transaction agreements do not require a fidelity bond or errors and omissions policy.
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Applicable.
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable.

1

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Applicable; no advances by the Servicer are permitted under the transaction agreements, except for payments of certain indemnities.
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Applicable, but no current assessment is required since the related accounts are maintained by the Indenture Trustee.
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Exchange Act.

Applicable, but no current assessment required; all “custodial accounts” are maintained by the Indenture Trustee.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all payments made by wire transfer.
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are: (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Applicable; assessment below.

2

Regulation AB Reference	Servicing Criteria	Assessment
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

Applicable; assessment below.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by the Indenture Trustee.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of Securitization Property are contemplated or allowed under the transaction documents.
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset agreements.

Applicable; assessment below.

3

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (Securitization Charge) is not an interest-bearing instrument.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Applicable; assessment below.
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Applicable; limited assessment below. Servicer actions governed by Commission regulations.
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets, including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transaction agreements due to availability of “true-up” mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; Securitization Charges are not interest-bearing instruments.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

Not applicable.

4

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Not applicable; Servicer does not make payments on behalf of obligors.
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction agreements.
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction agreements.

3.                                      To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ended the end of the fiscal year covered by the Sponsor’s annual report on Form 10-K. {If not true, include description of any material instance of noncompliance.}

4.                                      {PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the Servicer’s assessment of compliance with the applicable servicing criteria as of and for the period ended the end of the fiscal year covered by the Sponsor’s annual report on Form 10-K.

5.}                                Capitalized terms used but not defined herein have their respective meanings as set forth in the Servicing Agreement.

5

Executed as of this {        } day of {                    }, 20{    }.

CONSUMERS ENERGY COMPANY,
as Servicer

By:
Name:
Title:

6

EXHIBIT E

FORM OF CERTIFICATE OF COMPLIANCE

See attached.

E-1

CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that the undersigned is the duly elected and acting {                    } of CONSUMERS ENERGY COMPANY, as servicer (the “Servicer”) under the Securitization Property Servicing Agreement dated as of July 22, 2014 (the “Servicing Agreement”) by and between the Servicer and CONSUMERS 2014 SECURITIZATION FUNDING LLC, and further certifies that:

1.             A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended {                    }, 20{    } has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement.

2.             To the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended {                    }, 20{    }, except as set forth on Exhibit A hereto.

Executed as of this {        } day of {                    }, 20{    }.

CONSUMERS ENERGY COMPANY,
as Servicer

By:
Name:
Title:

EXHIBIT A

TO

CERTIFICATE OF COMPLIANCE

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events that with the giving of notice, the lapse of time, or both, would become Servicer Defaults, known to the undersigned occurred during the twelve months ended {                    }, 20{    }:

Nature of Default	Status
{ }	{ }

EXHIBIT F

EXPECTED AMORTIZATION SCHEDULE

See Attached.

F-1

EXPECTED AMORTIZATION SCHEDULE

Outstanding Principal Balance Per Tranche

Semi-Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Closing Date	$124,500,000.00	$139,000,000.00	$114,500,000.00
05/01/15	$111,459,019.74	$139,000,000.00	$114,500,000.00
11/01/15	$98,993,029.25	$139,000,000.00	$114,500,000.00
05/01/16	$86,805,748.60	$139,000,000.00	$114,500,000.00
11/01/16	$74,376,732.93	$139,000,000.00	$114,500,000.00
05/01/17	$61,823,849.44	$139,000,000.00	$114,500,000.00
11/01/17	$48,965,946.28	$139,000,000.00	$114,500,000.00
05/01/18	$36,505,831.08	$139,000,000.00	$114,500,000.00
11/01/18	$23,697,663.02	$139,000,000.00	$114,500,000.00
05/01/19	$10,850,402.08	$139,000,000.00	$114,500,000.00
11/01/19	—	$136,784,621.67	$114,500,000.00
05/01/20	—	$123,832,978.20	$114,500,000.00
11/01/20	—	$110,544,516.62	$114,500,000.00
05/01/21	—	$97,129,942.59	$114,500,000.00
11/01/21	—	$83,296,263.74	$114,500,000.00
05/01/22	—	$69,627,888.41	$114,500,000.00
11/01/22	—	$55,511,769.55	$114,500,000.00
05/01/23	—	$41,307,040.44	$114,500,000.00
11/01/23	—	$26,734,292.38	$114,500,000.00
05/01/24	—	$12,140,566.27	$114,500,000.00
11/01/24	—	—	$111,687,407.75
05/01/25	—	—	$96,596,587.62
11/01/25	—	—	$81,003,751.37
05/01/26	—	—	$65,515,731.30
11/01/26	—	—	$49,502,297.99
05/01/27	—	—	$33,330,923.03
11/01/27	—	—	$16,714,614.06
05/01/28	—	—	—

APPENDIX A

DEFINITIONS AND RULES OF CONSTRUCTION

A.            Defined Terms. The following terms have the following meanings:

“17g-5 Website” is defined in Section 10.18(a) of the Indenture.

“Account Records” is defined in Section 1(a)(i) of the Administration Agreement.

“Act” is defined in Section 10.03(a) of the Indenture.

“Additional Interim True-Up Adjustment” means any Interim True-Up Adjustment made pursuant to Section 4.01(b)(iii) of the Servicing Agreement.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, by and between Consumers Energy and the Issuer.

“Administration Fee” is defined in Section 2 of the Administration Agreement.

“Administrator” means Consumers Energy, as Administrator under the Administration Agreement, or any successor Administrator to the extent permitted under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Wheeling” means a Person’s use of direct access service where an electric utility delivers electricity generated at a Person’s industrial site to that Person or that Person’s affiliate at a location, or general aggregated locations, within the State of Michigan that was either one of the following: (a) for at least 90 days during the period from January 1, 1996 to October 1, 1999, supplied by Self-Service Power, but only to the extent of the capacity reserved or load served by Self-Service Power during the period; or (b) capable of being supplied by a Person’s cogeneration capacity within the State of Michigan that has had since January 1, 1996 a rated capacity of 15 megawatts or less, was placed in service before December 31, 1975 and has been in continuous service since that date. The term affiliate for purposes of this definition means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another specified entity, where control means, whether through an ownership, beneficial, contractual or equitable interest, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person or the ownership of at least 7% of an entity either directly or indirectly.

“Amendatory Schedule” means a revision to service riders or any other notice filing filed with the Commission in respect of the Securitization Rate Schedule pursuant to a True-Up Adjustment.

“Annual Accountant’s Report” is defined in Section 3.04(a) of the Servicing Agreement.

“Annual True-Up Adjustment” means each adjustment to the Securitization Charges made in accordance with Section 4.01(b)(i) of the Servicing Agreement.

“Annual True-Up Adjustment Date” means the first billing cycle of August of each year, commencing in August, 2015.

“Authorized Denomination” means, with respect to any Securitization Bond, the authorized denomination therefor specified in the Series Supplement, which shall be at least $100,000 and, except as otherwise provided in the Series Supplement, integral multiples of $1,000 in excess thereof.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).

“Basic Documents” means the Indenture, the Administration Agreement, the Sale Agreement, the Bill of Sale, the Certificate of Formation, the LLC Agreement, the Servicing Agreement, the Series Supplement, the Intercreditor Agreement, the Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement delivered pursuant to Section 2.02(a) of the Sale Agreement.

“Billed Securitization Charges” means the amounts of Securitization Charges billed by the Servicer.

“Billing Period” means the period created by dividing the calendar year into 12 consecutive periods of approximately 21 Servicer Business Days.

“Bills” means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers by Consumers Energy in its capacity as Servicer.

“Bond Interest Rate” means, with respect to any Tranche of Securitization Bonds, the rate at which interest accrues on the Securitization Bonds of such Tranche, as specified in the Series Supplement.

“Book-Entry Form” means, with respect to any Securitization Bond, that such Securitization Bond is not certificated and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and the Series Supplement pursuant to which such Securitization Bond was issued.

“Book-Entry Securitization Bonds” means any Securitization Bonds issued in Book-Entry Form; provided, however, that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Securitization Bonds are to be issued to the Holder of such Securitization Bonds, such Securitization Bonds shall no longer be “Book-Entry Securitization Bonds”.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Detroit, Michigan, Jackson, Michigan, New York, New York or Cincinnati, Ohio are, or DTC or the Corporate Trust Office is, authorized or obligated by law, regulation or executive order to be closed.

“Calculation Period” means, with respect to any True-Up Adjustment, the period comprised of the 12 consecutive Collection Periods beginning with the Collection Period in which such True-Up Adjustment would go into effect; provided, that, in the case of any True-Up Adjustment that would go into effect after the date that is 12 months prior to the last Scheduled Final Payment Date, the Calculation Period shall begin on the date the True-Up Adjustment would go into effect and end on the Payment Date following such True-Up Adjustment date; provided, further, that, for the purpose of calculating the first Periodic Payment Requirement as of the Closing Date, “Calculation Period” means, initially, the period commencing on the Closing Date and ending on the last day of the billing cycle of July, 2015.

“Capital Subaccount” is defined in Section 8.02(a) of the Indenture.

“Capital Subaccount Investment Earnings” shall mean, for any Payment Date with respect to any Calculation Period, the sum of (a) an amount equal to investment earnings since the previous Payment Date (or, in the case of the first Payment Date, since the Closing Date) on the initial amount deposited by Consumers Energy in the Capital Subaccount plus (b) any such amounts not paid on any prior Payment Date.

“Certificate of Compliance” means the certificate referred to in Section 3.03 of the Servicing Agreement and substantially in the form of Exhibit E to the Servicing Agreement.

“Certificate of Formation” means the Certificate of Formation filed with the Secretary of State of the State of Delaware on March 6, 2014 pursuant to which the Issuer was formed.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with such Clearing Agency.

“Closing Date” means July 22, 2014, the date on which the Securitization Bonds are originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement.

“Code” means the Internal Revenue Code of 1986.

“Collection Account” is defined in Section 8.02(a) of the Indenture.

“Collection in Full of the Securitization Charges” means the day on which the aggregate amounts on deposit in the General Subaccount and the Excess Funds Subaccount are sufficient to pay in full all the Outstanding Securitization Bonds and to replenish any shortfall in the Capital Subaccount.

“Collection Period” means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.

“Commission” means the Michigan Public Service Commission.

“Commission Regulations” means any regulations, including temporary regulations, promulgated by the Commission pursuant to Michigan law.

“Company Minutes” is defined in Section 1(a)(iv) of the Administration Agreement.

“Consumers Energy” means Consumers Energy Company, a Michigan corporation.

“Corporate Trust Office” means the office of the Indenture Trustee at which, at any particular time, its corporate trust business shall be administered, which office as of the Closing Date is located at 101 Barclay Street, 7 East, New York, New York 10286, Attention: Asset Backed Securities Unit, Telephone: (212) 815-5331, Facsimile: (212) 815-2830, or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders of Securitization Bonds and the Issuer, or the principal corporate trust office of any successor trustee designated by like notice.

“Covenant Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Customers” means all existing and future retail electric distribution customers of Consumers Energy or its successors, including all existing and future retail electric customers who are obligated to pay Securitization Charges pursuant to the Financing Order, except that “Customers” shall exclude (i) customers taking retail open access service from Consumers Energy as of December 6, 2013 to the extent that those retail open access customers remain, without transition to bundled service, on Consumers Energy’s retail choice program, (ii) customers to the extent they obtain or use Self-Service Power and (iii) customers to the extent engaged in Affiliate Wheeling.

“Daily Remittance” is defined in Section 6.11(a) of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Securitization Bonds” is defined in Section 2.11 of the Indenture.

“Delaware UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of Delaware.

“DTC” means The Depository Trust Company.

“Eligible Account” means a segregated non-interest-bearing trust account with an Eligible Institution.

“Eligible Institution” means:

(a)           the corporate trust department of the Indenture Trustee, so long as any of the securities of the Indenture Trustee has a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade; or

(b)           a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s or (B) a short-term issuer rating of “A-1+” or higher by S&P and “P-1” or higher by Moody’s or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

If so qualified under clause (b) of this definition, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

“Eligible Investments” means instruments or investment property that evidence:

(a)           direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)           demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of, or bankers’ acceptances issued by, any depository institution (including the Indenture Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Securitization Bonds;

(c)           commercial paper (including commercial paper of the Indenture Trustee, acting in its commercial capacity, and other than commercial paper of Consumers Energy or any of its Affiliates), which at the time of purchase is rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Securitization Bonds;

(d)           investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody’s and S&P;

(e)           repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with Eligible Institutions;

(f)            repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker/dealer acting as principal and that meets the ratings criteria set forth below:

(i)            a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any such broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of entering into such repurchase obligation; or

(ii)           an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; and

(g)           any other investment permitted by each of the Rating Agencies;

in each case maturing not later than the Business Day preceding the next Payment Date or Special Payment Date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments that are redeemable on demand shall be deemed to satisfy the foregoing requirement). Notwithstanding the foregoing: (1) no securities or investments that mature in 30 days or more shall be “Eligible Investments” unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A2” from Moody’s and also has a long-term unsecured debt rating of at least “A+” from S&P; (2) no securities or investments described in clauses (b) through (d) above that have maturities of more than 30 days but less than or equal to 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; and (3) no securities or investments described in clauses (b) through (d) above that have maturities of more than 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “Aa3” from Moody’s and a short-term unsecured debt rating of at least “P1” from Moody’s.

“Event of Default” is defined in Section 5.01 of the Indenture.

“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expected Amortization Schedule” means, with respect to any Tranche, the expected amortization schedule related thereto set forth in the Series Supplement.

“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three federal funds brokers of recognized standing selected by it.

“Final” means, with respect to the Financing Order, that the Financing Order has become final, that the Financing Order is not being appealed and that the time for filing an appeal thereof has expired.

“Final Maturity Date” means, with respect to each Tranche of Securitization Bonds, the final maturity date therefor as specified in the Series Supplement.

“Financing Order” means the financing order issued by the Commission to Consumers Energy on December 6, 2013, Case No. U-17473, authorizing the creation of the Securitization Property. Consumers Energy unconditionally accepted all conditions and limitations requested by such order in a letter dated January 24, 2014 from Consumers Energy to the Commission.

“General Subaccount” is defined in Section 8.02(a) of the Indenture.

“Global Securitization Bond” means a Securitization Bond to be issued to the Holders thereof in Book-Entry Form, which Global Securitization Bond shall be issued to the Clearing Agency, or its nominee, in accordance with Section 2.11 of the Indenture and the Series Supplement.

“Governmental Authority” means any nation or government, any U.S. federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, grant a lien upon, a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture and the Series Supplement. A Grant of the Securitization Bond Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Securitization Bond Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” means the Person in whose name a Securitization Bond is registered on the Securitization Bond Register.

“Indemnified Losses” is defined in Section 5.03 of the Servicing Agreement.

“Indemnified Party” is defined in Section 6.02(a) of the Servicing Agreement.

“Indemnified Person” is defined in Section 5.01(f) of the Sale Agreement.

“Indenture” means the Indenture, dated as of the Closing Date, by and between the Issuer and The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee and as Securities Intermediary.

“Indenture Trustee” means The Bank of New York Mellon, a New York banking corporation, as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee for the benefit of the Secured Parties, under the Indenture.

“Independent” means, when used with respect to any specified Person, that such specified Person (a) is in fact independent of the Issuer, any other obligor on the Securitization Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or person performing similar functions.

“Independent Certificate” means a certificate to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” is defined in Section 4.01(a) of the LLC Agreement.

“Independent Manager Fee” is defined in Section 4.01(a) of the LLC Agreement.

“Insolvency Event” means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such specified Person or any substantial part of its property in an involuntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the Closing Date or thereafter, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or ordering the winding-up or liquidation of such specified Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such specified Person of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the Closing Date or thereafter, or the consent by such specified Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such specified Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or the making by such specified Person of any general assignment for the benefit of creditors, or the failure by such specified Person generally to pay its debts as such debts become due, or the taking of action by such specified Person in furtherance of any of the foregoing.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, by and among the Issuer, the Indenture Trustee, Consumers Energy, the parties to the accounts receivables sale program of Consumers Receivables Funding II, LLC, Consumers Funding LLC and the trustee for the securitization bonds issued by Consumers Funding LLC, and any subsequent such agreement.

“Interim True-Up Adjustment” means either a Semi-Annual Interim True-Up Adjustment made in accordance with Section 4.01(b)(ii) of the Servicing Agreement or an Additional Interim True-Up Adjustment made in accordance with Section 4.01(b)(iii) of the Servicing Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

“Issuer” means Consumers 2014 Securitization Funding LLC, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Securitization Bonds.

“Issuer Documents” is defined in Section 1(a)(iv) of the Administration Agreement.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Issuer Request” means a written request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Legal Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Securitization Bonds.

“Lien” means a security interest, lien, mortgage, charge, pledge, claim or encumbrance of any kind.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Consumers 2014 Securitization Funding LLC, dated as of the Closing Date.

“Losses” means (a) any and all amounts of principal of and interest on the Securitization Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order that are not made when so required and (b) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

“Manager” means each manager of the Issuer under the LLC Agreement.

“Member” has the meaning specified in the first paragraph of the LLC Agreement.

“Michigan UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of Michigan.

“Monthly Servicer’s Certificate” is defined in Section 3.01(b)(i) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.. References to Moody’s are effective so long as Moody’s is a Rating Agency.

“NRSRO” is defined in Section 10.18(b) of the Indenture.

“NY UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee.

“Ongoing Other Qualified Costs” means the Qualified Costs described as such in the Financing Order, including Operating Expenses and any other costs identified in the Basic Documents; provided, however, that Ongoing Other Qualified Costs do not include the Issuer’s costs of issuance of the Securitization Bonds and Consumers Energy’s costs of retiring existing debt and equity securities.

“Operating Expenses” means all unreimbursed fees, costs and out-of-pocket expenses of the Issuer, including all amounts owed by the Issuer to the Indenture Trustee (including indemnities, legal fees and expenses) or any Manager, the Servicing Fee, the Administration Fee, legal and accounting fees, Rating Agency and related fees (i.e. website provider fees) and any franchise or other taxes owed by the Issuer, including on investment income in the Collection Account.

“Opinion of Counsel” means one or more written opinions of counsel, who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party.

“Outstanding” means, as of the date of determination, all Securitization Bonds theretofore authenticated and delivered under the Indenture, except:

(a)           Securitization Bonds theretofore canceled by the Securitization Bond Registrar or delivered to the Securitization Bond Registrar for cancellation;

(b)           Securitization Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Securitization Bonds; and

(c)           Securitization Bonds in exchange for or in lieu of other Securitization Bonds that have been issued pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Securitization Bonds are held by a Protected Purchaser;

provided, that, in determining whether the Holders of the requisite Outstanding Amount of the Securitization Bonds or any Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Securitization Bonds owned by the Issuer, any other obligor upon the Securitization Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding (unless one or more such Persons owns 100% of such Securitization Bonds), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securitization Bonds that the Indenture Trustee actually knows to be so owned shall be so disregarded. Securitization Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Securitization Bonds and that the pledgee is not the Issuer, any other obligor upon the Securitization Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Securitization Bonds, or, if the context requires, all Securitization Bonds of a Tranche, Outstanding at the date of determination.

“Paying Agent” means, with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the Securitization Bonds pursuant to the Indenture.

“Payment Date” means, with respect to any Tranche of Securitization Bonds, the dates specified in the Series Supplement; provided, that if any such date is not a Business Day, the Payment Date shall be the Business Day succeeding such date.

“Periodic Billing Requirement” means, for any Calculation Period, the aggregate amount of Securitization Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirement on a timely basis.

“Periodic Interest” means, with respect to any Payment Date, the periodic interest for such Payment Date as specified in the Series Supplement.

“Periodic Payment Requirement” for any Calculation Period means the total dollar amount of Securitization Charge Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such Calculation Period (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and that are projected to be available for payments on the Securitization Bonds at the end of such Calculation Period and including any shortfalls in Periodic Payment Requirements for any prior Calculation Period) in order to ensure that, as of the last Payment Date occurring in such Calculation Period, (a) all accrued and unpaid interest on the Securitization Bonds then due shall have been paid in full on a timely basis, (b) the Outstanding Amount of the Securitization Bonds is equal to the Projected Unpaid Balance on each Payment Date during such Calculation Period, (c) the balance on deposit in the Capital Subaccount equals the Required Capital Level and (d) all other fees and expenses due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided, that, with respect to any Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the date that is one year prior to the last Scheduled Final Payment Date for the Securitization Bonds, the Periodic Payment Requirements shall be calculated to ensure that sufficient Securitization Charges will be collected to retire the Securitization Bonds in full as of the next Payment Date.

“Periodic Principal” means, with respect to any Payment Date, the excess, if any, of the Outstanding Amount of Securitization Bonds over the outstanding principal balance specified for such Payment Date on the Expected Amortization Schedule.

“Permitted Lien” means the Lien created by the Indenture.

“Permitted Successor” is defined in Section 5.02 of the Sale Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority.

“Predecessor Securitization Bond” means, with respect to any particular Securitization Bond, every previous Securitization Bond evidencing all or a portion of the same debt as that evidenced by such particular Securitization Bond, and, for the purpose of this definition, any Securitization Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Securitization Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Securitization Bond.

“Premises” is defined in Section 1(g) of the Administration Agreement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Unpaid Balance” means, as of any Payment Date, the sum of the projected outstanding principal amount of each Tranche of Securitization Bonds for such Payment Date set forth in the Expected Amortization Schedule.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Qualified Costs” means all qualified costs as defined in Section 10h(g) of the Securitization Law allowed to be recovered by Consumers Energy under the Financing Order.

“Rating Agency” means, with respect to any Tranche of Securitization Bonds, any of Moody’s or S&P that provides a rating with respect to the Securitization Bonds. If no such organization (or successor) is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, at least ten Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of S&P and Moody’s to the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of Securitization Bonds; provided, that, if, within such ten Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (a) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request and, if it has, promptly request the related Rating Agency Condition confirmation and (b) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Record Date” means one Business Day prior to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Securitization Bond is registered on the Securitization Bond Register.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123.

“Reimbursable Expenses” is defined in Section 2 of the Administration Agreement.

“Released Parties” is defined in Section 6.02(d) of the Servicing Agreement.

“Required Capital Level” means an amount of capital equal to 0.5% of the initial principal amount of the Securitization Bonds.

“Requirement of Law” means any foreign, U.S. federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Responsible Officer” means, with respect to: (a) the Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, any Assistant Vice President, any Secretary, any Assistant Treasurer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Indenture Trustee), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business. References to S&P are effective so long as S&P is a Rating Agency.

“Sale Agreement” means the Securitization Property Purchase and Sale Agreement, dated as of the Closing Date, by and between the Issuer and Consumers Energy, and acknowledged and accepted by the Indenture Trustee.

“Scheduled Final Payment Date” means, with respect to each Tranche of Securitization Bonds, the date when all interest and principal is scheduled to be paid with respect to that Tranche in accordance with the Expected Amortization Schedule, as specified in the Series Supplement. For the avoidance of doubt, the Scheduled Final Payment Date with respect to any Tranche shall be the last Scheduled Payment Date set forth in the Expected Amortization Schedule relating to such Tranche. The “last Scheduled Final Payment Date” means the Scheduled Final Payment Date of the latest maturing Tranche of Securitization Bonds.

“Scheduled Payment Date” means, with respect to each Tranche of Securitization Bonds, each Payment Date on which principal for such Tranche is to be paid in accordance with the Expected Amortization Schedule for such Tranche.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Securitization Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee.

“Secured Parties” means the Indenture Trustee, the Holders and any credit enhancer described in the Series Supplement.

“Securities Act” means the Securities Act of 1933.

“Securities Intermediary” means The Bank of New York Mellon, a New York banking corporation, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Securitization Bond Collateral” is defined in the preamble of the Indenture.

“Securitization Bond Register” is defined in Section 2.05 of the Indenture.

“Securitization Bond Registrar” is defined in Section 2.05 of the Indenture.

“Securitization Bonds” means the securitization bonds authorized by the Financing Order and issued under the Indenture.

“Securitization Charge” means any securitization charges as defined in Section 10h(i) of the Securitization Law that are authorized by the Financing Order.

“Securitization Charge Collections” means Securitization Charges actually received by the Servicer to be remitted to the Collection Account.

“Securitization Charge Payments” means the payments made by Customers based on the Securitization Charges.

“Securitization Law” means the laws of the State of Michigan adopted in June 2000 enacted as 2000 PA 142.

“Securitization Property” means all securitization property as defined in Section 10h(j) of the Securitization Law created pursuant to the Financing Order and under the Securitization Law, including the right to impose, collect and receive the Securitization Charges in an amount necessary to provide the full recovery of all Qualified Costs, the right under the Financing Order to obtain periodic adjustments of Securitization Charges under Section 10k(3) of the Securitization Law and all revenue, collections, payments, moneys and proceeds arising out of the rights and interests described under Section 10(j) of the Securitization Law. The term “Securitization Property” when used with respect to Consumers Energy means and includes the rights of Consumers Energy that exist prior to the time that such rights are first transferred in connection with the issuance of the Securitization Bonds so as to become Securitization Property in accordance with Section 10j(2) of the Securitization Law and the Financing Order.

“Securitization Property Records” is defined in Section 5.01 of the Servicing Agreement.

“Securitization Rate Class” means one of the four separate rate classes to whom Securitization Charges are allocated for ratemaking purposes in accordance with the Financing Order.

“Securitization Rate Schedule” means the Tariff sheets to be filed with the Commission stating the amounts of the Securitization Charges, as such Tariff sheets may be amended or modified from time to time pursuant to a True-Up Adjustment.

“Self-Service Power” means (a) electricity generated and consumed at an industrial site or contiguous industrial site or single commercial establishment or single residence without the use of an electric utility’s transmission and distribution system or (b) electricity generated primarily by the use of by-product fuels, including waste water solids, which electricity is consumed as part of a contiguous facility, with the use of an electric utility’s transmission and distribution system, but only if the point or points of receipt of the power within the facility are not greater than three miles distant from the point of generation. A site or facility with load existing on the effective date of the Securitization Law that is divided by an inland body of water or by a public highway, road or street but that otherwise meets this definition meets the contiguous requirement of this definition regardless of whether Self-Service Power was being generated on the effective date of the Securitization Law. A commercial or industrial facility or single residence that meets the requirements of clause (a) above or clause (b) above meets this definition whether or not the generation facility is owned by an entity different from the owner of the commercial or industrial site or single residence.

“Seller” is defined in the preamble to the Sale Agreement.

“Semi-Annual Interim True-Up Adjustment” means any Interim True-Up Adjustment made pursuant to Section 4.01(b)(ii) of the Servicing Agreement.

“Semi-Annual Servicer’s Certificate” is defined in Section 4.01(c)(ii) of the Servicing Agreement.

“Series Supplement” means the indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of the Securitization Bonds.

“Servicer” means Consumers Energy, as Servicer under the Servicing Agreement.

“Servicer Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Detroit, Michigan, Jackson, Michigan, New York, New York or Cincinnati, Ohio are authorized or obligated by law, regulation or executive order to be closed, on which the Servicer maintains normal office hours and conducts business.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under Exhibit A to the Servicing Agreement, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

“Servicing Agreement” means the Securitization Property Servicing Agreement, dated as of the Closing Date, by and between the Issuer and Consumers Energy, and acknowledged and accepted by the Indenture Trustee.

“Servicing Fee” is defined in Section 6.06(a) of the Servicing Agreement.

“Servicing Standard” means the obligation of the Servicer to calculate, apply, remit and reconcile proceeds of the Securitization Property, including Securitization Charge Payments, and all other Securitization Bond Collateral for the benefit of the Issuer and the Holders (a) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (b) in accordance with all applicable procedures and requirements established by the Commission for collection of electric utility tariffs and (c) in accordance with the other terms of the Servicing Agreement.

“Special Payment Date” means the date on which, with respect to any Tranche of Securitization Bonds, any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the Securitization Bonds of such Tranche that is not actually paid within five days of the Payment Date applicable thereto is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means, with respect to any Special Payment Date, the close of business on the fifteenth day (whether or not a Business Day) preceding such Special Payment Date.

“Sponsor” means Consumers Energy, in its capacity as “sponsor” of the Securitization Bonds within the meaning of Regulation AB.

“State” means any one of the fifty states of the United States of America or the District of Columbia.

“State Pledge” means the pledge of the State of Michigan as set forth in Section 10n(2) of the Securitization Law.

“Subaccounts” is defined in Section 8.02(a) of the Indenture.

“Successor” means any successor to Consumers Energy under the Securitization Law, whether pursuant to any bankruptcy, reorganization or other insolvency proceeding or pursuant to any merger, acquisition, sale or transfer, by operation of law, as a result of electric utility restructuring or otherwise.

“Successor Servicer” is defined in Section 3.07(e) of the Indenture.

“Tariff” means the most current version on file with the Commission of Sheet No. C-43.10 and Sheet No. D-5.10 of Consumers Energy’s Rate Book for Electric Service, M.P.S.C. 13 — Electric, or substantially comparable sheets included in a later complete revision of Consumers Energy’s Rate Book for Electric Service approved and on file with the Commission.

“Tax Returns” is defined in Section 1(a)(iii) of the Administration Agreement.

“Temporary Securitization Bonds” means Securitization Bonds executed and, upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Securitization Bonds pursuant to Section 2.04 of the Indenture.

“Termination Notice” is defined in Section 7.01 of the Servicing Agreement.

“Tranche” means any one of the groupings of Securitization Bonds differentiated by amortization schedule, interest rate or sinking fund schedule, as specified in the Series Supplement.

“True-Up Adjustment” means any Annual True-Up Adjustment or Interim True-Up Adjustment, as the case may be.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specifically provided.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Underwriters” means the underwriters who purchase Securitization Bonds of any Tranche from the Issuer and sell such Securitization Bonds in a public offering.

“Underwriting Agreement” means the Underwriting Agreement, dated July 14, 2014, by and among Consumers Energy, the representatives of the several Underwriters named therein and the Issuer.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the option of the issuer thereof.

“Weighted Average Days Outstanding” means the weighted average number of days Consumers Energy’s monthly bills to Customers remain outstanding during the calendar year preceding the calculation thereof pursuant to Section 4.01(b)(i) of the Servicing Agreement.

B.            Rules of Construction. Unless the context otherwise requires, in each Basic Document to which this Appendix A is attached:

(a)           All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control.

(b)           The term “including” means “including without limitation”, and other forms of the verb “include” have correlative meanings.

(c)           All references to any Person shall include such Person’s permitted successors and assigns, and any reference to a Person in a particular capacity excludes such Person in other capacities.

(d)           Unless otherwise stated in any of the Basic Documents, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(e)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document. References to Articles, Sections, Appendices and Exhibits in any Basic Document are references to Articles, Sections, Appendices and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document.

(f)            The various captions (including the tables of contents) in each Basic Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.

(g)           The definitions contained in this Appendix A apply equally to the singular and plural forms of such terms, and words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(h)           Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in such agreement or document) and include any attachments thereto.

(i)            References to any law, rule, regulation or order of a Governmental Authority shall include such law, rule, regulation or order as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(j)            The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(k)           The word “or” is not exclusive.

(l)            All terms defined in the relevant Basic Document to which this Appendix A is attached shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(m)          A term has the meaning assigned to it.

EXHIBIT D TO INTERCREDITOR AGREEMENT

Exhibit I of the RPA and the RSA (brackets indicate differences between RPA and RSA):

“Receivable” means all indebtedness and other obligations owed to {the Seller or the} Originator (at the time it arises, and before giving effect to any transfer or conveyance under the {Receivables Sale} Agreement {or hereunder}) {or Buyer (after giving effect to the transfers under the Agreement)} or in which {the Seller or the} Originator {or Buyer} has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods, electricity or gas or the rendering of services by Originator, and which is identified on the books and records of Originator {or the Seller} (including its accounting system) with the account code “Account 1460000 Customer Receivables” or “Account 1460201 — A/R Other” (or, in each case, any subsequent or replacement account code used to identify similar indebtedness or other similar obligations owed to {the Seller or} Originator), and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto.  Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor{, the Seller} or Originator treats such indebtedness, rights or obligations as a separate payment obligation.  Notwithstanding the foregoing, “Receivable” does not include: (A) (i) 2001 Transferred Securitization Property or (ii) the books and records relating solely to the 2001 Transferred Securitization Property; provided that the determination of what constitutes collections of the 2001 Securitization Charges in respect of 2001 Transferred Securitization Property shall be made in accordance with the calculation methodology specified in Annex 2 to the 2001 Servicing Agreement; or (B) (i) 2014 Transferred Securitization Property or (ii) the books and records relating solely to the 2014 Transferred Securitization Property; provided that the determination of what constitutes collections of the 2014 Securitization Charges in respect of 2014 Transferred Securitization Property shall be made in accordance with the calculation methodology specified in Exhibit A to the 2014 Servicing Agreement.

Exhibit I of the RPA:

“2001 Securitization Charge” means “Securitization Charge” as defined in Appendix A to the 2001 Servicing Agreement.

“2001 Securitization Charge Collections” means “Securitization Charge Collections” as defined in Appendix A to the 2001 Servicing Agreement.

“2001 Securitization Property” means “securitization property” within the meaning of the Michigan Customer Choice and Electricity Reliability Act, 2000 PA 141 and 2000 PA

142 as approved in the financing order issued by the Michigan Public Service Commission on October 24, 2000, as amended.

“2001 Servicing Agreement” means the Servicing Agreement dated as of November 8, 2001 between Consumers Funding LLC and Consumers Energy Company, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent and each Managing Agent (to the extent such consent is required by the terms of this Agreement).

“2001 Transferred Securitization Property” means “Transferred Securitization Property” as defined in Appendix A to the 2001 Servicing Agreement.

“2014 Securitization Charge” means “Securitization Charge” as defined in Appendix A to the 2014 Servicing Agreement.

“2014 Securitization Charge Collections” means “Securitization Charge Collections” as defined in Appendix A to the 2014 Servicing Agreement.

“2014 Securitization Property” means “Securitization Property” as defined in Appendix A to the 2014 Servicing Agreement.

“2014 Servicing Agreement” means the Securitization Property Servicing Agreement dated as of July 22, 2014 between Consumers 2014 Securitization Funding LLC and Consumers Energy Company, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent and each Managing Agent (to the extent such consent is required by the terms of this Agreement).

“2014 Transferred Securitization Property” means 2014 Securitization Property that has been sold, assigned and/or transferred to Consumers 2014 Securitization Funding LLC pursuant to the 2014 Sale Agreement and the Bill of Sale (as defined in the 2014 Sale Agreement).

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of July 22, 2014 among BNS, Liberty Street Funding LLC, The Bank of New York Mellon, as trustee under the indenture of Consumers Funding LLC, Consumers Funding LLC, The Bank of New York Mellon, as trustee under the indenture of Consumers 2014 Securitization Funding LLC, Consumers 2014 Securitization Funding LLC, Consumers Receivables

Funding II, LLC and Consumers Energy Company, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Lock-Box” means each postal box or code listed on Exhibit IV over which the Administrative Agent has been granted control pursuant to a P.O. Box Transfer Notice.

“Purchasers” means any Conduit or Financial Institution, as applicable.

“Servicing Agreements” means the 2001 Servicing Agreement and the 2014 Servicing Agreement.

“Specified Accounts” means each Collection Account identified as a “Specified Account” on Exhibit IV and each other Collection Account designated by the Administrative Agent as a Specified Account in accordance with Section 7.1(j).

Section 2.9 of the RPA:

Payment Allocations.  The Servicer shall, upon receipt of payments of amounts billed and collected from Obligors on their utility bills, allocate those receipts on a daily basis among Collections of Receivables, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections in accordance with the calculation methodologies specified in Annex 2 to the 2001 Servicing Agreement and Exhibit A to the 2014 Servicing Agreement.

First sentence of Section 7.1(j) of the RPA and Section 4.1(i) of the RSA (brackets indicate differences between RPA and RSA):

Collections. {Such Seller Party}{Originator} will cause (i) all checks representing Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections to be remitted to a Lock-Box, (ii) all other amounts in respect of Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections to be deposited directly to a Collection Account, (iii) all proceeds from all Lock-Boxes to be deposited by the {Servicer}{Originator} into a Collection Account, (iv) all funds in each Collection Account which is not a Specified Account to be remitted to a Specified Account as soon as is reasonably practicable and (v) each Specified Account to be subject at all times to a Collection Account Agreement that is in full force and effect.

Section 7.2(i) of the RPA and Section 4.2(g) of the RSA (brackets indicate differences between RPA and RSA):

Commingling. {Such Seller Party}{Originator} shall not deposit or otherwise credit, or cause or permit to be so deposited or credited{,} to{,} any Lock-Box or Collection Account cash or cash proceeds other than Collections, 2001 Securitization Charge Collections and 2014 Securitization Charge Collections.

First sentence of Section 8.2(b) of the RPA:

The Servicer will instruct all Obligors to pay all Collections, all 2001 Securitization Charge Collections and all 2014 Securitization Charge Collections directly to a Lock-Box or Collection Account.

Section 13.15 of the RPA:

Intercreditor Agreement. Each Purchaser and each Managing Agent hereby agrees to be bound by the terms of, and the Administrative Agent’s covenants, agreements, waivers and acknowledgements under, the Intercreditor Agreement.